      As Filed with the Securities and Exchange Commission on May 12, 1999
                                                       Registration No. 333-
                                                       Registration No. 333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _______________________________________

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    _______________________________________


                               USABancShares, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

Pennsylvania                              551111                 23-2806495
--------------------------------------------------------------------------------
(State or Other                (Primary North American        (I.R.S. Employer
Jurisdiction of                 Industrial  Classification   Identification No.)
Incorporation or Organization)       System Number)

                               USA Capital Trust I
--------------------------------------------------------------------------------
         (Exact Name of Registrant as Specified in Its Trust Agreement)

Delaware                                  525920                 25-6639461
--------------------------------------------------------------------------------
(State or Other                (Primary North American        (I.R.S. Employer
Jurisdiction of                 Industrial  Classification   Identification No.)
Incorporation or Organization)       System Number)

      1535 Locust Street, Philadelphia, Pennsylvania 19102, (215) 569-4200
--------------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)

                                Kenneth L. Tepper
                      President and Chief Executive Officer
                               USABancShares, Inc.
                               1535 Locust Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 569-4200

--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies To:

                           Stephen T. Burdumy, Esquire
                Klehr, Harrison, Harvey, Branzburg & Ellers, LLP
                               1401 Walnut Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 568-6060
                    _______________________________________


         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
     Title of Each Class Of          Amount to be        Proposed Maximum      Proposed Maximum        Amount of
           Securities                 Registered        Offering Price Per    Aggregate Offering   Registration Fee
        To Be Registered                                     Unit (1)             Price (1)
--------------------------------------------------------------------------------------------------------------------
Series B Capital Securities          $10,000,000              100%             $10,000,000           $2,780.00
of USA Capital Trust I
--------------------------------------------------------------------------------------------------------------------
Series B Junior                      $10,000,000              100%             $10,000,000              N/A
Subordinated Deferrable
Interest Debentures of
USABancShares, Inc. (2)
--------------------------------------------------------------------------------------------------------------------
USABancShares, Inc. Series                N/A                  N/A                   N/A                N/A
B Guarantee with respect to
Series B Capital
Securities(3)
--------------------------------------------------------------------------------------------------------------------
Total                                $10,000,000(4)           100%             $10,000,000(4)        $2,780.00
====================================================================================================================

(1)      Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of USABancShares, Inc. distributed upon any liquidation of USA Capital Trust I.
(3) No separate consideration will be received for the USABancShares, Inc. Series B Guarantee.
(4) Such amount represents the liquidation amount of the USA Capital Trust I Series B Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of USA Capital Trust I.


The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                              SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED MAY ___, 1999

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               USA CAPITAL TRUST I

                                Offer to exchange
                        Series B 9.50% Capital Securities
            (Liquidation Amount $1,000 per Series B Capital Security)
                       for any and all of its outstanding
                        Series A 9.50% Capital Securities
            (Liquidation Amount $1,000 per Series A Capital Security)

     Fully and Unconditionally Guaranteed as described in this Prospectus by

                               USABancShares, Inc.

         USA Capital Trust I, a Delaware statutory business trust, is offering to exchange up to $10,000,000 aggregate liquidation amount of its Series B 9.50% Capital Securities (the "Exchange Capital Securities") for a similar amount of its outstanding Series A 9.50% Capital Securities (the "Original Capital Securities"). The Exchange Capital Securities are registered under the Securities Act of 1933. There is currently $10,000,000 aggregate liquidation amount of the Original Capital Securities outstanding.

         As part of this exchange offer, USABancShares, Inc. is also offering to exchange its guarantee of USA Capital Trust I's obligations under the Original Capital Securities (the "Original Guarantee") for a similar guarantee of USA Capital Trust I's obligations under the Exchange Capital Securities (the "Exchange Guarantee"), as described in this Prospectus. Also as part of this exchange offer, USABancShares, Inc. is offering to exchange up to $10,000,000 of its Series B 9.50% Junior Subordinated Debentures (the "Exchange Junior Subordinated Debentures") for a similar amount of its Series A 9.50% Junior Subordinated Debentures (the "Original Junior Subordinated Debentures"). The Exchange Guarantee and the Exchange Junior Subordinated Debentures are also registered under the Securities Act.

         The terms of the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee are the same as the terms of the Original Capital Securities, the Original Junior Subordinated Debentures and the Original Guarantee except that:

         o each of the exchanged securities are registered under the Securities Act and do not have the same restrictions on transfer as the original securities;

         o the distribution rate on the Exchange Capital Securities will not have the potential to increase; and

         o the Exchange Junior Subordinated Debentures will not be entitled to any liquidated damages.

         This Prospectus and a transmittal letter describing the procedures for exchanging original securities for the exchange securities are first being mailed to all of the holders of the original securities on May __, 1999.

         You should carefully consider the "Risk Factors" beginning on page 11 before deciding whether to exchange your Original Capital Securities for Exchange Capital Securities.

         These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is May __, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

         USABancShares files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission in compliance with the information reporting requirements of the Exchange Act. You may read and copy any document that USABancShares files with the Securities and Exchange Commission at the following locations:

Public Reference Room      New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center            Citicorp Center
     Room 1024                    Suite 1300             500 West Madison Street
Washington, DC 20549          New York, NY 10048               Suite 1400
                                                          Chicago, IL 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. USABancShares' filings are also available to the public from commercial document retrieval services and from the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         Separate financial statements of USA Capital Trust I are not included in this Prospectus. We do not believe that such financial statements are helpful because USA Capital Trust I is a newly formed special purpose entity; USA Capital Trust I has no operating history or independent operations; and USA Capital Trust I is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "USA Capital Trust I." In addition, USABancShares does not expect that USA Capital Trust I will file reports and other information under the Exchange Act with the Securities and Exchange Commission.

         This Prospectus is part of a registration statement filed by USABancShares and the Trust with the Securities and Exchange Commission under the Securities Act. As allowed by Securities and Exchange Commission rules, this Prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. You should review the registration statement and the exhibits filed with such registration statement for further information regarding USABancShares, USA Capital Trust I and the Exchange Capital Securities being offered by this Prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the Securities and Exchange Commission at the addresses listed above.


                           FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this Prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

         Important factors that may cause actual results to differ from projections include, for example,

         o general economic conditions, including their impact on capital expenditures;

         o  business conditions in the financial services industry;

         o  the regulatory environment;

         o  rapidly changing technology and evolving banking industry standards;

         o competitive factors, including increased competition with community, regional and national financial institutions;

         o  new services and products offered by competitors; and

         o  price pressures.

                                     SUMMARY

         This summary provides an overview of selected information contained elsewhere in this Prospectus and does not contain all the information you should consider. Therefore, you should also read the more detailed information appearing elsewhere in this Prospectus and USABancShares' financial statements. As used in this Prospectus: (i) the "Indenture" means the Indenture, dated as of March 9, 1999, as amended and supplemented from time to time, between USABancShares and Wilmington Trust Company, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures; (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to USA Capital Trust I by and among USABancShares, as Sponsor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the three individual trustees (the "Administrative Trustees") named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Trust; (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities between USABancShares and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"); and (iv) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities. In addition, as the context may require, (i) "Capital Securities" and "Trust Securities" include the Exchange Capital Securities and the Original Capital Securities, (ii) "Junior Subordinated Debentures" includes the Exchange Junior Subordinated Debentures and the Original Junior Subordinated Debentures and (iii) "Guarantee" includes the Exchange Guarantee and the Original Guarantee.

                               USABancShares, Inc.

         USABancShares is a Pennsylvania corporation headquartered in Philadelphia, Pennsylvania and was organized in November 1995 in order to facilitate the acquisition of People's Thrift Savings Bank, which changed its name to "BankPhiladelphia" in July 1998. BankPhiladelphia, which is the primary business of USABancShares, has operated as a community-based financial institution for over 110 years. BankPhiladelphia was originally organized in 1887 as a mutual building and loan association and converted to a Pennsylvania-chartered stock savings bank in December 1990. Since USABancShares' acquisition of BankPhiladelphia, senior management has undertaken a dual strategy of (i) aggressively growing BankPhiladelphia's loan portfolio through the purchase of pools of primarily performing loans at a discount, and (ii) expanding BankPhiladelphia's retail banking franchise with an increasing emphasis on loan originations (including loan participations with local financial institutions). In April 1997, USABancShares acquired USACapital, Inc., a registered broker-dealer which is engaged in the business of trading stocks, bonds, annuities and other investment-related products to the general public.

         Since December 31, 1995, USABancShares has experienced significant growth. Total assets have increased from $25.8 million at December 31, 1995 to $165.1 million at December 31, 1998. Net loans receivable have grown from $7.0 million at December 31, 1995 to $102.1 million at December 31, 1998. This loan growth has been principally funded by deposits, which have increased from $20.8 million at December 31, 1995 to $114.3 million at December 31, 1998. Stockholders' equity increased from $4.7 million at December 31, 1995 to $13.6 million at December 31, 1998, primarily due to a private placement of $7.5 million of common stock which was completed in February 1998.

         USABancShares, as a registered bank holding company, is subject to examination and regulation by the Board of Governors of the Federal Reserve System. BankPhiladelphia, as a Pennsylvania-chartered savings bank, is subject to comprehensive regulation and examination by the Pennsylvania Department of Banking, as its chartering authority and primary regulator, and by the Federal Deposit Insurance Corporation, which administers the Bank Insurance Fund, which insures BankPhiladelphia's deposits to the maximum extent permitted by law. BankPhiladelphia is a member of the Federal Home Loan Bank of Pittsburgh. BankPhiladelphia is further subject to regulations of the Board of Governors of the Federal Reserve System governing reserves required to be maintained against deposits and certain other matters. See "Regulation of USABancShares and BankPhiladelphia."

         USABancShares' executive offices are located at 1535 Locust Street, Philadelphia, Pennsylvania 19102. BankPhiladelphia has retail locations at 1535 Locust Street in Center City Philadelphia, Plymouth Meeting, Pennsylvania, and a "mini" branch known as "eBank" in the office, restaurant and retail complex known as "The Bellevue" in Center City Philadelphia. BankPhiladelphia will open its fourth retail location in Wynnewood, Pennsylvania during the second quarter of 1999. USABancShares' telephone number is (215) 569-4200.

                               USA Capital Trust I

         The Trust is a statutory business trust created under Delaware law upon execution of a declaration of trust and the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees, who are officers of USABancShares. USA Capital Trust I exists exclusively to:

         o  issue and sell the Trust Securities;

         o use the proceeds from the sale of the Trust Securities to acquire Junior Subordinated Debentures issued by USABancShares ; and

         o engage in only those other activities necessary or incidental to such activities (such as registering the transfer of the Trust Securities).

         The Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenue of the Trust. All of the common securities issued by USA Capital Trust I (the "Common Securities") are owned by USABancShares.

                                               The Exchange Offer
The Exchange Offer..........................   We are offering to exchange up to $10,000,000 aggregate liquidation amount of Exchange Capital Securities for an equal aggregate liquidation amount of Original Capital Securities. You may exchange all of your
                                               Original Capital Securities or less than all of them provided that the
                                               Original Capital Securities you exchange have a liquidation amount of at least $100,000 (100 Capital Securities) or any integral multiple of $1,000
                                               (one Capital Security) in excess of $100,000.

                                               We are making this exchange offer in order to satisfy our obligations under a Registration Rights Agreement relating to your Original Capital
                                               Securities. See "The Exchange Offer" for a description of the procedures for tendering your Original Capital Securities.

Expiration Date.............................   The exchange offer will expire at 5:00 p.m., New York City time, on
                                               _________, 1999, unless we extend it (in which case the expiration date will be the latest date and time to which we extend the exchange offer).
                                               See "The Exchange Offer--Expiration Date; Extension; Amendments."

Conditions to the Exchange Offer............   The exchange offer is subject to certain conditions, which we have the discretion to waive.  The exchange offer is not conditioned upon the tender of any minimum liquidation amount of Original Capital Securities. See
                                               "Exchange Offer--Conditions to the Exchange Offer."

Terms of the Exchange Offer.................   We reserve the right, in our discretion and subject to applicable law, at any time and from time to time:

                                               o  to delay the acceptance of the Original Capital Securities for exchange;

                                               o  to end the exchange offer if certain specified conditions are not satisfied;

                                               o  to extend the exchange offer's expiration date and keep all of the Original
                                                  Capital Securities tendered pursuant to the exchange offer, subject, however, to your right to withdraw your tendered Original Capital
                                                  Securities; or

                                        3

                                               o  to waive any condition or otherwise change the terms of the exchange offer in any way.

                                               See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights...........................   You may withdraw your tender of Original Capital Securities at any time before the expiration date by delivering written notice of such withdrawal to the exchange agent as provided in the procedures described below under the caption "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Original Capital Securities.................   You must appropriately complete and sign a letter of transmittal and mail, fax or hand deliver it, together with any other documents required by the letter of transmittal, to the exchange agent, either with your Original
                                               Capital Securities or in compliance with the specified procedures for guaranteed delivery of Original Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If your Original Capital Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such  person promptly if you wish to tender your Original Capital Securities pursuant to the exchange offer.  See "The Exchange Offer--Procedures for Tendering
                                               Original Capital Securities."

                                               Please do not send your letter of transmittal and certificates representing your Original Capital Securities to us. You should only send such documents to the exchange agent.

Resales of Exchange Capital Securities......   In making the exchange offer, we are relying on the position of the staff of the Securities and Exchange Commission's Division of Corporation
                                               Finance contained in certain interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Therefore, there is no guarantee that the staff of the Securities and
                                               Exchange Commission's Division of Corporation Finance would make a similar determination regarding the exchange offer as it has in the interpretive letters to third parties.

                                               Accordingly, based on these interpretations, and subject to the provisions of the two immediately following paragraphs, we believe that you may sell or otherwise transfer Exchange Capital Securities issued to you pursuant to this exchange offer in exchange for your Original Capital Securities (so long as you are not a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act.

                                               However, if you are an "Affiliate" (as defined in Rule 144 promulgated under the Securities Act) of either USABancShares or the Trust, if you intend to participate in the exchange offer for the purpose of distributing the Exchange Capital Securities, or if you are a broker-dealer who purchased the Original Capital Securities from USA Capital Trust I to resell them pursuant to Rule 144A or any other available exemption under the Securities Act:

                                               o  you will not be able to rely on the interpretations described above;


                                               o  you will not be permitted or entitled to tender such Original Capital
                                                  Securities in the exchange offer; and

                                               o  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of your Original Capital Securities unless such sale is made pursuant to an exemption from such requirements.

                                        4

                                               In addition, as described below, if you are a broker-dealer holding
                                               Original Capital Securities which you acquired for your own account as a result of market-making or other trading activities and you exchange such
                                               Original Capital Securities for Exchange Capital Securities, then you must deliver a prospectus which meets the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.


                                               If you wish to exchange your Original Capital Securities for Exchange
                                               Capital Securities, you will be required to represent that:

                                               o  you are not an Affiliate of either USABancShares  or the Trust;

                                              o   you are acquiring Exchange Capital Securities in the ordinary course of your business;

                                               o  you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such
                                                  Exchange Capital Securities; and

                                               o  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities.

                                               If you are a broker-dealer receiving Exchange Capital Securities for your own account in exchange for Original Capital Securities, and if such
                                               Original Capital Securities were acquired by you as a result of market-making or other trading activities, then you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities
                                               Act in connection with any resale of such Exchange Capital Securities. The letter of transmittal states that your acknowledgment and delivery of such a prospectus will mean that you will not be deemed to admit that you are an
                                               "underwriter" within the meaning of the Securities Act.

                                               Based on the interpretive letters referred to above, we believe that if you are a "Participating Broker-Dealer" who acquired Original Capital
                                               Securities for your own account as a result of market-making or other trading activities, you may fulfill your prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of your Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original
                                               Capital Securities) with a prospectus meeting the requirements of the
                                               Securities Act. This may be the prospectus prepared for an exchange offer as long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be changed or supplemented from time to time, may be used for such purposes.

                                               Nevertheless, subject to certain provisions in the Registration Rights
                                               Agreement and subject to the limitations described under the caption "The
                                               Exchange Offer--Resale of Exchange Capital Securities," we have agreed that this Prospectus, as it may be changed or supplemented from time to time, may be used by you if you are a "Participating Broker-Dealer" in connection with resales of such Exchange Capital Securities for a period which ends on the 180th day after the expiration date (subject to extension under certain limited circumstances) or, if earlier, when you have disposed of all such
                                               Exchange Capital Securities. See "Plan of Distribution."

                                               If you are a "Participating Broker-Dealer" and are also an Affiliate of
                                               USABancShares or the Trust, you may not rely on such interpretive letters and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale

                                        5

                                               transaction. See "The Exchange Offer--Resale of Exchange Capital
                                               Securities."

Exchange Agent..............................   The exchange agent with respect to the exchange offer is Wilmington
                                               Trust Company. The address, telephone and facsimile numbers of the exchange agent are listed in "The Exchange Offer--Exchange Agent" and in the letter of transmittal.

Use of Proceeds.............................   Neither USABancShares  nor USA Capital Trust I will receive any cash proceeds from the issuance of the Exchange Capital Securities.

Certain United States Federal
Income Tax Consequences;
ERISA Considerations........................   You should review carefully the information contained under the caption
                                               "Certain Federal Income Tax Considerations" and "ERISA
                                               Considerations" before tendering your Original Capital Securities in the exchange offer.


                                          The Exchange Capital Securities

Securities Offered..........................   We have registered up to $10,000,000 aggregate liquidation amount of the
                                               Trust's Exchange Capital Securities under the Securities Act.  The terms of the Exchange Capital Securities are the same as the terms of the
                                               Original Capital Securities, except that the Exchange Capital Securities:


                                               o  have been registered under the Securities Act;

                                               o  will not be subject to certain transfer restrictions applicable to the
                                                  Original Capital Securities; and

                                               o  will not provide for any increase in the distribution rate.

                                               See "Description of Exchange Securities."


Distribution Dates..........................   March 15 and  September 15 of each year, beginning September 15,
                                               1999.

Extension Periods...........................   If no default has occurred and is continuing, USABancShares  will have the right, at any time, to defer payments of interest on the Exchange Junior
                                               Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods (each an "Extension Period").  Distributions on the
                                               Exchange Capital Securities will be deferred during any Extension Period elected by USABancShares  with respect to the payment of interest on the
                                               Exchange Junior Subordinated Debentures. No Extension Period will extend beyond March 15, 2029 (the "Stated Maturity Date") of the
                                               Exchange Junior Subordinated Debentures. See "Description of Exchange
                                               Securities--Description of Junior Subordinated Debentures--Option to
                                               Extend Interest Payment Date."

                                               During an Extension Period, interest will continue to accrue on the
                                               Exchange Junior Subordinated Debentures. Therefore, holders of Exchange
                                               Capital Securities would be required to accrue income for United States federal income tax purposes. This means that you would have income from the
                                               Exchange Capital Securities for United States federal income tax purposes but that you would not receive any cash with which to pay any tax that might be due on that income. See "Certain Federal Income Tax
                                               Considerations--Original Issue Discount and Interest Income."

                                        6

                                               USABancShares does not currently intend to exercise its right to defer payments of interest by extending the interest payment period of the
                                               Exchange Junior Subordinated Debentures.

Ranking.....................................   The Exchange Capital Securities will rank equally with, and payments thereon will be made pro rata with, the Original Capital Securities and the
                                               Common Securities of USA Capital Trust I except as described under
                                               "Description of Exchange Securities--Description of Capital
                                               Securities--Subordination of Common Securities."

                                               The Exchange Junior Subordinated Debentures will rank equally with the
                                               Original Junior Subordinated Debentures and all other junior subordinated debentures to be issued by USABancShares pursuant to the Indenture with substantially similar subordination terms, and which are issued and sold to other trusts to be established by USABancShares similar to the Trust. The
                                               Exchange Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment as described in the Indenture to all Senior
                                               Indebtedness of USABancShares. See "Description of Exchange
                                               Securities--Description of Junior Subordinated Debentures--Subordination."

                                               The Exchange Guarantee will rank equally with the Original Guarantee and all other guarantees to be issued by USABancShares with respect to capital securities to be issued by other trusts to be established by USABancShares similar to the Trust, and will constitute an unsecured obligation of
                                               USABancShares and will rank subordinate and junior in right of payment as described in the Guarantee to all Senior Indebtedness. See "Description of
                                               Exchange Securities--Description of Guarantee--General."

                                               In addition, because USABancShares is a holding company, the Junior
                                               Subordinated Debentures and the Guarantee are effectively subordinated to all existing and future liabilities of USABancShares' subsidiaries, including BankPhiladelphia's deposits.

Redemption..................................   You may be required to sell your Exchange Capital Securities to USA
                                               Capital Trust I if the Junior Subordinated Debentures are prepaid. In this case, USA Capital Trust I will buy your Exchange Capital Securities at a redemption price equal to the applicable Optional Prepayment Price (as defined under "Description of Exchange Securities--Description of Junior
                                               Subordinated Debentures--Optional Prepayment") described in the
                                               Indenture.  USABancShares  may redeem the Junior Subordinated
                                               Debentures prior to maturity, in each case at the applicable Redemption
                                               Price (as defined under the heading "Description of Junior Subordinated
                                               Debentures--Description of Exchange Securities--Redemption"):

                                               o  in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures;

                                               o  in whole but not in part, at any time prior to March 15, 2009 contemporaneously with the optional prepayment of the Junior Subordinated
                                                  Debentures by USABancShares upon the occurrence and continuation of a
                                                  Special Event (as defined under "Description of Exchange
                                                  Securities--Description of Junior Subordinated Debentures--Special Event
                                                  Prepayment"); and

                                               o  in whole or in part, on or after March 15, 2009, contemporaneously with the optional prepayment of all or part of the Junior Subordinated
                                                  Debentures by USABancShares.

                                               See "Description of Capital Securities--Description of Exchange
                                               Securities--Redemption."

Reserve Account.............................   USABancShares  has established a reserve account in which it deposited
                                               $1.9 million (an amount equal to two years of interest payments on the
                                               Junior Subordinated Debentures) from the net proceeds of the sale of the
                                               Original Junior Subordinated Debentures. The amount deposited in the reserve account is invested in marketable securities.  USABancShares  is required to maintain the reserve account for two years from the date of issuance of the Junior Subordinated Debentures.  Thereafter, funds in the reserve account will be applied to make interest payments on the Junior
                                               Subordinated Debentures until the reserve account is exhausted.  Holders of the Junior Subordinated Debentures have a perfected security interest in the reserve account.  See "Description of Exchange
                                               Securities--Description of Junior Subordinated Debentures--Reserve
                                               Account."

Transfer Restrictions.......................   The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100
                                               Capital Securities) and multiples of $1,000 in excess of $100,000.

ERISA Considerations........................   You should consider carefully the restrictions on purchase described under the caption "ERISA Considerations."

Absence of Market for the Exchange
Capital Securities..........................   The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, we cannot assure you that any market will develop for the Exchange Capital Securities. We do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the National Association of
                                               Securities Dealers Automated Quotation System. See "Plan of
                                               Distribution."

Risk Factors................................   You should consider carefully the "Risk Factors" beginning on page 11.

                                        8

                        SELECTED FINANCIAL AND OTHER DATA

         Set forth below are selected financial and other data of USABancShares and BankPhiladelphia. This financial data is derived in part from, and it should be read in conjunction with the consolidated financial statements and related notes included in this Prospectus beginning on page F-1.

(Dollars in Thousands, except per share data)                                    At or for the Year Ended December 31,
                                                                                 -------------------------------------
                                                                                      1998                  1997
                                                                                      -----                 ----
Selected Financial Condition Data:
     Total assets.......................................................          $  165,106               $89,326
     Loans receivable, net..............................................             102,138                56,002
     Securities (1).....................................................              44,144                24,454
     Deposits...........................................................             114,387                70,474
     Borrowings (2).....................................................              35,305                12,638
     Stockholders' equity...............................................              13,597                 5,366
     Non-performing assets, net of discount (3).........................            2,022(4)                   287
     Book value per share (5)...........................................               $6.43               $  4.95

Selected Operations Data:
     Total interest income..............................................          $   12,352               $ 4,879
     Total interest expense.............................................               6,454                 2,530
                                                                                  ----------               -------
     Net interest income................................................               5,898                 2,349
     Provision for loan losses..........................................                 510                   415
                                                                                  ----------               -------
     Net interest income after
     provision for loan losses..........................................               5,388                 1,934
     Total non-interest income..........................................                 759                   314
     Total non-interest expense ........................................               3,700                 2,457(6)
                                                                                  ----------               -------
     Income before income taxes .......................................                2,447                  (209)
     Income tax provision...............................................                 957                    17
                                                                                  ----------               -------
     Net income (loss)..................................................          $    1,490               $  (226)
                                                                                  ==========               =======
     Net income (loss) per share (fully-diluted)(5).....................          $     0.70               $ (0.21)
                                                                                  ==========               =======

Performance Ratios (7):
    Return (loss) on average assets ....................................                1.16%                (0.09)%
    Return (loss) on average equity.....................................               12.81                 (1.10)
    Net interest margin (8) ............................................                4.87                  4.53
    Interest rate spread (8)............................................                4.54                  3.68
    Efficiency ratio (9)................................................               58.93                 79.35
    Non-interest expense to average total assets........................                2.88                  1.93
    Average interest-earning assets to average interest-bearing liabilities           106.14                117.50

Asset Quality Ratios:
    Non-performing loans, net of discount, to total loans, net of discount(3)           1.89                  0.50
    Non-performing assets, net of discount, to total assets(3)..........                1.22                  0.32
    Allowance for loan losses to total loans, net of discount...........                1.02                  1.01
    Allowance for loan losses and purchase discount as a percentage of total            5.85
    loans...............................................................                                      8.88
    Allowance for loan losses to total non-performing loans, net of discount (3)       53.72(10)            197.96

Capital Ratios(11):
    Equity to assets....................................................                 8.2                  6.01
    Tier 1 leverage capital ratio ......................................                 8.5                   5.4
    Tier 1 risk-based capital ratio.....................................                10.3                   7.0
    Total risk-based capital ratio......................................                11.2                   7.9

Other:
    Number of full-service branches.....................................                   3                     2
    Number of full-time employee equivalents............................                  39                    18

--------------------------

(1)   Includes securities classified as held-to-maturity and available for sale.

(2) Consists of advances from the Federal Home Loan Bank of Pittsburgh and, to a lesser extent, borrowings pursuant to line of credit facilities with local financial institutions.

(3) Non-performing loans consist of non-accrual loans and accruing loans 90 days or more overdue, net of applicable purchase discounts. Non-performing assets consist of non-performing loans and other real estate owned.

(4) The increase in non-performing assets during the year ended December 31, 1998 was due, in large part, to a single commercial real estate loan which became non-performing during the third quarter of 1998. See Note 10. See also "Business--Asset Quality--Delinquent Loans and Non-performing Assets."

(5) On each of July 18, 1997 and August 17, 1998, USABancShares paid a 33% stock dividend on its common stock. All per share data has been adjusted to reflect such stock dividends and has been calculated based on the weighted average number of shares outstanding during the period, assuming the conversion of the shares of Class B common stock into shares of Class A common stock. See "Management of USABancShares --Certain Relationships and Related Transactions."

(6) Includes a one-time charge of $344,000 during the fourth quarter of 1997 as a result of the recognition of compensation expense due to the mandatory conversion of USABancShares' Class B common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(7) With the exception of end of period ratios, all ratios are based on average monthly balances and are annualized where appropriate.

(8) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(9) Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income (less gains/losses on sales of assets and other non-recurring items).

(10) The significant decline in this ratio during the year ended December 31, 1998 was impacted by a single acquired commercial real estate loan. Management believes that this loan does not present a significant risk of loss to BankPhiladelphia on the basis of a current appraisal on the real estate securing the loan, the loan-to-value ratio thereon, the purchase discount and the specific reserve applied to such loan. As a general rule, in connection with BankPhiladelphia's purchase of loan pools, a portion of the discounted purchase price for each loan is not accreted into income but, rather, is identified as a cash discount and is not amortized into income until final resolution or collection of principal and interest on the loan in question. See "Risk Factors--Risks Related to USABancShares and BankPhiladelphia--Purchase Discount" and "Business--Asset Quality--Delinquent Loans and Non-performing Assets."

(11) The ratio of equity to assets is presented on a consolidated basis while the ratios of Tier 1 leverage capital, Tier 1 risk- based capital and total risk-based capital relate only to BankPhiladelphia. For information on USABancShares' and BankPhiladelphia's regulatory capital requirements, see "Regulation of USABancShares and BankPhiladelphia."

                                  RISK FACTORS

         You should carefully read the following risk factors and the other sections of this Prospectus in connection with the exchange offer and the Exchange Capital Securities. You should consider all of these risk factors to be important. The risk factors below do not necessarily appear in order of importance. Except where otherwise indicated, the following risk factors apply to both the Original Capital Securities and the Exchange Capital Securities.

 Risks Related to the Capital Securities and the Junior Subordinated Debentures

Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures

         The obligations of USABancShares under the Guarantee issued by USABancShares and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all of USABancShares' Senior Indebtedness. As of December 31, 1998, USABancShares had no Senior Indebtedness.

         USABancShares is a bank holding company. Therefore, its right to participate in any distribution of assets of any subsidiary (including BankPhiladelphia) upon the subsidiary's liquidation or reorganization or otherwise (and your ability to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, including depositors, in the case of BankPhiladelphia, except to the extent that USABancShares may itself be recognized as a creditor of that subsidiary. At December 31, 1998, BankPhiladelphia had total liabilities, including deposits, of $151.5 million. Accordingly, because the Junior Subordinated Debentures effectively are subordinated to all existing and future liabilities of USABancShares' subsidiaries, including BankPhiladelphia's deposit liabilities, you should look only to the assets of USABancShares, and not its subsidiaries, for payments on the Junior Subordinated Debentures. The Guarantee constitutes an unsecured obligation of USABancShares and ranks subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures. There is no limit to USABancShares' or BankPhiladelphia's ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Subordination."

         The ability of USA Capital Trust I to make payments with respect to the Capital Securities is solely dependent upon USABancShares making payments on the Junior Subordinated Debentures as and when required. If USABancShares defaults on its obligations to pay principal, premium or interest on the Junior Subordinated Debentures, USA Capital Trust I will not have sufficient funds to make distributions or to pay the liquidation amount of $1,000 per Capital Security. As a result, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you or the Property Trustee under certain circumstances may enforce the rights of USA Capital Trust I under the Junior Subordinated Debentures against USABancShares.

Limitations on Source of Funds

         USABancShares is a bank holding company regulated by the Board of Governors of the Federal Reserve System, and almost all of the operating assets of USABancShares are owned by BankPhiladelphia and USACapital. USABancShares relies primarily on dividends from BankPhiladelphia to meet its corporate expenses and will rely on such dividends to satisfy its obligations for payment of principal and interest on its outstanding debt obligations. Dividend payments from BankPhiladelphia are subject to (1) regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over BankPhiladelphia, (2) regulatory restrictions if such dividends would impair the capital of BankPhiladelphia and (3) BankPhiladelphia's profitability, financial condition and capital expenditures and other cash flow requirements. Bank regulatory agencies have authority to prohibit BankPhiladelphia or USABancShares from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of BankPhiladelphia or USABancShares, could be deemed to constitute such an unsafe or unsound practice. The Board of Governors of the Federal Reserve System has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition. During 1998, BankPhiladelphia paid no dividends to USABancShares.

         Under the Federal Deposit Insurance Act, BankPhiladelphia would be prohibited from making capital distributions, including the payment of dividends, if, after making any such distribution, BankPhiladelphia would become

"undercapitalized" (as such term is used in the statute). Based on BankPhiladelphia's current financial condition, USABancShares does not expect that this provision will have any impact on its ability to obtain dividends from BankPhiladelphia; however, no assurance can be given that BankPhiladelphia will be able to pay dividends in the future.

         USABancShares has established a reserve account in which USABancShares has deposited $1.9 million (an amount equal to two years of interest payments on the Junior Subordinated Debentures) from the net proceeds of the sale of the Original Junior Subordinated Debentures. The amount so deposited in the reserve account is invested in marketable securities. USABancShares will be required to maintain the reserve account for two years from the date of issuance of the Original Junior Subordinated Debentures. Thereafter, funds in the reserve account will be applied to make interest payments on the Junior Subordinated Debentures until the reserve account is exhausted. USABancShares may not defer payments of interest on the Junior Subordinated Debentures during any period where funds are maintained or required to be maintained in the reserve account. Holders of the Junior Subordinated Debentures have a perfected security interest in the reserve account. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Reserve Account."

Option to Extend Interest Payment Period; Tax Consequences; Market Price Consequences

         General. So long as no event of default under the Junior Subordinated Debentures has occurred and is continuing, USABancShares has the right, at one or more times, to defer interest payments on the Junior Subordinated Debentures for up to 10 consecutive semi-annual periods, but not beyond the Stated Maturity Date. As a consequence, USA Capital Trust I will defer distributions on the Capital Securities during any such deferral period. However, during this deferral period, you would still accumulate distributions at the rate of 9.50% per annum, plus you would accumulate additional distributions at the same rate of 9.50% per annum compounded semi-annually, on any unpaid distributions, to the extent permitted by law. The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures. During the pendency of any deferral period, USABancShares generally will be prohibited from, among other things, declaring or paying dividends on its capital stock or from making any payments on or repaying, repurchasing or redeeming any indebtedness which ranks equal to or junior in right of payment with the Junior Subordinated Debentures. USABancShares has covenanted that it does not intend to defer payments of interest on the Junior Subordinated Debentures during any period where funds are maintained or required to be maintained in the reserve account. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

         Prior to the termination of any deferral period, USABancShares may further extend the deferral period, provided that an extension may not cause the deferral period to exceed 10 consecutive semi-annual periods or to extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any deferral period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures, USABancShares may elect to begin a new deferral period, subject to certain requirements. There is no limitation on the number of times that USABancShares may elect to begin a deferral period. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

         Tax Consequences. During a deferral period, you will be required to continue to accrue interest income, in the form of Original Issue Discount, for U.S. federal income tax purposes in respect of your pro rata share of the Junior Subordinated Debentures held by the Trust, even if you are a cash basis taxpayer. As a result, you must include the accrued interest in your gross income for U.S. federal income tax purposes prior to your receiving cash. You will not receive the cash related to any accrued and unpaid interest from USA Capital Trust I if you sell your Capital Securities before the termination of any deferral period. Additionally, during a deferral period, accrued and unpaid distributions that are included in your gross income will increase your tax basis in the Capital Securities. If you sell your Capital Securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or will create a capital loss or increase the amount of any capital loss that you realize on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. See "Certain Federal Income Tax Considerations--Sales of Capital Securities."

         Market Price Consequences. USABancShares has no current intention of exercising its rights to defer interest payments on the Junior Subordinated Debentures. However, if it exercises this right in the future, the market price of the Capital Securities is likely to be affected. If you sell your Capital Securities during an interest deferral period, you may not receive the same return on your investment as someone else who continues to hold the Capital Securities.

         The Capital Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest on the underlying Junior Subordinated Debentures. See "Certain Federal Income Tax Considerations--Sales of Capital Securities" for a discussion of the U.S. federal income tax consequences that may result from a taxable disposition of your Capital Securities.

Redemption of the Capital Securities upon Certain Special Events

         At any time certain special events occur (an Investment Company Event, a Regulatory Capital Event or a Tax Event, in each case as defined under "Description of Junior Subordinated Debentures--Special Event Prepayment") and are continuing, USABancShares has the right to redeem the Junior Subordinated Debentures, in whole but not in part. The redemption of the Junior Subordinated Debentures will cause a mandatory redemption of the Capital Securities and the Common Securities within 90 days of such event at a redemption price equal to the liquidation amount of $1,000 per Capital Security plus any accrued and unpaid distributions. USABancShares will have to obtain any required regulatory approval before it redeems the Junior Subordinated Debentures under these provisions. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Redemption."

Liquidation Distribution of Junior Subordinated Debentures

         USABancShares has the right at any time to dissolve USA Capital Trust I and, after satisfaction of liabilities to creditors of USA Capital Trust I as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. USABancShares' ability to exercise this right is subject to its receipt of (1) an opinion of counsel stating that a distribution of the Junior Subordinated Debentures will not be a taxable event to you, and (2) any required regulatory approval. As a result, and subject to the terms of the Trust Agreement, the Trustees may distribute the Junior Subordinated Debentures to the holders of Trust Securities. Accordingly, you should carefully review all the information regarding the Junior Subordinated Debentures, as well as the Capital Securities, contained in this Prospectus. See "Description of Exchange Securities--Description of Capital Securities--Liquidation of USA Capital Trust I and Distribution of Junior Subordinated Debentures." Under current U.S. federal income tax law, a distribution of Junior Subordinated Debentures following the dissolution of USA Capital Trust I would not be a taxable event to you. If USA Capital Trust I is dissolved following an Investment Company Event, a Regulatory Capital Event or a Tax Event, and you receive distributions of cash, such distributions would constitute a taxable event to you. See "Certain Federal Income Tax Considerations--Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

Possible Adverse Effect on Market Prices

         We cannot predict the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed if a dissolution of USA Capital Trust I were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that you paid for the Capital Securities.

Limited Rights Under the Guarantee

         The Guarantee guarantees to you the following payments, to the extent not paid by or on behalf of the Trust:

         o any accumulated and unpaid distributions required to be paid on your Capital Securities, but only to the extent that USA Capital Trust I has funds on hand legally available for the payment of such distributions;

         o the redemption price with respect to your Capital Securities to be redeemed, but only to the extent that USA Capital Trust I has funds on hand legally available for the redemption of such Capital Securities at such time; and

         o upon a voluntary or involuntary dissolution, winding up or liquidation of USA Capital Trust I (unless the Junior Subordinated Debentures are distributed to you), the lesser of
             (a) the aggregate liquidation amount of your Capital Securities and all accumulated and unpaid distributions on your Capital Securities to the date of payment, to the extent that USA Capital Trust I has funds on hand legally available for the payment of such amounts at such time, and (b) the amount of assets of USA Capital Trust I remaining available for distribution to you at such time, after the satisfaction of liabilities to creditors of USA Capital Trust I as provided by applicable law.

         The holders of at least a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available with respect of the Guarantee or to direct the exercise of any trust power conferred under the Guarantee. As a holder of Capital Securities, you may, to the extent permitted by applicable law, institute a legal proceeding directly against USABancShares to enforce your rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If USABancShares were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, USA Capital Trust I would not have sufficient funds for the payment of distributions on the Capital Securities or amounts payable on redemption of the Capital Securities, in which case you will not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default (as defined under the heading "Description of Exchange Securities--Description of Junior Subordinated Debentures--Debenture Events of Default") shall have occurred and be continuing under the Indenture and such event is attributable to the failure of USABancShares to pay, among other things, the principal of or interest on the Junior Subordinated Debentures on the day on which such payment is due and payable, then you may institute a legal proceeding directly against USABancShares for enforcement of payment. Notwithstanding any payments made to you by USABancShares in connection with such an action, USABancShares shall remain obligated to pay the principal of and interest on the Junior Subordinated Debentures, and it shall be subrogated to your rights with respect to payments on the Capital Securities to the extent of any payments made by USABancShares to you in connection with your actions taken against USABancShares. Except as described herein, you cannot exercise directly any other remedy available to holders of Junior Subordinated Debentures or assert directly any other right in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Exchange Securities--Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance of such securities agrees to the provisions of the Indenture.

Limited Voting Rights

         As a holder of Capital Securities, you have limited voting rights. These voting rights relate only to the modification of the Capital Securities and the exercise of the Trust's rights as a holder of the Junior Subordinated Debentures. In general, only USABancShares can replace or remove any of the Trustees. However, if an Event of Default (as defined under the heading "Description of Exchange Securities--Description of Capital Securities--Events of Default; Notice") under the Trust Agreement is continuing, holders of at least a majority in aggregate liquidation amount of the Capital Securities may replace the Property Trustee and the Delaware Trustee. The Property Trustee, the Administrative Trustees and USABancShares may amend the Trust Agreement without your consent in order to ensure that USA Capital Trust I will not be classified as an association taxable as a corporation or to enable USA Capital Trust I to qualify as a grantor trust, in each case, for federal income tax purposes, or to ensure that USA Capital Trust I will not be required to register as an "investment company" under the Investment Company Act of 1940, even if such action adversely affects your interests. You have no voting rights with respect to any matters submitted to a vote of the stockholders of USABancShares. See "Description of Exchange Securities--Description of Capital Securities--Removal of Trustees."

Absence of Public Market

         The Original Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability under the Securities Act and applicable state securities laws if they are not exchanged for Exchange Capital Securities. Although the Exchange Capital Securities generally may be resold or otherwise transferred by the holders (who are not Affiliates of USABancShares or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities). USABancShares and USA Capital Trust I were advised by the Initial Purchaser in connection with the offering of the Original Capital Securities that the Initial Purchaser intends to make a market in the Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

         If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, USABancShares' results of operations and the market for similar securities.

Consequences of a Failure to Exchange Original Capital Securities

         The Original Capital Securities have not been registered under the Securities Act or any state securities laws. As a result, the Original Capital Securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any applicable state securities laws, or in connection with an exemption from such requirements.

         Original Capital Securities which are not exchanged for Exchange Capital Securities in this exchange offer will continue to have a legend which describes these transfer restrictions. In addition, after the exchange offer ends, holders of Original Capital Securities will no longer have the right to have such Original Capital Securities registered under the Securities Act and will no longer have any rights under the Registration Rights Agreement (except for certain limited exceptions). We do not intend to register any Original Securities under the Securities Act which have not been exchanged after the exchange offer ends (except for such limited exceptions, if applicable). Original Capital Securities are likely to be less attractive than Exchange Capital Securities to potential purchasers.

         The Original Capital Securities provide that, among other things, if a registration statement relating to the Exchange Capital Securities has not been filed by August 6, 1999 or has not been declared effective by September 6, 1999, then, additional distributions will accumulate on the Original Capital Securities at a rate of 0.25% per year until the registration statement has been filed or declared effective. At the end of the exchange offer, you will not be entitled to any additional distributions or any further registration rights under the Registration Rights Agreement, except for certain limited circumstances. See "Description of Original Securities."

               Risks Related to USABancShares and BankPhiladelphia

Loan Acquisition Strategy

         BankPhiladelphia's lending activities include identifying and purchasing loans which management believes to be undervalued at discounts. BankPhiladelphia purchases primarily performing loans at a discount from the Federal Deposit Insurance Corporation, private sellers and the former Resolution Trust Corporation. See "--Purchase Discount." Although BankPhiladelphia focuses on acquiring single-family residential, multi-family residential and commercial real estate loans secured by properties located in the Mid-Atlantic region, BankPhiladelphia has acquired loans secured by real estate located in a number of other states, including Texas, Florida and California. To the extent such loans are secured by real estate located outside BankPhiladelphia's primary market area, such loans could present greater risks of collectability than loans located within BankPhiladelphia's primary market area.

         BankPhiladelphia has historically purchased loans either from institutions which were seeking to eliminate certain loans or categories of loans from their portfolios or in connection with the failure or consolidation of other financial institutions. BankPhiladelphia has developed and maintains a proprietary model to determine what management believes to be the appropriate price to be paid for these loans. BankPhiladelphia's model is based upon a combination of objective and subjective criteria. The objective criteria includes applicable loan to value ratios, collateral type, payment history and geographic location. The more subjective criteria includes management's past experience with purchasing and administering such loans. The prices paid to acquire loans at a discount are based on BankPhiladelphia's estimate of the market value of such loans. As of December 31, 1998, BankPhiladelphia's net outstanding purchased loan portfolio totaled $51.7 million, or 50.0% of BankPhiladelphia's total loans outstanding and 31.3% of BankPhiladelphia's total assets.

         BankPhiladelphia's loan acquisition strategy subjects BankPhiladelphia to risks, including some risks not experienced by financial institutions engaged in more traditional lending activities. There can be no assurance that this component of BankPhiladelphia's operations will continue to provide the same level of profitability it has experienced in the past. BankPhiladelphia's loan acquisition strategy is subject to the following risks:

         o the shrinking pool of assets available because the decreasing number of failed or failing financial institutions that are being resolved by the Federal Deposit Insurance Corporation may result in BankPhiladelphia not meeting its targeted level of loan purchases;

         o the competitive nature of the market for loan pools may result in BankPhiladelphia having to acquire such loans at less attractive prices than it has in the past;

         o the cost of resolving non-performing loan pools may be greater than that contemplated at the time of acquisition;

         o the accretion of the discount associated with purchased loans is subject to management's assumptions with respect to the estimated value of the loans and future cash flows, all of which is uncertain and is subject to change, resulting in inter-period variations in income; and

         o geographic concentrations of purchased loans, including loans in geographic areas with which USABancShares has little or no familiarity.

        BankPhiladelphia also originates loans by purchasing participations in loans from other financial institutions. BankPhiladelphia considers such loan participations to be originations because BankPhiladelphia underwrites each participation as an origination and the participation is closed under BankPhiladelphia's loan participation documentation. As of December 31, 1998, BankPhiladelphia had $10.0 million of loan participations in its portfolio, substantially all of which consist of multi-family residential and commercial real estate loans. Although BankPhiladelphia has participated in loans with four other financial institutions, as of December 31, 1998, BankPhiladelphia had six loan participations with an aggregate principal balance of $8.9 million with affiliates of a local specialty finance and real estate company. In each of these six loan participations, BankPhiladelphia's interest and rights to principal recovery are senior to the rights of the junior participant which may be an affiliate of the specialty finance company and may also be the servicer of the loan. The senior rights created under the participation agreements were significant considerations in BankPhiladelphia's qualification of the loan. Although the finance company has agreed, in several (but not all) transactions, to cause the participated loans owned by its affiliates which become non-performing to be substituted for performing underlying loans, BankPhiladelphia is subject to risk to the extent the finance company experiences financial difficulties and is unable to comply with its replacement obligations. Furthermore, to the extent the finance company experiences financial difficulties, BankPhiladelphia's ability to receive principal and interest payments on a timely basis from the finance company, as servicer of the loans, could be temporarily interrupted.

Purchase Discount

        At the time BankPhiladelphia purchases a pool of loans, the difference between the note amount and the purchase price is accounted for as a discount. The purchase price is based on BankPhiladelphia's estimate of the value of the loan, including an estimate of future cash flows. In accordance with generally accepted accounting principles, to the extent management believes a purchased loan will be collected in full, the discount associated with such purchased loan will be recognized as an increase in the yield of the loan and will be included as interest income over the estimated life of the loan. To the extent that management believes full repayment of principal and interest is not reasonable and probable, the discount will be set up as a cash discount and will not be recognized as an increase in the yield of the loan until all principal and interest is received or a final resolution is determined. To the extent that cash flows from the purchased loans may be uncertain, recognition of this income will also be uncertain. As of December 31, 1998, the total discount associated with purchased loans amounted to $5.3 million or 9.3% of total purchased loans. As of such date, $4.0 million or 75.5% of such aggregate discount is being accreted into income, while the remaining $1.3 million of such discount is currently not being accreted into income. The $1.3 million currently not being accreted into income has been identified as a cash discount and will not be amortized into income as a yield adjustment until final resolution or collection of principal and interest is achieved. The yield on BankPhiladelphia's portfolio of loans which have been purchased at a discount is subject to significant inter-period variations due to the fact that the timing of actual repayments and prepayments of the loans may differ from the original assumptions. Such inter-period variations can also result from the reclassification of loans from performing to non-performing status.

Commercial Lending Risk

        At December 31, 1998, a majority of BankPhiladelphia's real estate loan portfolio consisted of loans secured by multi-family residential real estate and commercial real estate properties. In addition, as of December 31, 1998, BankPhiladelphia had an aggregate of $986,000 of commercial business loans. Furthermore, all of BankPhiladelphia's commercial business loans which are secured by real estate have in the past been classified as real estate loans. BankPhiladelphia makes commercial real estate and commercial business loans following analysis of credit risk, the value of the underlying collateral and other more intangible factors. This commercial lending activity exposes BankPhiladelphia to risks, particularly in the case of loans to small businesses and individuals. These risks include possible errors in BankPhiladelphia's credit analysis, the uncertainty of the borrower's ability to repay the loans, the uncertainty of future economic conditions and the possibility of loan defaults. Commercial lending generally includes higher interest rates and shorter terms of repayment than non-commercial lending. Accordingly, BankPhiladelphia is subject to greater credit risk with its commercial lending. As of December 31, 1998, BankPhiladelphia had no non-performing commercial business loans and $1.1 million of non-performing loans secured by commercial real estate.

Reliance on Short-term Deposits

        BankPhiladelphia has historically employed a wholesale funding strategy consisting primarily of marketing non-retail certificates of deposit. BankPhiladelphia has been able to maintain sufficient funds to support its lending activities by offering rates of interest on certificates of deposit marginally higher than rates offered by other banks on comparable deposits. As of December 31, 1998, $104.5 million or 91.3% of BankPhiladelphia's deposits consisted of certificates of deposit. Of this amount, $73.1 million or 70.0% were placed with institutional investors. In addition, as of December 31, 1998, $47.1 million, or 45.1% of BankPhiladelphia's total certificates of deposit were due to mature within one year. In the current economic environment of low interest rates, BankPhiladelphia has been focusing on extending the maturities of its certificates of deposit and borrowings. BankPhiladelphia has extended the average maturities on its certificates of deposit to approximately 18 months from nine months. BankPhiladelphia's ability to attract and maintain deposits, as well as BankPhiladelphia's cost of funds, has been, and will continue to be, significantly affected by money market rates and general economic conditions. In addition, BankPhiladelphia's ability to internally fund any additional growth through lending will be impacted by its ability to maintain or generate deposits. In the event BankPhiladelphia increases interest rates further to retain deposits, earnings may be negatively affected.

Credit Risk

        A significant source of risk for USABancShares arises from the possibility that borrowers, guarantors and related parties may fail to repay their loans or otherwise abide by the terms of their loans. To address risks related to past loan documentation, management of USABancShares is enhancing BankPhiladelphia's loan underwriting, documentation and credit monitoring procedures, including delinquency reporting, collections, loan classifications and loan loss allowance analysis. Management believes such procedures are appropriate to minimize BankPhiladelphia's credit risk. The enhancements to such policies and procedures may not, however, prevent unexpected credit losses that could negatively affect USABancShares' results of operations.

Asset Quality

        USABancShares' results of operations are significantly dependent on the quality of its assets, which is measured by the level of its non-performing assets. Non-performing assets consist of non-accrual loans, net of discount, loans which are 90 days or more overdue but still accruing interest and real estate acquired by foreclosure or deed-in-lieu thereof. At December 31, 1998, USABancShares' non-performing assets, net of discount, amounted to $2.0 million or 1.2% of total assets, which reflects an increase of $1.7 million in non-performing assets, net of discount, since December 31, 1997. All of the $2.0 million of non-performing assets, net of discount, consisted of purchased loans. Although BankPhiladelphia purchases loan pools at a discount to the face value of such loans, BankPhiladelphia faces the risk that in the event one or more of such purchased loans becomes non-performing, the underlying discount will not be sufficient to cover BankPhiladelphia's cost of acquiring, servicing and, if necessary, taking legal action, with respect to such loans. Although management of BankPhiladelphia is currently in the process of enhancing policies and procedures for monitoring asset quality and devotes a significant amount of time and resources to the identification, collection and work-out of non-performing assets, the real estate markets and the overall economy in the markets where BankPhiladelphia originates and purchases loans are likely to be significant determinants of the quality of BankPhiladelphia's assets in future periods and, thus, its financial condition and results of operations.

Reserve Coverage for Loans

        At December 31, 1998, USABancShares' allowance for loan losses amounted to 1.02% of total loans, net of discount, and 53.72% of total non-performing loans, net of discount. In addition, the applicable purchase discount for an individual acquired loan may act as an additional reserve against loss for such loan to the extent that the collectability of such loan becomes questionable. Although USABancShares believes that it has established an adequate allowance for losses on its loan portfolio, including purchased loans, material future additions to the allowance for loan losses may be necessary due to changes in economic conditions, the performance of USABancShares' loan portfolio and increases in both loan originations and purchases. In addition, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation, as an integral part of their examination process, periodically review USABancShares' allowance for loan losses. Increases in the allowance for loan losses would adversely affect USABancShares' results of operations.

Effect of Rapid Growth on Internal Operations

        USABancShares has undergone tremendous growth in recent years, but has experienced a lag in its infrastructure to accommodate this growth. Total assets have increased from $25.8 million at December 31, 1995 to $165.1 million at December 31, 1998. This growth was due in large part to the increase in loans, primarily through the purchase of loan pools at a discount. In order to accommodate such growth in the future, USABancShares must upgrade its internal systems of accounting and monitoring. Among USABancShares' goals for fiscal 1999 are to improve its internal operating systems and the experience level of its staff at key positions throughout USABancShares. Accordingly, BankPhiladelphia intends to upgrade its computer-based systems and applications. Currently, USABancShares is evaluating the upgrading of its computer systems and intends to convert its systems in the latter part of 1999 or early in 2000. Management is aware that investing and upgrading its infrastructure will increase non-interest expenses, but believes that overall efficiencies obtained from such expenditures will allow for overall higher profit levels to be achieved. As a consequence, management anticipates that as USABancShares continues to grow, its non-interest expense as a percentage of average assets should decrease over time.

Leverage Risk

        BankPhiladelphia utilizes a leverage strategy in originating and purchasing residential and commercial real estate loans. Originations and purchases are funded primarily through increases in deposits, primarily non-retail certificates of deposit and borrowings from the Federal Home Loan Bank of Pittsburgh. Management's leverage strategy is premised on the assumption that it will earn a positive spread on the yield generated from its originated and purchased loans over the rate paid on its incremental deposits and that the spread generated from such strategy will assist USABancShares in enhancing its earnings. To the extent that maturities and cash flows differ, or if market rates of interest fluctuate in such a manner that USABancShares is unable to earn a positive spread as a result of its leverage strategy, USABancShares' net interest margin and net income will be adversely affected in future periods.

Vulnerability to Interest Rate Risk

        Like most financial institutions, USABancShares' results of operations are primarily dependent on net interest income. Net interest income results from the "margin" between interest earned on interest-earning assets, such as investments and loans, and interest paid on interest-bearing liabilities, such as deposits. As of December 31, 1998, based on certain assumptions, BankPhiladelphia's interest-bearing liabilities that were estimated to mature or reprice within one year exceeded similar interest-earning assets by $26.4 million, or 17.5% of total interest-earning assets.

        Interest rates are highly sensitive to many factors that are beyond BankPhiladelphia's control. Some of these factors include: governmental monetary policies; inflation; recession; unemployment; the money supply; domestic and international economic and political conditions; and domestic and international crises. Changes in interest rates could have adverse effects on BankPhiladelphia's operations. Specifically,

        o Historically, BankPhiladelphia has relied on short-term and institutional deposits as a source of funds.
                  BankPhiladelphia's ability to retain these deposits is directly related to the rate of interest paid by BankPhiladelphia.

        o When interest-bearing liabilities mature or reprice more quickly than interest-earning assets, in a particular period of time, a significant increase in interest rates could adversely impact BankPhiladelphia's net interest income.

        o         Changes in interest rates could adversely affect:

                  o    the volume of loans BankPhiladelphia originates;

                  o the value of BankPhiladelphia's purchased loans and other interest-earning assets, particularly the investment securities and trust preferred securities portfolio;

                  o BankPhiladelphia's ability to recognize income on loans purchased at a discount; and

                  o    loan prepayments.

"Year 2000" Issues

         Management of USABancShares is aware of the issues associated with the programming code in existing computer systems as the Year 2000 approaches. The "Year 2000" problem is pervasive and complex. Virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize this information could generate incorrect data or cause a system to fail. USABancShares has consulted with its outside vendors as well as its third-party computer and software providers and is preparing its systems to operate without significant modification as a result of Year 2000 issues (including any new hardware and software which are integral to the proposed conversion of its computer-based systems). USABancShares has not been advised by any of its primary outside vendors and service providers that they do not have plans in place to address and correct any Year 2000 problems. Nevertheless, unanticipated problems could cause USABancShares' systems to malfunction or cause USABancShares to incur significant costs to remediate such problems. USABancShares anticipates incurring approximately $120,000 in additional costs during the year ended December 31, 1999 related to the proposed implementation of its Year 2000 Plan. See "Management's Discussion and Analysis and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

Competition

         BankPhiladelphia faces strong competition from larger more established banks and from non-bank financial institutions which are aggressively expanding into the Philadelphia market. Most of these competitors have facilities and financial resources greater than BankPhiladelphia's and have other competitive advantages over BankPhiladelphia. Among the advantages of these larger institutions are their ability to: make larger loans; finance extensive advertising campaigns; conduct retail operations at a significant number of branches; and to allocate their investment assets to business lines of highest yield and demand.

         BankPhiladelphia's profits in recent periods have been largely attributable to the identification and purchase of loans at a discount and the origination of commercial loans. The primary factors in competing for loan pool acquisitions are knowledge of the availability of such loans, the ability to efficiently and accurately evaluate such loans and the ability to accurately price such loans. The primary factors in competing for commercial loans are interest rates, loan origination fees and the quality and range of lending services offered. BankPhiladelphia faces strong competition in attracting and retaining deposits and in purchasing and originating loans. There can be no assurance that BankPhiladelphia will maintain its competitive position in the future or continue to operate profitably.

Dependence on Key Employees

         The success of USABancShares will depend heavily on the expertise and guidance of its President and Chief Executive Officer, Kenneth L. Tepper, and certain other senior executive officers, including Brian M. Hartline, USABancShares' Chief Financial Officer. USABancShares has entered into employment agreements with Mr. Tepper and Mr. Hartline. The loss of the services of Mr. Tepper or Mr. Hartline would have a negative effect on USABancShares. USABancShares does not maintain key-man life insurance on Mr. Tepper or Mr. Hartline.

Economic Conditions

         The performance of financial institutions like BankPhiladelphia is sensitive to general economic conditions. Unfavorable economic conditions at the local, national or international level may adversely affect BankPhiladelphia's performance. For example, much of the United States experienced a significant economic decline in the late 1980's and early 1990's. This decline adversely affected the real estate market and the banking industry. As a result of this decline, loan repayment delinquencies increased and the value of properties underlying secured loans declined. Numerous bank failures resulted in the placement of many properties in the hands of a federal banking agency with the primary objective of prompt liquidation. In addition, recent activity in financial markets in the United States and the rest of the world has demonstrated an increasing interdependency among the various world markets and economies and has raised concerns among those in the banking industry. The implications of this interdependency are very uncertain and present risks to financial institutions such as BankPhiladelphia, particularly in light of the current turmoil in some foreign markets and economies. Economic conditions are unpredictable and the potential for downturns is always present.

         Although BankPhiladelphia focuses on acquiring loans in the Mid-Atlantic region, BankPhiladelphia has acquired loans secured by real estate located in a number of other states including Texas, Florida and California. To the extent such loans are secured by real estate outside BankPhiladelphia's primary market area, such loans may present a greater risk of collectability than loans located in BankPhiladelphia's primary market area. Thus, adverse economic conditions affecting any of these market areas could have a negative impact on the financial condition and results of operations of BankPhiladelphia.

Federal and State Government Regulation and Deregulation of the Financial Services Industry

         BankPhiladelphia is subject to a complex body of federal and state banking laws and regulations which are intended primarily for the protection of depositors. In addition, there are several bills relating to the regulation and deregulation of the financial services industry pending in the U.S. Congress. Any resulting legislation could significantly affect the operations and oversight of financial institutions such as BankPhiladelphia as well as the competitive environment in which BankPhiladelphia operates. Further, the laws and regulations which affect BankPhiladelphia, as well as the interpretation by the authorities who examine BankPhiladelphia, may be changed at any time. It is not possible to predict the content, timing or effect of regulation by federal, state and local regulatory bodies. However, compliance with, or any violation of, current and future laws or regulations could require material expenditures by USABancShares or otherwise adversely affect USABancShares' business or financial results.

Environmental Liabilities

         In the course of BankPhiladelphia's business, BankPhiladelphia may acquire properties through foreclosure. There is a risk that hazardous substances could be discovered on such properties. Various federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of hazardous substances. There is a risk that BankPhiladelphia may be required to bear the cost of removing hazardous substances from any affected properties. The cost of such removal could exceed the value of the affected properties or the loans secured by the properties. In addition, BankPhiladelphia may not have adequate remedies against the prior owner or other responsible parties and may find it difficult or impossible to sell the affected properties.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, USA Capital Trust I is treated as a subsidiary of USABancShares and, accordingly, the accounts of USA Capital Trust I will be included in the consolidated financial statements of USABancShares. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of USABancShares, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Debt," and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements for financial reporting purposes. For financial reporting purposes, USABancShares will record distributions payable on the Capital Securities as a non-interest expense in the consolidated statements of income.

                                 CAPITALIZATION

         The following table sets forth the capitalization of USABancShares, on a consolidated basis, as of December 31, 1998, and as adjusted to give effect to consummation of the offering of the Capital Securities. This table should be read in conjunction with USABancShares' consolidated financial statements and notes thereto, which are included in this Prospectus beginning on Page F-1.

                                                                                                 At
                                                                                          December 31, 1998
                                                                                  ---------------------------------
                                                                                                          As
                                                                                      Actual           Adjusted
                                                                                  ---------------   ---------------
                                                                                           (In Thousands)
Liabilities:
   Deposits.......................................................................       $114,387          $114,387
   Borrowed funds.................................................................         31,106            31,106
   Collateralized borrowings......................................................          4,199             4,199
   Accrued expenses and other liabilities.........................................          1,817             1,817
                                                                                         --------          --------
   Total liabilities..............................................................        151,509           151,509
                                                                                         --------          --------

Guaranteed Preferred Beneficial Interests in Subordinated Debt(1).................           --              10,000
                                                                                         --------          --------

Stockholders' Equity:
Preferred stock, $1.00 par value; authorized 5,000,000 shares;
     no shares issued and outstanding.............................................
Common stock, $1.00 par value; authorized 10,000,000 shares; 2,007,392 shares issued and outstanding and 108,230 shares of converted and unissued
   Class B common stock...........................................................          2,116             2,116
Additional paid-in-capital........................................................         10,683            10,683
Accumulated earnings..............................................................          1,112             1,112
Accumulated other comprehensive (loss) income - unrealized depreciation
   on securities available-for-sale...............................................           (314)             (314)
                                                                                         --------          --------
           Total stockholders' equity.............................................         13,597            13,597
                                                                                         --------          --------
      Total liabilities and stockholders' equity..................................        165,106           175,106
                                                                                         ========          ========

---------------------
(1) As described herein, the sole assets of the Trust, which is a subsidiary of USABancShares, are $10,310,000 aggregate principal amount of the 9.50% Junior Subordinated Debentures, which will mature on March 15, 2029. USABancShares owns all of the Common Securities issued by the Trust.

                          PRO FORMA REGULATORY CAPITAL

         Under regulations adopted by the Board of Governors of the Federal Reserve System, USABancShares is required to maintain Tier 1 capital and total capital (Tier 1 plus Tier 2 capital) equal to at least 4.0% and 8.0%, respectively, of its risk weighted assets, and Tier 1 capital equal to at least 4.0% of its average total assets (calculated quarterly).

         At December 31, 1998, USABancShares' Tier 1 capital and total capital amounted to $13.8 million, or 10.7% of risk weighted assets and 8.7% of average total assets, and $15.6 million, or 12.1% of risk-weighted assets, respectively.

         The following tables set forth the pro forma regulatory capital and pro forma regulatory capital ratios of USABancShares at December 31, 1998, as adjusted to give effect to the receipt of the net proceeds from the sale of the Original Junior Subordinated Debentures to the Trust. USABancShares contributed $6.0 million of such net proceeds to BankPhiladelphia.

                                                                                                Risk Based
                                                                                    ----------------------------------
                                                       Tier 1 Leverage Capital      Tier 1 Capital      Total Capital
                                                       ------------------------     ---------------    ---------------
(Dollars in Thousands)
Stockholders' equity...............................                     $13,911             $13,911           $13,911
Minority interest - Capital Securities.............                       4,509(1)            4,509(1)         10,000
Unrealized losses on securities available for sale.                        (314)               (314)             (314)
Non-allowable capital:
   Direct real estate investments..................                          --                  --                --
   Intangible assets...............................                         (69)                (69)              (69)
Supplemental capital:
   Allowance for loan losses.......................                          --                  --             1,051
                                                                        -------             -------           -------
Regulatory capital.................................                     $18,037             $18,037           $24,579
                                                                        =======             =======           =======

-------------------
(1) Under the Board of Governors of the Federal Reserve System regulations, the Capital Securities cannot represent more than 25% of Tier 1 capital.

                                                                               Risk-Based
                                                                     --------------------------------
                                                  Tier 1 Leverage    Tier 1 Capital     Total Capital
                                                       Ratio             Ratio              Ratio
                                                  ---------------    --------------     -------------
Regulatory capital........................               10.7%            11.4%               15.6%
Regulatory requirement....................                4.0              4.0                 8.0
                                                        -----            -----               -----
Excess above required ratio...............                6.7%             7.4%                7.6%
                                                        =====            =====               =====

The amount of average adjusted total assets used for the Tier 1 leverage ratio was approximately $158.0 million. Risk-weighted assets used for the risk-based capital ratios amounted to approximately $129.0 million.

         At December 31, 1998, BankPhiladelphia's Tier 1 leverage capital, Tier 1 risk-based capital and total capital amounted to $12.9 million (8.5% of average adjusted total assets), $12.9 million (10.3% of risk weighted assets) and $13.9 million (11.2% of risk weighted assets), respectively, and BankPhiladelphia exceeded all of its minimum regulatory requirements. Assuming USABancShares' contribution of $6.0 million from the sale of the Original Junior Subordinated Debentures to the capital of BankPhiladelphia, and the investment of such amounts in assets having a risk weighting of 100%, BankPhiladelphia's pro forma Tier 1 leverage capital, Tier 1 risk-based capital and total capital as of December 31, 1998 would have amounted to $17.5 million (11.6% of average total assets), $17.5 million (13.4% of risk weighted assets) and $19.9 million (15.2% of risk weighted assets), respectively. For additional information on the regulatory capital requirements applicable to BankPhiladelphia, see "Regulation of USABancShares and BankPhiladelphia."

                                 USE OF PROCEEDS

         Neither USABancShares nor USA Capital Trust I will receive any cash proceeds from the issuance of the Exchange Capital Securities. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled. The proceeds to USA Capital Trust I from the offering of the Original Capital Securities was $10,000,000 (before giving effect to approximately $916,000 of commissions and expenses of the offering payable by USABancShares ). All of the proceeds from the sale of Original Capital Securities were invested by USA Capital Trust I in the Junior Subordinated Debentures. USABancShares contributed $6.0 million of the net proceeds to BankPhiladelphia to increase BankPhiladelphia's capital position. BankPhiladelphia expects to leverage the proceeds contributed to it by increasing its origination and purchase of loans. An aggregate of $1.9 million of the net proceeds was placed in the reserve account to be held for two years and thereafter applied to payment of interest on the trust preferred securities. The remaining net proceeds of $1.2 million were retained by USABancShares for general corporate purposes, including the repayment of outstanding debt.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The purpose of this discussion is to focus on significant and ongoing changes in the financial condition and results of operations of USABancShares and its subsidiaries during the periods indicated. The discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this Prospectus.

         On each of July 18, 1997 and August 17, 1998, USABancShares paid a 33% stock dividend on its common stock. All prior period stock, per share, and option information included in this Prospectus has been adjusted to reflect such stock dividends. This discussion does not reflect the consummation of the sale of the Original Junior Subordinated Debentures and the Original Capital Securities.

           Comparison of Financial Condition and Results of Operations for the Years Ended December 31, 1998 and December 31, 1997

Financial Condition

         USABancShares' total assets increased from $89.3 million at December 31, 1997 to $165.1 million at December 31, 1998, an increase of $75.8 million, or 84.8%. The increase was due primarily to increases in the loan and securities portfolios of $46.1 million and $23.3 million, respectively. This growth was funded by increases in certificates of deposit (primarily non-retail certificates of deposit) and borrowed funds of $41.8 million, and $22.7 million, respectively. The increase in the loan portfolio was primarily due to the purchase of commercial and single-family residential real estate loans at a discount. These purchased loans, which had an aggregate unpaid principal balance of approximately $37.3 million (38% of commercial and 62% of residential loans) as of the date of acquisition, were acquired for approximately $35.2 million (reflecting an aggregate discount of $2.1 million, or 5.6%). The increase in the securities portfolio was primarily due to the acquisition of trust preferred securities and financial institution bonds. Total deposits increased $43.9 million to $114.4 million at December 31, 1998. The increase in deposits was comprised of an increase in certificates of deposit of $41.8 million and an increase in transaction accounts of $2.1 million during the period which resulted from BankPhiladelphia's marketing efforts to attract new customers. Borrowed funds consist of fixed-rate callable advances from the Federal Home Loan Bank of Pittsburgh. Total borrowed funds increased to $35.3 million at December 31, 1998, from $12.6 million at December 31, 1997. The increases in deposits and in borrowed funds were utilized to fund increases in loans and securities as part of BankPhiladelphia's overall growth strategy. Management plans to continue to utilize advances from the Federal Home Loan Bank of Pittsburgh in conjunction with deposit expansion to provide the necessary funding for BankPhiladelphia's continued growth. BankPhiladelphia's borrowing limit at the Federal Home Loan Bank of Pittsburgh as of December 31, 1998, was approximately $30.0 million, all of which was drawn upon as of such date. USABancShares' stockholders' equity increased from $5.4 million at December 31, 1997 to $13.6 million at December 31, 1998. The $8.2 million or 151.8% increase in stockholders' equity was primarily due to USABancShares' private placement of $7.5 million of common stock in February 1998.

Results of Operations

         Net Income. USABancShares reported net income of $1.5 million, or $0.70 per share, diluted, for the year ended December 31, 1998, compared to a net loss of $226,000, or $0.21 per share, diluted, for the year ended December 31, 1997. The increase in net income was primarily the result of an increase in net interest income of $3.5 million and an increase in non-interest income of $445,000. These increases were partially offset by an increase in the provision for loan losses of $95,000, an increase in non-interest expense of $1.2 million, and an increase in income tax expense of $940,000.

         Interest Income. Interest income increased 153.2% or $7.5 million to $12.4 million, for the year ended December 31, 1998, compared to the prior year. The increase in interest income was the result of an increase in interest income on loans, investment securities, and interest-bearing deposits of $5.9 million, $1.4 million, and $157,000, respectively. The increase in interest income on loans was due to an increase in the average balance of the loan portfolio, as well as accretion income recognized on loan pools purchased by BankPhiladelphia at a discount since 1995. The discount associated with such loan pools is recognized as a yield adjustment and is included as interest income using the level yield method (to the extent that the timing and amount of cash flows can reasonably be determined). Any changes from original estimates used in the purchase price could result in either an increase or decrease in accretion income. During the years ended

December 31, 1998 and 1997, BankPhiladelphia recognized $1.3 million and $691,000 in accretion income, respectively, representing 10.5% and 14.2% of total interest income, respectively. The significant increase in the average balance of BankPhiladelphia's loan portfolio reflects the $37.3 million of loan purchases and the more than $30.0 million of loan originations (including participations with local financial institutions) which were closed during the year ended December 31, 1998.

         Interest Expense. Interest expense increased 155.1% or $3.9 million to $6.5 million, for the year ended December 31, 1998, compared to the year ended December 31, 1997, due to higher volumes of new certificates of deposit and advances from the Federal Home Loan Bank of Pittsburgh. In order to fund USABancShares' substantial growth during the year ended December 31, 1998, USABancShares relied primarily on non-retail certificates of deposit and, to a lesser extent, long term callable advances from the Federal Home Loan Bank of Pittsburgh. The increase in interest expense during the year ended December 31, 1998 was also due to BankPhiladelphia extending the average maturity of its certificates of deposit from approximately nine months to approximately 18 months. The average cost of funds, including borrowings, decreased 0.08% to 5.65% for the year ended December 31, 1998 compared to the prior year.

         Net Interest Income. The earnings of USABancShares depend primarily on its level of net interest income, which is the difference between interest earned on USABancShares' interest-earning assets (loans and investment securities) and the interest paid on interest-bearing liabilities (deposits and borrowings). Net interest income is a function of USABancShares' interest rate spread, which is the difference between the yield earned on interest-earning assets and the rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to the average balance of interest-bearing liabilities. Net interest income for the year ended December 31, 1998, increased $3.5 million, or 151.1%, to $5.9 million from $2.3 million for the same period in 1997. Average interest-earning assets increased by $69.3 million, or 133.6%, to $121.2 million, for the year ended December 31, 1998. Average interest-bearing liabilities increased $70.0 million or 158.6% over the same period. USABancShares' interest rate spread increased from 3.68% to 4.54% while USABancShares' net interest margin increased from 4.53% to 4.87%. The increase in USABancShares' interest rate spread and margin reflects USABancShares' significant growth in loans and securities which were funded at a positive spread with deposits and borrowings.

         Average Balance Sheet and Yield/Rate Analysis. Net interest income is affected by changes in both average interest rates and average volumes of interest-earning assets and interest-bearing liabilities. The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates.

                                                                    Year Ended December 31,
                                          ---------------------------------------------------------------------------
                                                          1998                                   1997
                                          ------------------------------------   ------------------------------------
(Dollars in Thousands)                      Average                  Average       Average                  Average
                                          Balance (1)   Interest   Yield/Rate    Balance (1)   Interest   Yield/Rate
                                          -----------  ----------  -----------   -----------  ----------  -----------
Interest-earning assets:
   Loans................................    $  78,797    $  9,028    11.46%          $26,421      $3,090        11.70%
   Securities...........................       36,510       3,015      8.26           22,696       1,637         7.21
   Interest-bearing deposits and other..        5,842         309      5.30            2,739         152         5.55
                                            ---------    --------    ------         --------     -------         ----
     Total interest-earning assets......      121,149      12,352     10.20           51,856       4,879         9.41
                                            ---------    --------    ------         --------     -------         ----

                                                                    Year Ended December 31,
                                          ---------------------------------------------------------------------------
                                                          1998                                   1997
                                          ------------------------------------   ------------------------------------
(Dollars in Thousands)                      Average                  Average       Average                  Average
                                          Balance (1)   Interest   Yield/Rate    Balance (1)   Interest   Yield/Rate
                                          -----------  ----------  -----------   -----------  ----------  -----------
Interest-bearing liabilities:
   Deposits:
     Passbook...........................   $    3,650     $    70      1.91%        $  1,888      $   47         2.49%
     NOW accounts.......................          842          21      2.48              705          16         2.27
     Money market accounts..............        3,573         134      3.76            1,684          63         3.74
     Certificates of deposit............       83,592       5,041      6.03           35,627       2,158         6.06
   Borrowings...........................       22,482       1,188      5.29            4,227         246         5.82
                                            ---------     -------     -----         --------     -------         ----
     Total interest-bearing liabilities.      114,139       6,454      5.66           44,131       2,530         5.73
                                            ---------     -------     -----         --------     -------         ----

Excess of interest-earning assets over
  interest-bearing liabilities..........   $    7,010                               $  7,725
                                           ==========                               ========
Net interest income.....................                  $ 5,898                                 $2,349
                                                          =======                                 ======
Effective interest differential (spread)                               4.54%                                      3.68%
                                                                      =====                                      =====
Net interest margin ....................                               4.87%                                      4.53%
                                                                      =====                                      =====

-----------------------
(1) Average balances are calculated on a monthly basis.

         Rate/Volume Analysis. The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between changes (a) related to outstanding balances and (b) due to the changes in interest rates. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change in rate/volume (change in rate multiplied by change in volume). The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                                 December 31, 1998 vs. December 31, 1997
                                                         --------------------------------------------------------
(Dollars in Thousands)                                           Increase or Decrease
                                                                   Due to Change in
                                                         -------------------------------------
                                                               Average                           Total Increase
                                                               Volume          Average Rate        (Decrease)
                                                         ------------------- ----------------- ------------------
Variance in interest income on:
  Interest-earning assets:
      Loans.................................                   $6,000            $  (62)             $5,938
      Securities............................                    1,113               265               1,378
      Interest-bearing deposits and other...                      164                (7)                157
                                                               ------            ------              ------
        Total interest-earning assets.......                    7,277               196               7,473
                                                               ======            ======              ======

  Interest-bearing liabilities:
      Deposits:
            Passbook........................                       30                (7)                 23
            NOW accounts....................                        3                 2                   5
            Money market accounts...........                       71                --                  71
            Certificates of deposit.........                    2,892                (9)              2,883
       Borrowings...........................                      962               (20)                942
                                                              -------            ------              ------
       Total interest-bearing liabilities...                   $3,958            $  (34)             $3,924
                                                               ======            ======              ======
Change in net interest income...............                   $3,319            $  230              $3,549
                                                               ======            ======              ======

         Provision for Loan Losses. Management records a provision for loan losses in an amount that it believes will result in an allowance for loan losses sufficient to cover all potential net charge-offs and risks believed to be inherent in the loan portfolio. Management's evaluation includes such factors as past loan loss experience as related to current loan portfolio mix, evaluation of actual and potential losses in the loan portfolio, prevailing regional and national economic conditions that might have an impact on the portfolio, regular reviews and examinations of the loan portfolio conducted by bank regulatory authorities, and other factors that management believes deserve current recognition. As a result of management's evaluation of these factors, the provision for loan losses increased $95,000 during the year ended December 31, 1998, compared to the same period last year. The increase in the provision for loan losses during the year ended December 31, 1998, as compared to the same period in the prior year was due primarily to the substantial growth in BankPhiladelphia's loan portfolio and the shift in such loan portfolio from predominantly residential loans to a mix of residential and commercial real estate loans. The allowance for loan losses as a percentage of loans outstanding, net of discount, was 1.02% at December 31, 1998, compared to 1.01% at December 31, 1997. In addition, the allowance for loan losses as a percentage of total non-performing loans, net of discount, was 53.72% at December 31, 1998, compared 197.96% at December 31, 1997. The significant decline in this ratio during the year ended December 31, 1998 was due, in large part, to a single acquired commercial real estate loan which became non-performing during the third quarter of 1998. Management believes that this loan does not present a significant risk of loss to BankPhiladelphia on the basis of a current appraisal on the real estate securing the loan, the loan-to-value ratio thereon, the applicable purchase discount and specific reserve applied to such loan. See "Risk Factors--Risks Related to USABancShares and BankPhiladelphia--Purchase Discount" and "Business --Asset Quality--Delinquent Loan and Non-performing Assets."

         Management believes that the allowance for loan losses is adequate to cover actual and potential losses in the loan portfolio under current conditions. Nevertheless, there can be no assurance that additions to such allowance will not be necessary in future periods, particularly if the growth in BankPhiladelphia's commercial loan originations and purchases continues.

         Non-Interest Income. Non-interest income increased by $445,000 to $759,000, for the year ended December 31, 1998. The increase was primarily the result of an increase in gain on sales of investment securities of $251,000, an increase in other non-interest income of $155,000 and brokerage operating income of $39,000 generated by USABancShares' brokerage subsidiary, USACapital.

         Non-Interest Expense. Non-interest expense increased 50.6%, or $1.2 million to $3.7 million, for the year ended December 31, 1998. Compensation and benefits expense increased $194,000 due primarily to the hiring of 21 additional persons to assist in BankPhiladelphia's retail operations, including personnel for a new branch, persons to service BankPhiladelphia's increased number of loans and staff to assist with USABancShares' financial reporting and other compliance issues. Occupancy expense increased $321,000 due to the costs associated with the opening of BankPhiladelphia's headquarters and branch in Center City, Philadelphia. Advertising expense increased $115,000 as a result of opening BankPhiladelphia's Center City branch and corporate headquarters, a promotional campaign for the branch opening and an image campaign. Office and supplies expense increased $150,000 due to BankPhiladelphia changing its name in July 1998. Data processing expense increased $84,000 as a result of the increase in the number of loans and deposit accounts, as well as the number of transactions processed.

         Income Tax Expense. Income tax expense increased $940,000 to $957,000, for the year ended December 31, 1998, compared to the same period in 1997. The increase in income tax expense reflected the increase in earnings before income taxes.

         Asset and Liability Management. A principal objective of BankPhiladelphia's asset and liability management is to minimize BankPhiladelphia's exposure to changes in interest rates. BankPhiladelphia's policy is to attempt to manage assets and liabilities in such a way as to maximize net interest income through changing interest rate environments. An interest rate sensitive asset or liability is one that, within a defined time period, either matures or experiences an interest rate change in line with general market rates. Interest rate sensitivity measures the relative volatility of a bank's net interest margin resulting from changes in market interest rates.

         The following table summarizes repricing intervals for interest-earning assets and interest-bearing liabilities for the period ended December 31, 1998 and the difference or "gap" between them on an actual and cumulative basis for the periods indicated. The table was prepared with the following assumptions:
(1) 50% of BankPhiladelphia's transaction accounts are considered core deposits and are assumed to mature in the "Over 5 Years" category; the remaining 50% are not considered to be core transaction accounts, are sensitive to rate changes, and, as such, are placed in the "1-90 Days" category; (2) interest-earning assets are calculated based on contractual adjustments or stated maturities in the instruments without any adjustments for prepayment; and (3) certificates of deposit and borrowings are scheduled based on the applicable stated maturities.

(Dollars in Thousands)                                                                                            12/31/98
                                              1-90 Days      91-364 Days        1-5 Years      Over 5 Years        Balance
                                              ---------      -----------        ---------      ------------       --------
Interest-earning assets:
   Loans receivable....................        $  6,955         $  6,245         $ 35,108         $ 54,997         $103,305
   Investments.........................          22,004               --            3,247           22,416           47,667
                                               --------         --------         --------         --------         --------
      Total Assets.....................        $ 28,959         $  6,245         $ 38,355         $ 77,413         $150,972
                                               ========         ========         ========         ========         ========
Interest-bearing liabilities:
   NOW accounts........................        $    846         $     --         $     --         $     --         $    846
   Money Market accounts...............           2,345               --               --               --            2,345
   Passbook savings accounts...........           5,281               --               --               --            5,281
   Certificates of deposit.............          12,599           34,469           56,501              907          104,476
   Borrowings..........................              --            6,106           25,000               --           31,106
   Collateralized borrowings...........              --               --            3,202              997            4,199
                                               --------         --------         --------         --------         --------
      Total interest-bearing liabilities       $ 21,071         $ 40,575         $ 84,703         $  1,904         $148,253
                                               ========         ========         ========         ========         ========

Periodic gap...........................        $  7,888         $(34,330)        $(46,348)        $ 75,509         $  2,719
                                               ========         ========         ========         ========         ========
Cumulative gap.........................        $  7,888         $(26,442)        $(72,790)        $  2,719               --
                                               ========         ========         ========         ========         ========
Ratio of gap to interest-earning
      assets...........................               5%             -22%             -31%              50%              --
Ratio of cumulative gap to interest-
     earning assets....................               5%             -17%             -48%               2%              --

         A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to result in an increase in net interest income. During a period of rising interest rates, a positive gap would tend to result in an increase in net interest income while a negative gap would tend to affect net interest income adversely.

         If repricing of BankPhiladelphia's assets and liabilities were equally flexible and moved concurrently, the impact of an increase or decrease in interest rates on net income would be minimal. At December 31, 1998, BankPhiladelphia had a negative cumulative one year gap, which suggests that net interest income may decrease during periods of rising interest rates.

         The method used to analyze interest rate sensitivity in the table above has a number of limitations. Certain assets and liabilities may react differently to changes in interest rates even though they reprice or mature in the same or similar time periods. The interest rates on certain assets and liabilities may change at different times than changes in market interest rates, with some changing in advance of changes in market rates and some lagging behind changes in market rates. Also, certain assets, such as adjustable-rate loans, often have provisions which may limit changes in interest rates each time market interest rates change and on a cumulative basis over the life of the loan. Additionally, the actual prepayments and withdrawals experienced by BankPhiladelphia in the event of a change in interest rates may deviate significantly from those assumed in calculating the data shown in the table.

         In the event BankPhiladelphia should experience a mismatch in its desired gap ranges or an excessive decline in its market value of equity resulting from changes in interest rates, it has a number of options which it could utilize to remedy such mismatch. BankPhiladelphia could restructure its investment portfolio through sales or purchases of securities with more favorable repricing attributes. It could also emphasize loan products with appropriate maturities or repricing attributes, or it could attract deposits or obtain borrowings with desired maturities.

                         Liquidity and Capital Resources

        Liquidity. As BankPhiladelphia is the primary operating subsidiary of USABancShares, liquidity management is generally handled by BankPhiladelphia's management. Liquidity refers to a company's ability to generate sufficient cash to meet the funding needs of current loan demand, deposit withdrawals, principal and interest payments with respect to outstanding borrowings and to pay operating expenses. It is management's policy to maintain greater liquidity than required by the applicable regulatory authorities in order to be in a position to fund loan originations and purchases, to meet withdrawals from deposit accounts, to make principal and interest payments with respect to outstanding borrowings and to make investments that take advantage of interest rate spreads. BankPhiladelphia monitors its liquidity in accordance with guidelines established by BankPhiladelphia and applicable regulatory requirements. BankPhiladelphia can minimize the cash required during times of heavy loan demand by modifying its credit policies or reducing its marketing effort. Liquidity demand caused by net reductions in deposits are usually caused by factors over which BankPhiladelphia has limited control. BankPhiladelphia derives its liquidity from both its assets and liabilities. Liquidity is derived from assets by receipt of interest and principal payments and prepayments, by the ability to sell assets at market prices and by utilizing unpledged assets as collateral for borrowings. Liquidity is derived from liabilities by maintaining a variety of funding sources, including deposits, advances from the Federal Home Loan Bank of Pittsburgh and other short and long-term borrowings.

        BankPhiladelphia's liquidity management is both a daily and long-term function of funds management. Liquid assets are generally invested in short-term investment securities and other short-term investments. If BankPhiladelphia requires funds beyond its ability to generate them internally, various forms of both short and long-term borrowings provide an additional source of funds. At December 31, 1998, BankPhiladelphia had $30.0 million in borrowing capacity under a collateralized line of credit with the Federal Home Loan Bank of Pittsburgh (all of which had been drawn upon as of such date) and an additional $2.0 million of borrowing capacity under lines of credit maintained with several local financial institutions ($1.1 million of which had been drawn upon as of such date).

        At December 31, 1998, BankPhiladelphia had outstanding commitments, including unused lines of credit, of $1.1 million and letters of credit of $1.1 million. Certificates of deposit which are scheduled to mature within one year totaled $47.1 million at December 31, 1998, and USABancShares, on a consolidated basis, had no borrowings scheduled to mature within one year. BankPhiladelphia anticipates that it will have sufficient funds available to meet its current loan commitments.

        Capital Resources. USABancShares and BankPhiladelphia are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on USABancShares' financial condition and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, USABancShares and BankPhiladelphia must meet specific capital guidelines that involve quantitative measures of USABancShares' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. USABancShares and BankPhiladelphia's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require USABancShares and BankPhiladelphia to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. As of December 31, 1998, USABancShares and BankPhiladelphia exceeded all capital adequacy requirements to which they were subject.

        At December 31, 1998 and December 31, 1997, BankPhiladelphia's actual and required minimum capital ratios were as follows:

                                                                                                To Be Well Capitalized
                                                                  For Capital Adequacy         Under Prompt Corrective
(Dollars in Thousands)                      Actual                      Purposes                  Action Provisions
                                    -----------------------    ---------------------------   ----------------------------
                                      Amount       Ratio          Amount          Ratio         Amount           Ratio
                                    ----------   ----------    ------------    -----------   -------------    -----------
As of December 31, 1998:
Total Capital
 (to Risk Weighted Assets)......       $13,930      11.2%            $9,987        8.0%            $12,483       10.0%
Tier 1 Capital
 (to Risk Weighted Assets)......        12,879      10.3              4,994        4.0               7,490        6.0
Leverage........................        12,879       8.5              6,068        4.0               7,585        5.0

As of December 31, 1997:
Total Capital
 (to Risk Weighted Assets)......         5,315      7.9               5,400        8.0               6,750       10.0
Tier 1 Capital
 (to Risk Weighted Assets)......         4,747      7.0               2,700        4.0               4,050        6.0
Leverage........................         4,747      5.4               3,548        4.0               4,435        5.0

     At December 31, 1998 and December 31, 1997, USABancShares' actual and required minimum capital ratios were as follows:

(Dollars in Thousands)                           Actual                    For Capital Adequacy Purposes
                                     ------------------------------     ------------------------------------
                                        Amount            Ratio             Amount              Ratio
                                     -------------    -------------     --------------    ------------------
As of December 31, 1998:
Total Capital
 (to Risk Weighted Assets)......          $15, 566        12.1%                $10,317           8.0%
Tier 1 Capital
 (to Risk Weighted Assets)......            13,782         10.7                  5,159           4.0
Leverage........................            13,782         8.7                   6,319           4.0

As of December 31, 1997:
Total Capital
 (to Risk Weighted Assets)......             5,752         8.5                   5,431           8.0
Tier 1 Capital
 (to Risk Weighted Assets)......             5,184         7.6                   2,715           4.0
Leverage........................             5,184         5.8                   3,570           4.0

                              Year 2000 Compliance

        Changing from the year 1999 to 2000 has the potential to cause problems in data processing and other date-sensitive systems. The Year 2000 date change can affect any system that uses computer software programs or computer chips, including automated equipment and machinery. The Year 2000 problem is the result of computer programs using two digits rather than four to define the year. Any of USABancShares' programs that are time sensitive may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. Regarding USABancShares, computer systems are used to perform financial calculations, track deposits and loan payments, transfer funds and make direct deposits. The primary processing of USABancShares' loan and deposit transactions is performed by Intrieve Incorporated, a third-party data processing vendor. Computer software and computer chips also are used to run security systems, communications networks and other essential bank equipment. Because of its reliance on these systems

(including those used by its existing third-party data processing vendor), USABancShares is following a comprehensive process to assure that such systems are ready for the Year 2000 date change. To become Year 2000 compliant, USABancShares is following guidelines suggested by federal bank regulatory agencies and the Securities and Exchange Commission. A description of each of the steps and the status of USABancShares' efforts in completing the steps is as follows.

        During 1997, USABancShares formed a Year 2000 committee that has investigated the Year 2000 problem and its potential impact on USABancShares' systems. The Year 2000 Committee reports to the Year 2000 Committee of the Board of Directors which in turn reports to the full Board of Directors.

        An independent consulting firm has been engaged to assist USABancShares in developing its approach to becoming Year 2000 compliant. The initial phase of achieving Year 2000 compliance includes educating USABancShares' employees and customers about Year 2000 issues. USABancShares has completed this initial awareness and understanding phase.

        BankPhiladelphia has identified all potentially affected systems. This step has included a review of all major information technology and non-information technology systems to determine how Year 2000 issues affect them. In connection with the foregoing, USABancShares has completed its assessment of which systems and equipment are most prone to placing USABancShares at risk if they are not Year 2000 compliant (i.e., mission critical systems).

        The Year 2000 Committee has developed an inventory of its vendors, an inventory of actions to be taken, identification of the team members responsible for completion of each action, a completion timetable and a project tracking methodology. Significant vendors have been requested to advise USABancShares in writing of their Year 2000 readiness, including actions to become compliant if they are not already compliant. A plan has been developed to repair or replace systems and equipment not currently Year 2000 compliant. Although responses from certain vendors have not yet been received, this step is substantially complete and is expected to be completed by September 1999.

        USABancShares' third party data processing servicer as well as vendors who provide significant technology-related services have modified their systems to become Year 2000 compliant. USABancShares has developed scripts involving typical transactions to test the proper functioning of the modified systems. It has also arranged for repair or replacement of equipment programs affected by Year 2000 issues. Most of the testing and corrections have taken place and all of USABancShares' mission critical applications have been deemed compliant through testing or vendor certification, or a plan has been developed for the software upgrades required. This step is expected to be completed by June 30, 1999. The monitoring of certain vendors will continue into 1999.

        BankPhiladelphia is preparing a contingency plan for how USABancShares would resume business if unanticipated problems arise from non-performance by vendors. Such plans are expected to be completed in the first quarter of 1999.

        The Year 2000 issues also affect certain of USABancShares' customers, particularly in the areas of access to funds and additional expenditures to achieve compliance. As of December 31, 1998, USABancShares had contacted its commercial credit customers and borrowers regarding the customers' awareness of the Year 2000 Issue. While no assurance can be given that its customers will be Year 2000 compliant, management believes, based on representations of such customers and a review of their operations (including assessments of the borrowers' level of sophistication and data and record keeping requirements), that the customers are either addressing the appropriate issues to insure compliance or that they are not faced with material Year 2000 issues. In addition, in substantially all cases the credit extended to such borrowers is collateralized by real estate which inherently minimizes USABancShares' exposure in the event that such borrowers do experience problems or delays becoming Year 2000 compliant.

                          Inflation and Changing Prices

        Management is aware of the impact of inflation on interest rates and the corresponding impact on a bank's performance. The ability of a financial institution to cope with inflation can only be determined by ongoing analysis and monitoring of its asset and liability structure. USABancShares monitors its asset and liability position with particular emphasis on the mix of interest-sensitive assets and liabilities in order to reduce the effect of inflation upon its performance.

        Inflation can have a more direct impact on categories of non-interest expenses such as salaries and wages, supplies, and employee benefit costs. These expenses are closely monitored by management for both the effects of inflation and non-inflationary increases in such items as staffing levels, usage of supplies and occupancy costs.

                                    BUSINESS

General

     USABancShares is a Pennsylvania corporation headquartered in Philadelphia, Pennsylvania and was organized in November 1995 in order to facilitate the acquisition of People's Thrift Savings Bank, which changed its name to "BankPhiladelphia" in July 1998. BankPhiladelphia, which is the primary business of USABancShares, has operated as a community-based financial institution for over 110 years. BankPhiladelphia was originally organized in 1887 as a mutual building and loan association and converted to a Pennsylvania-chartered stock savings bank in December 1990. Since USABancShares' acquisition of BankPhiladelphia in November 1995, USABancShares has experienced rapid growth which was fueled primarily by the purchase of loan pools at a discount from a wide variety of sources. Recently, these sources consist primarily of private sector sellers and, to a lesser extent, governmental agencies. USABancShares has historically funded its loan growth primarily through certificates of deposit and, to a lesser extent, advances from the Federal Home Loan Bank of Pittsburgh. USABancShares expects this growth to continue as BankPhiladelphia leverages its deposit inflows into new loan originations with continued purchases of pools of loans at a discount, consisting primarily of performing loans secured by single-family residential, multi-family residential and commercial properties. From December 31, 1995 through December 31, 1998, USABancShares' total assets, net loans receivable, deposits and stockholders' equity have increased by $139.3 million, $95.1 million, $93.6 million and $8.9 million or 540%, 1,359%, 450% and 189%, respectively. At December 31, 1998, USABancShares had total assets of $165.1 million, net loans receivable of $102.1 million, total deposits of $114.4 million and total stockholders' equity of $13.6 million.

Strategy

     USABancShares' business strategy focuses on achieving attractive returns consistent with USABancShares' risk management objectives. USABancShares seeks to implement this strategy by: (i) aggressively growing BankPhiladelphia's loan portfolio through the acquisition of loan pools at a discount, together with an increasing emphasis on loan originations; (ii) expanding BankPhiladelphia's retail franchise through new branch openings and pursuing strategic acquisition opportunities; (iii) making a substantial investment in BankPhiladelphia's management, data processing systems and internal controls while at the same time enhancing BankPhiladelphia's policies, procedures and credit risk management functions in order to support BankPhiladelphia's ongoing growth strategy; (iv) reducing funding costs through the attraction of lower cost transaction accounts; (v) maintaining a community focus and capitalizing on recent consolidation within BankPhiladelphia's primary market area; and (vi) improving operating efficiency by reducing the level of non-interest expense relative to interest-earning assets.

Market Area and Competition

     BankPhiladelphia's primary market area encompasses the greater Delaware Valley, which is served by several major commercial banks such as First Union, PNC Bank and Mellon Bank as well as a number of mid-sized commercial banks, savings banks and thrifts such as Commerce Bank, Jefferson Bank, Royal Bank, Progress Bank, Prime Bank and Crusader Savings Bank, and other small community banks and thrifts.

     BankPhiladelphia encounters strong competition both in attracting deposits and in originating loans. Its most direct competition for deposits comes from financial institutions in its market area as well as brokerage operations and mutual funds. BankPhiladelphia's direct competition for originated loans comes from small to mid-size financial institutions located in the greater Delaware Valley, while its most direct competition for purchased loans comes from local and national companies in the business of acquiring loans. BankPhiladelphia expects continued strong competition in the foreseeable future, including increased competition from a number of growing mid-size regional banks in BankPhiladelphia's market area. BankPhiladelphia competes for savings deposits by offering depositors a higher level of personal service and a range of competitively priced financial services. BankPhiladelphia competes for loan originations and purchases by pricing its products competitively and by providing superior customer service.

     Based upon statistics provided by the Federal Reserve Bank of Philadelphia, as of December 31, 1998, there were 116 different banking institutions operating approximately 1,500 branch offices and having total deposits of approximately $76.4 billion within the Philadelphia banking market as identified by the Federal Reserve Bank of Philadelphia. Three of such institutions had approximately 77% of deposits in the Philadelphia banking market. As of December 31, 1998,

BankPhiladelphia had approximately .15% of deposits in the Philadelphia banking market and .22% of deposits in the two counties in which BankPhiladelphia maintains branches.

Lending Activities

     Loan Portfolio. The principal components of BankPhiladelphia's loan portfolio are first mortgage loans secured by residential real estate and commercial real estate and, to a much lesser extent, home equity loans, passbook and other consumer loans and commercial business loans. At December 31, 1998, BankPhiladelphia's total loans receivable, net amounted to $102.1 million, which represented 61.8% of USABancShares' $165.1 million in total assets at that date.

     The following table sets forth the composition of BankPhiladelphia's loan portfolio in dollar amounts and as a percentage of the portfolio as of the dates indicated.

                                                               At December 31,
                                     --------------------------------------------------------------------
(Dollars in Thousands)                              1998                                 1997
                                     -----------------------------------    -----------------------------
                                         C>
Real estate(1)(2)....................    $102,076            98.8%           $54,262             95.1%
Commercial business (3)..............         986             1.0              1,091              1.9
Consumer(4)..........................         243             0.2              1,694              3.0
                                         --------           -----            -------           ------
Total loans receivable...............     103,305           100.0%            57,047            100.0%
                                                            =====                              ======
Less
   Loans in process..................          --                                260
   Deferred loan fees................         116                                217
   Allowance for loan losses.........       1,051                                568
                                         --------                            -------
Net loans receivable.................    $102,138                            $56,002
                                         ========                            =======

--------------------------
(1) Consists of loans secured by single-family residential, multi-family residential and commercial real estate.
(2) At December, 31, 1998, a majority of BankPhiladelphia's real estate loans consisted of loans secured by multi-family residential and commercial real estate.
(3)  Consists primarily of inventory and working capital loans.
(4)  Consists primarily of home equity loans and installment loans.

         Loan Maturity. The following table sets forth the maturity or period of repricing of BankPhiladelphia's loan portfolio at December 31, 1998. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due within one year. Adjustable and floating rate loans are included in the period in which interest rates are next scheduled to adjust rather than in which they contractually mature, and fixed rate loans are included in the period in which the final contractual repayment is due. The table does not include the effect of future principal prepayments.

                                       Within 1        1-3          3-5          5-15         Beyond
       (Dollars In Thousands)            Year         Years        Years         Years       15 years        Total
                                         ----         -----        -----         -----       --------        -----
Real estate (1):                       $13,200      $11,837       $23,028      $19,143       $34,868      $102,076
Commercial business(2)...............       --           --            --          986            --           986
Consumer (3).........................       --           --           243           --            --           243
                                      --------     --------      --------     --------      --------      --------
     Total loans receivable..........  $13,200      $11,837       $23,271      $20,129       $34,868      $103,305
                                      ========     ========      ========     ========      ========      ========

                                       35

-----------------------------
(1) Consists of loans secured by single-family residential, multi-family residential and commercial real estate.
(2) Consists primarily of inventory and working capital loans.
(3) Consists primarily of home equity loans and installment loans.

         Origination, Purchase and Sale of Loans. The lending activities of BankPhiladelphia are subject to the underwriting policies and loan origination and purchase procedures established by the Board of Directors and management. Loan originations are derived from a number of sources, such as existing customers, BankPhiladelphia's loan officers, borrowers, builders, attorneys, walk-in customers and correspondent lenders. Upon receiving a loan application, BankPhiladelphia obtains a credit report and employment verification to verify specific information relating to the applicant's employment, income and credit standing. In the case of a real estate loan, an appraiser approved by BankPhiladelphia appraises the real estate intended to collateralize the proposed loan. An underwriter checks the loan application file for accuracy and completeness, and verifies the information provided. If the appraisal and credit information generally comply with BankPhiladelphia's underwriting guidelines, the loan is approved by the Board of Directors. The Bank has not delegated to any of its loan officers approval authority and all loan originations are required to be approved by the Board of Directors. For multi-family residential and commercial real estate loans, BankPhiladelphia requires that the borrower provide operating statements, pro forma cash flow statements and, if applicable, rent rolls. In addition, BankPhiladelphia reviews the borrower's credit standing and expertise in owning and managing the type of property that will collateralize the loan. Fire and casualty insurance, and in certain cases, flood insurance, are required on the property serving as collateral at the time the loan is made and throughout the term of the loan.

         The Bank's internal originations consist primarily of multi-family residential and commercial real estate loans. Although BankPhiladelphia will and does originate single-family residential and consumer loans, such originations have historically been made as an accommodation to BankPhiladelphia's customers and such loans are generally not emphasized by BankPhiladelphia. In addition, although commercial business loans have also historically not been a major line of business for BankPhiladelphia, BankPhiladelphia's current business focus is to increase its emphasis on small business commercial loan originations.

         Since December 1995, BankPhiladelphia has been supplementing its originations with purchases of loan pools at a discount. Such purchases have been the primary factor in BankPhiladelphia's substantial growth since 1995. Prior to 1997, BankPhiladelphia acquired loans at a discount, generally from the Federal Deposit Insurance Corporation and the Resolution Trust Corporation, primarily in auctions of pools of loans acquired by such agencies from the large number of financial institutions which had failed during the late 1980s and early 1990s. Although governmental agencies, such as the Federal Deposit Insurance Corporation, continue to be a potential source of loans at a discount, in recent periods BankPhiladelphia has obtained discounted loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies which generally were seeking to eliminate a loan or a category of loans from their portfolio.

         At December 31, 1998, BankPhiladelphia's net discounted loan portfolio amounted to $51.7 million or 31.3% of USABancShares' total assets. These loans had a face value of $57.0 million, reflecting a discount of $5.3 million or 9.3%. The Bank's discounted loan portfolio is secured by residential and commercial real estate properties. At December 31, 1998, management believes that approximately 59% and 41% of its discounted loan portfolio was secured by residential and commercial properties, respectively.

         Substantially all of the loans purchased by BankPhiladelphia at a discount were performing in accordance with their terms at the time of purchase. The Bank has developed and maintains a proprietary model to determine what management believes to be the appropriate purchase price to be paid for a discounted loan pool. The discount is determined based on objective and subjective criteria. The objective criteria includes geographic location, loan-to-value ratio, collateral type, past payment performance, and the term and structure of the loan. The subjective criteria relies on senior management's substantial experience with respect to the acquisition and management of discounted real estate loans.

         Real estate loans generally are acquired in pools, although multi-family residential and commercial real estate loans may be acquired individually. These pools generally are acquired in auctions or competitive bid circumstances in which USABancShares faces substantial competition. Although many of USABancShares' competitors have access to greater capital and have other advantages, USABancShares believes that it has a competitive advantage relative to many of its competitors as a result of its experience in acquiring and managing loans purchased at a discount and the strategic relationships and contacts which it has developed in connection with these activities.

         Prior to making an offer to purchase a portfolio of loans, USABancShares conducts an extensive investigation and evaluation of the loans in the portfolio. Evaluations of potential loans are conducted primarily by USABancShares' senior management who specialize in the analysis of such loans. USABancShares' employees may use third parties to assist them in conducting an evaluation of the value of the collateral property as well as to assist them in the evaluation and verification of information and the gathering of other information not previously made available by the potential seller.

         Although BankPhiladelphia focuses on acquiring loans in the Mid-Atlantic region, BankPhiladelphia has acquired loans secured by real estate located in a number of other states including Texas, Florida and California. The Bank believes that the relatively broad geographic distribution of its discounted loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas and that due to its expertise and BankPhiladelphia's policies and procedures, the geographic diversity of its discounted loan portfolio does not place greater burdens on BankPhiladelphia's ability to administer and, if applicable, service such loans.

         One-to-Four Family Residential Mortgage Lending. The Bank has historically not been an active originator of single-family residential loans and such loans have generally been originated as an accommodation to BankPhiladelphia's customers. These loans are generally made to borrowers who, because of the size of the loan, prior credit problems, the absence of a credit history or other factors, are unable to qualify as borrowers for a single-family residential loan under Federal Home Loan Mortgage Corporation or Federal National Mortgage Association guidelines ("conforming loans"). As a result, these loans are not eligible for resale in the secondary mortgage market. Loans to non-conforming borrowers are perceived by BankPhiladelphia's management as being advantageous to BankPhiladelphia because they generally have higher interest rates and origination and servicing fees and generally lower loan-to-value ratios.

         Substantially all of BankPhiladelphia's one-to-four family residential loans have been acquired through loan purchases. A majority of these loans are located outside of the greater Delaware Valley. Although BankPhiladelphia's purchased single-family residential loans carry a variety of terms, management believes the majority of such loans have loan-to-value ratios of 80% or below and carry fixed rates of interest. The Bank generally attempts to acquire the servicing rights with respect to purchased single-family residential loans, which includes collecting and remitting loan payments, inspecting the properties and making certain insurance and tax payments on behalf of the borrowers. However, BankPhiladelphia may on occasion purchase such loans where the seller retains the servicing rights. At December 31, 1998, BankPhiladelphia held in its portfolio approximately $22.0 million of loans which were being serviced by others.

         The Bank currently offers fixed rate one-to-four family mortgage loans with terms typically ranging from 15 to 30 years. One-to-four family residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option. The average length of time that BankPhiladelphia's one-to-four family residential mortgage loans remain outstanding varies significantly depending upon trends in market interest rates and other factors. In recent years, the average maturity of BankPhiladelphia's mortgage loans has decreased significantly due to the unprecedented volume of refinancing activity. Accordingly, estimates of the average length of time that one-to-four family loans may remain outstanding cannot be made with any degree of accuracy.

         The Bank is permitted under applicable law to lend up to 100% of the appraised value of the real property securing a residential loan. However, if the amount of a residential loan originated or refinanced exceeds 80% of the appraised value, BankPhiladelphia is required by federal regulations to obtain private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Board of Directors, BankPhiladelphia will generally only lend up to 80% of the appraised value of the property securing a single-family residential loan.

         From time to time, BankPhiladelphia will originate loans for the construction of single-family residential properties. Such loans may be made to individuals or builders. The Bank does not expect to emphasize construction lending in the near term and at December 31, 1998, BankPhiladelphia had no construction loans outstanding.

         Multi-family Residential Real Estate and Commercial Real Estate Lending. The Bank's lending activities currently emphasize the origination and acquisition of loans secured by existing multi-family residential and commercial properties. As of December 31, 1998, over a majority of BankPhiladelphia's real estate loan portfolio consisted of loans secured by multi-family residential and commercial properties. The Bank has generally targeted higher quality, smaller multi-family residential and commercial real estate loans with principal balances up to its legal lending limit.

         The Bank's multi-family residential loans are secured by multi-family properties of five units or more, while BankPhiladelphia's commercial real estate loans are secured primarily by industrial, warehouse and self-storage properties, office buildings, office and industrial condominiums, retail space and strip shopping centers and mixed-used commercial properties. At December 31, 1998, substantially all of the properties securing BankPhiladelphia's multi-family residential and commercial real estate loans were located in the greater Delaware Valley. The Bank will presently originate multi-family residential and commercial real estate loans for terms of up to 25 years. Some of these loans contain call or repayment option features within three to seven years after origination. The Bank will originate such loans on both a fixed-rate or adjustable-rate basis, with the latter based on an applicable prime rate. Adjustable-rate loans may have an established ceiling and floor, and the maximum loan-to-value for these loan products is generally 80%. As part of the criteria for underwriting multi-family residential and commercial real estate loans, BankPhiladelphia generally requires a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of at least 1.1 to 1.0 on originated loans and at least 1.0 to 1.0 on acquired loans. It is also BankPhiladelphia's general policy to seek additional protection, such as secondary collateral and personal guarantees from the principals of the borrowers, to mitigate any weaknesses identified in the underwriting process.

         Loans collateralized by multi-family residential and commercial real estate generally involve a greater degree of credit risk than one-to-four family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate and multi-family real estate is typically dependent upon the successful operation of the related property. If the cash flow from the project is reduced, the borrower's ability to repay the loan can become impaired. At December 31, 1998, $1.1 million of BankPhiladelphia's commercial real estate loans were classified as non-performing. As of such date, a significant portion of BankPhiladelphia's non-performing commercial real estate loans was comprised of one purchased loan.

         Commercial Business Loans. The Bank originates commercial business loans consisting primarily of lines of credit and term loans secured by equipment and accounts receivable. At December 31, 1998, commercial business loans totaled $986,000 or 1.0%, of BankPhiladelphia's total loan portfolio. In addition, all of BankPhiladelphia's commercial business loans which are secured by real estate have been classified as commercial real estate loans. Currently, BankPhiladelphia is placing greater emphasis on the origination of commercial business loans and, in connection with the expansion of its community banking franchise, BankPhiladelphia is currently in the process of hiring additional commercial business lenders. Commercial business loans generally have shorter terms and higher interest rates than mortgage loans because of the type and nature of the collateral. At December 31, 1998, none of BankPhiladelphia's commercial business loans were classified as non-performing.

         Consumer Loans. The Bank originates consumer loans consisting principally of loans secured by deposit accounts and marketable securities, and home improvement, personal and automobile loans. At December 31, 1998, consumer loans totaled $243,000, or 0.02%, of BankPhiladelphia's total loan portfolio. The Bank offers consumer loans as a service to its customers. Consumer loans are offered primarily on a fixed-rate basis with maturities generally of less than ten years. Consumer loans entail greater credit risk than do residential mortgage loans but have smaller balances and tend to have higher interest rates. At December 31, 1998, none of BankPhiladelphia's consumer loans were classified as non-performing.

         Loan Origination Fees and Other Income. In addition to interest earned on loans, BankPhiladelphia generally receives fees in connection with loan originations. Such loan origination fees, net of costs to originate, are deferred and amortized using the interest method over the contractual life of the loan. Fees deferred are recognized as income immediately upon prepayment of the related loan. At December 31, 1998, BankPhiladelphia had $116,000 of net deferred loan origination fees. Such fees vary with the volume and type of loans and commitments made and purchased, the principal repayments on such loans, and competitive conditions in the real estate market that reflect the demand and availability of money. In addition to loan origination fees, BankPhiladelphia also receives loan fees and service charges that consist primarily of deposit transaction account service charges and late charges.

         Loans to One Borrower. Current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments). At December 31, 1998, BankPhiladelphia's regulatory limit on loans to one borrower was $2.1 million and its five largest loans or groups of loans to one borrower, including related entities, aggregated $1.9 million, $1.9 million, $1.8 million, $1.8 million and $1.8 million. All five of these loans or loan concentrations were secured by multi-family residential or commercial real estate and were performing in accordance with their terms at December 31, 1998.

Asset Quality

         Collection Procedures. The Bank's collection procedures provide that when a loan is 16 days past due, a computer generated late charge notice is sent to the borrower requesting payment of the amount due under the loan, plus a late charge. If such delinquency continues, on the first day of the next month, a delinquent notice is mailed advising the borrower of the violation of the terms of the loan. A representative of BankPhiladelphia attempts to contact borrowers whose loans are more than 30 days past due. If such attempts are unsuccessful, BankPhiladelphia will engage counsel to facilitate the collection process. A delinquent loan report is presented to the Board of Directors on a regular basis for their review. Historically, BankPhiladelphia has instituted legal action on loans 90 days past due. It is sometimes necessary and desirable to arrange special repayment schedules with borrowers to prevent foreclosure or filing for bankruptcy. The schedule is prepared by BankPhiladelphia pursuant to discussions with the borrower and reviewed by the Board of Directors.

         Delinquent Loans and Non-performing Assets. Loans are reviewed on a monthly basis. Loans are typically placed on nonaccrual status when either principal or interest is 90 days or more past due. Delinquent loans are charged off when it appears no longer reasonable or probable that the loan will be collected. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income.

         Real estate acquired by BankPhiladelphia as a result of foreclosure or by deed in lieu of foreclosure is deemed other real estate owned ("OREO") until such time as it is sold. When OREO is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its estimated fair value, less estimated selling expenses. Valuations are periodically performed, or obtained, by management and any subsequent decline in fair market value is charged to operations. The Bank had no OREO as of December 31, 1997. At December 31, 1998, OREO totaled $66,000 and consisted of one parcel of commercial real estate.

         The following table sets forth information with respect to BankPhiladelphia's delinquent loans at December 31, 1998. At December 31, 1998, BankPhiladelphia had no delinquent consumer loans.

                                                     Balance        Number
                                                     -------        ------
         (Dollars in Thousands)

Residential real estate (1):
   Loans 30 to 89 days delinquent................    $1,272              28
   Loans 90 or more days delinquent..............       818              20
                                                      -----           -----
     Total.......................................     2,090              48
                                                      -----           -----
Commercial real estate:
   Loans 30 to 89 days delinquent................       382               2
   Loans 90 or more days delinquent..............     1,138               5
                                                     ------          ------
     Total.......................................     1,520               7
                                                     ------          ------
Commercial business loans:.......................
   Loans 30 to 89 days delinquent................        --              --
   Loans 90 or more days delinquent..............        58               1
                                                     ------          ------
     Total.......................................        58               1
                                                     ------          ------
Total delinquent loans ..........................    $3,668              56
                                                     ======          ======

----------------------
(1) Consists solely of loans secured by single-family residential real estate.

         The following table presents information on USABancShares' non-performing assets at the dates indicated. USABancShares did not have any troubled debt restructurings at any of the dates presented.

(Dollars in thousands)                                                               December 31,
                                                                     ---------------------------------------------
                                                                             1998                      1997
                                                                     --------------------       ------------------
Non-accruing loans:
   Residential real estate(1)....................................          $   666                  $   258
   Commercial real estate........................................            1,138(2)                    --
   Commercial business...........................................               --                       29
   Consumer......................................................               --                       --
                                                                           -------                  -------
       Total.....................................................            1,804                      287
                                                                           -------                  -------
Accruing loans greater than 90 days delinquent...................              152                       --
                                                                           -------                  -------
       Total non-performing loans(3).............................            1,956                      287
                                                                           -------                  -------
Other real estate owned (4)......................................               66                       --
                                                                           -------                  -------
Total non-performing assets......................................           $2,022                  $   287
                                                                           =======                  =======
Total non-performing loans, net of discount, as a
  percentage of total loans, net of discount.....................             1.89%                    0.50%
                                                                           =======                  =======
Total non-performing assets, net of discount, as a
  percentage of total assets, net of discount....................             1.22%                    0.32%
                                                                           =======                  =======

---------------
(1) Consists solely of loans secured by single-family residential real estate.
(2) The significant increase in non-performing commercial real estate loans during the year ended December 31, 1998 was due, in large part, to a single acquired loan. Management believes that this loan does not present a significant risk of loss to BankPhiladelphia on the basis of a current appraisal on the real estate securing the loan, the loan-to-value ratio thereon, as well as the purchase discount and specific reserve applied to such loan.
(3) All of USABancShares' non-performing loans as of December 31, 1998 consisted of acquired loans.
(4) Consists of one parcel of commercial real estate.

         The interest income that would have been recorded during the year ended December 31, 1998 if BankPhiladelphia's non-accrual loans at the end of such period had been current in accordance with their terms during such period was $140,000.

         Classification of Assets. Federal regulations provide for the classification of delinquent or non-homogeneous loans and other assets such as debt and equity securities as "special mention," "substandard," "doubtful," or "loss" assets. In analyzing loans for purchase as well as for purposes of BankPhiladelphia's loan classification, management has placed increased emphasis on the payment history of the obligor and, to a lesser extent, the purchase discount associated with a specific loan. Assets that do not expose BankPhiladelphia to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management. Loans designated as special mention are generally loans that, while current in required payment, have exhibited some potential weaknesses that, if not corrected, could increase the level of risk in the future. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor. "Substandard" assets include those characterized by the "distinct possibility" that BankPhiladelphia will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets is not warranted and are charged against the loan loss reserve. Pursuant to internal procedures, loans with a history of 30-89 day delinquencies will generally be classified either special mention or substandard. However, all loans 90 days or more delinquent are classified either substandard, doubtful or loss.

         The following table sets forth the aggregate amount of BankPhiladelphia's special mention and classified assets at December 31, 1998:

(Dollars in thousands)

         Special mention......................................        $  422
         Substandard..........................................         1,500
         Doubtful ............................................           211
         Loss.................................................            --
                                                                      ------
         Total special mention and classified assets..........         2,133
         Other real estate owned.............................             66
                                                                      ------
         Total special mention and classified assets,
           including other real estate owned..................        $2,199
                                                                      ======

         Allowance for Loan Losses. Management's policy is to provide for estimated losses on BankPhiladelphia's loan portfolio based on management's evaluation of the probable losses that may be incurred. The Bank's method of determining provisions for loan losses is based partially on the Pennsylvania Department of Banking's and the Federal Deposit Insurance Corporation's Allowance for Loan and Lease Loss Guidelines, and partially on an in-house asset classification policy. The policy provides for the monthly evaluation of concentrations of credit, past loan experience, current economic conditions, amount and composition of the loan portfolio, estimated fair value of collateral, delinquencies and other factors.

         The asset classifications are reviewed monthly by senior management with respect to the loan portfolio and the adequacy of the allowance for loan losses. Based upon that review, management determines whether any loans require the establishment of appropriate reserves or allowances for losses. Such evaluation, which includes a review of all loans for which full collectability of interest and principal may not be reasonably assured, considers, among other matters, the estimated fair value of the underlying collateral. Other factors considered by management include the site and risk exposure of each segment of the loan portfolio, present indicators such as delinquency rates and the borrower's current financial condition, and the potential for losses in future periods. Management also prepares a summary classifying all delinquent loans and non-homogenous loans as special mention, substandard, doubtful or loss. Management then recommends the general allowance for loan losses in part based on past experience, and in part based on specified loan balances within each classification.

         Based on the recommendation of management, the Board of Directors makes determinations as to any reserves and changes to the provision for loan losses and allowance for loan losses. Both general and specific loan loss allowances are charged against earnings; however, general loan loss allowances are added back to capital in computing total risk-based capital under Department and Federal Deposit Insurance Corporation regulations, subject to certain limitations.

         The Bank will continue to monitor the allowance for loan losses and make future adjustments to the allowance through the provision for loan losses as conditions indicate. Although BankPhiladelphia maintains its allowance for loan losses at a level that it considers to be adequate to provide for the inherent risk of loss in the loan portfolio, there can be no assurance that future losses will not exceed estimated amounts or that additional provisions for loan losses will not be required in future periods. In addition, BankPhiladelphia's determination as to the amount of its allowance for loan losses is subject to review by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation as part of their examination process, which may result in the establishment of an additional allowance based upon the judgment of the applicable regulator.

         The following table sets forth activity in BankPhiladelphia's allowance for loan losses at or for the specified periods.

                                                                                     At or for the Year
                                                                                      Ended December 31,
                                                                              --------------------------------
(Dollars in Thousands)                                                           1998                   1997
                                                                                 ----                   ----
Total loans outstanding................................................       $103,305                 $57,047
Average loans outstanding..............................................         78,797                  26,421
Allowance balance (at beginning of period).............................            568                     182
Provision for loan losses..............................................            510                     415
Charge offs, net of recoveries.........................................             27                      29
                                                                              --------                 -------
Allowance balance (at end of period)...................................       $  1,051                 $   568
                                                                              ========                 =======
Allowance for loan losses as a percent of
     total loans, net of discount, at end of period....................           1.02%                   1.01%
                                                                              ========                 =======
Allowance for loan losses as a percent of total
    non-performing loans, net of discount, at end of period........              53.72%                 197.96%
                                                                              ========                 =======
Allowance for loan losses and purchase discount
    as a percentage of total loans.....................................           5.85%                   8.88%
                                                                              ========                 =======
Net loans charged off as a percent of average loans outstanding........           0.03%                   0.11%
                                                                              ========                 =======

    The following tables set forth BankPhiladelphia's percentage of allowance for loan losses to total allowance for loan losses and the percentage of loans to total loans in each of the categories listed at the dates indicated:

                                             At December 31, 1998                             At December 31, 1997
                                   ------------------------------------------     --------------------------------------------
                                              Percentage of     Percentage of                 Percentage of      Percentage of
                                                Allowance       Loans in Each                   Allowance        Loans in Each
(Dollars in Thousands)                          to Total         Category to                    to Total          Category to
                                    Amount     Allowance         Total Loans      Amount        Allowance         Total Loans
                                    ------     ---------         -----------      ------        ---------         -----------
Balance of allowance for loan
losses at end of period applicable
to:
Real estate....................      $1,037       98.8%             98.8%           $528           93.0%            95.1%
Commercial business............          11        1.0               1.0              30            5.3              1.9
Consumer.......................           3        0.3               0.2              10            1.7              3.0
                                     ------      -----             -----            ----          -----            -----
    Total .....................      $1,051      100.0%            100.0%           $568          100.0%           100.0%
                                     ======      ======            =====            ====          =====            =====

Investment Activities

         USABancShares' securities portfolio is managed by the President and the Chief Financial Officer (the "Investment Officers") in accordance with a written Investment Policy of the Board of Directors which addresses strategies, types and levels of allowable investments.

         At December 31, 1998, USABancShares' securities portfolio amounted to $44.1 million or 26.7% of USABancShares' total assets. USABancShares' investment portfolio is comprised of trust preferred securities, mortgage-backed securities, U.S. Government agency securities, corporate and municipal obligations and equity securities. At December 31, 1998, USABancShares' trust preferred securities amounted to $24.9 million, mortgage-backed securities amounted to $8.3 million, equity securities (consisting of common stock of a local financial institution, a self-service photocopy business, stock in BankPhiladelphia's computer vendor and a financial institution managed fund) equaled $1.9 million, financial institution debt obligations totaled $4.6 million, corporate and municipal obligations amounted to $3.2 million, and U.S. Government agency securities amounted to $1.2 million.

         Securities are classified by management as either available for sale or held to maturity based upon USABancShares' intent and ability to hold such securities. Securities available for sale include debt and equity securities that are held for an indefinite period of time and are not intended to be held to maturity. Securities available for sale include securities that management intends to use as part of its overall asset/liability management strategy and that may be sold in response to changes in interest rates and resultant prepayment risk and other factors related thereto. Securities available for sale are carried at fair value, and unrealized gains and losses (net of related tax effects) on such securities are excluded from earnings but are included in stockholders' equity. Upon realization, such gains and losses will be included in USABancShares' earnings. Investment securities and mortgage-backed securities, other than those designated as available for sale, are comprised of debt securities that BankPhiladelphia has the affirmative intent and ability to hold to maturity. Securities held to maturity are carried at cost, and are adjusted for amortization of premiums and accretion of discounts over the estimated terms of the securities.

         The Bank is required under federal regulations to maintain a minimum amount of liquid assets that may be invested in specified short-term securities and certain other investments. The Bank has maintained a portfolio of liquid assets that exceeds regulatory requirements. The Bank's Asset Liability Management Committee generally meets on a monthly basis to decide, based on market levels and conditions, current economic data, political and regulatory information, and internal needs, whether any alterations need to be made to BankPhiladelphia's investment portfolio. Based on the parameters of BankPhiladelphia's Investment Policy, BankPhiladelphia endeavors to diversify its holdings through the purchase of medium-term and long-term, fixed-rate and variable-rate instruments, which provide both an adequate return and moderate risk. All investment decisions are made by the Investment Officers of USABancShares in accordance with the Investment Policy and Asset Liability Management Committee guidelines.

         USABancShares' securities portfolio composition is designed to provide a liquid portfolio yet maximize yield on a risk adjusted basis. The process by which management decides to acquire debt instruments, trust preferred securities and corporate and municipal obligations is similar to that of underwriting a loan. Management evaluates the potential credit risk associated with these types of investment instruments by becoming familiar with the institution, its earnings history, its ability to meet its debt obligation and, if possible, by meeting its management team. The trust preferred securities are fixed-rate long-term obligations with a weighted average yield of 9.21% as of December 31, 1998. The trust preferred securities are obligations of primarily non-rated financial institutions located throughout the United States, and thus there is a limited market in which to purchase and sell these securities. As long-term instruments, this portfolio is also subject to interest rate risk. If interest rates were to rise, these securities would lose value and require USABancShares to reflect a charge to its equity.

         The Bank's investments include mortgage-backed securities, which represent an interest in, or are collateralized by, pools of mortgage loans originated by private lenders that have been grouped by various governmental, government-related or private organizations. Mortgage-backed securities generally enhance the quality of BankPhiladelphia's assets by virtue of the insurance or guarantees that back such securities, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of BankPhiladelphia. Investments in mortgage-backed securities, however, may involve risks not present with mortgage loans. Specifically, mortgage-backed securities are subject to the risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby reducing the net yield on such securities. Like mortgage loans, there is also reinvestment risk associated with the cash flows from such securities in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. At December 31, 1998, $1.8 million, or 21.7%, of BankPhiladelphia's total mortgage-backed securities portfolio of $8.3 million had adjustable interest rates. Management is seeking to increase its portfolio of adjustable-rate mortgage-backed securities. The Bank's mortgage-backed securities are primarily pass-through securities, which provide BankPhiladelphia with payments consisting of both principal and interest as mortgage loans in the underlying mortgage pool are paid off by the borrowers. The average maturity of pass-through mortgage-backed securities varies with the maturities of the underlying mortgage instruments and with the occurrence of unscheduled prepayments of those mortgage instruments.

         The following tables present the book values and estimated market values at December 31, 1998 and December 31, 1997, for each major category of USABancShares' investment securities:

                                                                    December 31, 1998
                                      -----------------------------------------------------------------------------
(Dollars in Thousands)                    Amortized     Gross Unrealized    Gross Unrealized    Approximate Fair
                                            Cost             Gains               Losses              Value
                                          ---------     ----------------    -----------------   ----------------
Available-for-Sale:
   Mortgage-backed securities             $ 2,628           $   --             $    (8)           $ 2,620
   Corporate obligations                    1,322               13                 (89)             1,246
   Trust preferred securities and
     other securities (1).........         24,944              243                (664)            24,523
                                          -------           ------             -------            -------
   Total available-for-sale.......        $28,894           $  256             $  (761)           $28,389
                                          =======           ------             -------            -------
Held-to-Maturity:
   U.S. Government agency
   securities.....................        $ 1,201           $    1             $    --            $ 1,202
   Mortgage-backed securities.....          5,650              104                  (1)             5,753
   Municipal securities...........          3,166               69                  --              3,235
   Trust preferred securities and
     other securities (1).........          5,738               79                 (56)             5,761
                                          -------           ------             -------            -------
     Total held-to-maturity.......        $15,755           $  253             $   (57)           $15,951
                                          =======           ======             =======            =======



                                                                    December 31, 1997
                                       ----------------------------------------------------------------------------
                                          Amortized     Gross Unrealized    Gross Unrealized    Approximate Fair
(Dollars in Thousands)                      Cost            Gains                Losses            Value
                                          ---------     ----------------    ----------------    ----------------
Available-for-Sale:
   U.S. Government agency                 $ 1,243             $ 16               $  --            $ 1,259
     securities.....................
   Trust preferred securities.......        6,737              150                 (11)             6,876
                                          -------             ----               -----            -------
     Total available-for-sale.......      $ 7,980             $166                $(11)           $ 8,135
                                          =======             ====               =====            =======
Held-to-Maturity:
   U.S. Government agency
     securities.....................      $ 3,557             $ --               $ (10)           $ 3,547
   Mortgage-backed securities.......        6,306               50                  --              6,356
   Municipal securities.............        3,163              101                  --              3,264
   Trust preferred securities
     and other securities (1).......        2,393               84                  --              2,477
                                          -------             ----               -----            -------
     Total held-to-maturity.........      $15,419             $235               $(10)            $15,644
                                          =======             ====               =====            =======

------------------------------------

(1) Trust preferred securities and other securities are primarily comprised of trust preferred securities of financial institutions located throughout the United States. At December 31, 1998, BankPhiladelphia held $22.6 million of trust preferred securities available-for-sale and $2.3 million held-to-maturity. Also included in the available-for-sale category was approximately $1.9 million of equity securities consisting of equity securities of a local financial institution and a self-service photocopy business, equity securities of BankPhiladelphia's computer vendor and a financial institution managed fund. At December 31, 1997, trust preferred securities held to maturity totaled $500,000. The remaining $1.9 million in the held to maturity category at such date consisted of debt instruments of financial institutions on the East Coast of the United States. USABancShares does not hold more than $2.0 million of trust preferred securities of any one issuer.

         The following table shows the contractual maturity of USABancShares' investment securities portfolio at December 31, 1998:

(Dollars in Thousands)                          Available-for-Sale                     Held-to-Maturity
                                       ------------------------------------ ---------------------------------------
                                                                  Weighted                              Weighted
                                        Amortized   Approximate   Average   Amortized   Approximate     Average
                                          Cost      Fair Value     Yield       Cost     Fair Value       Yield
                                       ----------- ------------- ---------- ---------- ------------- --------------
Due after one year through five years..   $ 1,246     $ 1,170     11.92%    $ 2,001       $ 2,015         7.31%
Due after five years through ten years.       816         770       9.88      2,635         2,581         7.90
Due after ten years....................    22,312      21,996       9.61      5,479         5,613         7.06
Mortgage-backed securities.............     2,628       2,620       7.00      5,640         5,724         6.59
Equity securities......................     1,892       1,833         --         --            --           --
                                          -------     -------               -------       -------
                                          $28,894     $28,389               $15,755       $15,951
                                          =======     =======               =======       =======

Sources of Funds

         General. Deposits are the major source of BankPhiladelphia's funds for lending and other investment purposes. In addition to deposits, BankPhiladelphia derives funds from the scheduled payments as well as prepayment of loans, the maturity of investment securities and the sale of assets available for sale. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings may be used to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes.

         Deposits. Consumer and commercial deposits are attracted principally from within BankPhiladelphia's market area through the offering of a broad selection of deposit instruments, including non interest-bearing demand accounts, NOW accounts, passbook savings accounts, money market accounts, term certificate accounts and individual retirement accounts. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. Deposits have increased 450% from $20.8 million at December 31, 1995 to $114.4 million at December 31,1998. The largest area of increase occurred in certificates of deposit as BankPhiladelphia continued to rely primarily on non-retail certificates of deposits. At December 31, 1998, BankPhiladelphia had $104.5 million of certificates of deposit, $34.7 million of which were in excess of $100,000, of which $10.1 million mature within twelve months.

         The Bank regularly evaluates its internal cost of funds, surveys rates offered by competing institutions, reviews BankPhiladelphia's cash flow requirements for lending and liquidity, and executes rate changes when deemed appropriate. The Bank will open a new branch office during the second quarter of 1999 in Montgomery County, Pennsylvania. Management anticipates that the mix of deposits will shift towards transaction accounts as BankPhiladelphia expands its commercial line of business. The Bank anticipates that the growth in deposits would be accomplished through aggressive marketing of its retail branch network in surrounding communities, competitive pricing of retail products and the ability to provide loan and deposit products to consumers and commercial businesses in its market area. See "Management's Discussion and Analysis and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         The following table sets forth the balance of each deposit type and the weighted average rate paid on each deposit type of BankPhiladelphia for the periods indicated.

                                                                     Years Ended December 31,
                                         --------------------------------------------------------------------------------
                                                            1998                                    1997
                                                            ----                                    ----
         (Dollars in Thousands)                          Percent of     Weighted                  Percent of   Weighted
                                                            Total        Average                    Total      Average
                                            Balance       Deposits        Yield        Balance     Deposits     Yield
                                            -------       --------      --------       -------    ----------   --------
Noninterest-bearing demand..............    $  1,439        1.26%            --       $   257        0.37%         --
NOW accounts............................         846        0.73           2.31%          688        0.98        2.27
Savings and Passbook accounts...........       5,281        4.62           4.40         2,019        2.86        2.49
Money market deposit accounts...........       2,345        2.05           3.66         4,802        6.81        3.74
Certificates of deposit ................     104,476       91.34           5.73        62,708       88.98        6.06
                                            --------      ------                      -------      ------
Total deposits..........................    $114,387      100.00%          5.53%      $70,474       100.0%       5.72%
                                            ========      ======                      =======      ======

         At December 31, 1998, BankPhiladelphia's certificates of deposit had the following stated maturities:

                                                         Amount
               Maturity Period                       (In Thousands)

               Within 12 months..................       $ 47,067
               Within 13 to 36 months.............        43,168
               Beyond 36 months...................        14,241
                                                        --------
               Total..............................      $104,476
                                                        ========

         The following table presents, by various rate categories, the amount of certificates of deposit outstanding at December 31, 1998.

               Certificate Rates:                   Outstanding Amount
                                                      (In Thousands)
               0 to 3.99%.........................      $  1,584
               4.00% to 5.99%.....................        58,356
               6.00% to 7.99%.....................        44,534
               Over 8.00%.........................             2
                                                        --------
               Total..............................      $104,476
                                                        ========

         The following table summarizes the maturity composition of certificates of deposit with balances of $100,000 or more at December 31, 1998:


(Dollars in Thousands)                           December 31, 1998
                                            -------------------------
                                              Balance            %
                                            -----------      --------
Three months or less.......................   $  3,227         9.30%
Over three months to six months............      1,130         3.26
Over six months to twelve months...........      5,757        16.59
Over twelve months.........................     24,590        70.85
                                              --------       ------
                                              $ 34,704       100.00%
                                              ========       ======

         Borrowings. If the need arises, BankPhiladelphia may rely upon advances from the Federal Home Loan Bank of Pittsburgh and the Board of Governors of the Federal Reserve System discount window to supplement its supply of lendable funds and to meet deposit withdrawal requirements. Advances from the Federal Home Loan Bank of Pittsburgh typically are collateralized by BankPhiladelphia's stock in the Federal Home Loan Bank of Pittsburgh and a portion of

BankPhiladelphia's first mortgage loans. At December 31, 1998, BankPhiladelphia had $30.0 million of advances from the Federal Home Loan Bank of Pittsburgh available, which amount had been fully drawn as of such date.

         The Federal Home Loan Bank of Pittsburgh functions as a central reserve bank providing credit for BankPhiladelphia and other member savings and financial institutions. As a member, BankPhiladelphia is required to own capital stock in the Federal Home Loan Bank of Pittsburgh and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities that are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of a member institution's net worth or on the Federal Home Loan Bank of Pittsburgh's assessment of the institution's creditworthiness.

         At December 31, 1998, BankPhiladelphia had five callable fixed-rate advances for $30.0 million from the Federal Home Loan Bank of Pittsburgh. The callable advances mature within five to ten years with call options ranging from 18 months to five years. The interest rates on the callable advances range from 4.83% to 5.63%, with a weighted average interest rate of 5.31% at December 31, 1998.

         The following table sets forth certain information regarding BankPhiladelphia's borrowed funds, which consist solely of the advances from the Federal Home Loan Bank of Pittsburgh, at or for the years ended on the dates indicated:

                                                    At or for the
                                                Year Ended December 31,
                                              ---------------------------
(Dollars in Thousands)                         1998                 1997
                                               ----                 ----

FHLB advances:
   Maximum month-end balance..............    $31,000             $12,700
   Balance at end of period...............     30,000               9,000
   Average balance........................     22,482               7,000
Weighted average interest rate on:
   Balance at end of period...............       5.30%               5.87%
   Average balance for period.............       5.29%               5.87%

         USABancShares also has three line of credit facilities with local financial institutions totaling $2.0 million. The aggregate outstanding balance on the lines of credit at December 31, 1998 was $1.1 million. The interest rates paid on these advances are floating, prime based rates, ranging from prime to prime plus one percentage point, with the average interest rate at December 31, 1998 equaling 8.21%.

USACapital

         USACapital, a registered broker-dealer with the National Association of Securities Dealers, is a Pennsylvania corporation wholly owned by USABancShares. A subsidiary of USABancShares acquired USACapital in April 1997 for a purchase price of $75,000, paid in shares of USABancShares' common stock. USACapital is engaged in the business of trading stocks, bonds, annuities, and other investment related products to the general public. The operations of USACapital presently represent less than 10% of USABancShares' consolidated net income. However, during the year ended December 31, 1998, USACapital increased its staff from two persons to 18 persons, which management believes will facilitate the growth of USACapital's business. The majority of the additional employees at USACapital are compensated on a commission basis, which will maintain a variable expense base related to performance. USACapital operates out of USABancShares' corporate office. USACapital generated pre-tax earnings of $141,000 for the year ended December 31, 1998 and $102,000 from USABancShares' acquisition of USACapital in April 1997 through December 31, 1997.

Personnel

         As of December 31, 1998, USABancShares, BankPhiladelphia and USACapital have a total of 38 full-time and 2 part-time employees.

Description of Properties

         On December 23, 1997, BankPhiladelphia purchased a building at 1535 Locust Street in Center City Philadelphia, formerly owned and operated by PNC Bank, which serves as its corporate offices and flagship retail operation. This new location consists of approximately 10,000 square feet of space, and includes not only a first floor retail operation, but also houses senior management of USABancShares and USACapital, in addition to selected members of BankPhiladelphia staff.

         Pursuant to a lease dated May 11, 1989, BankPhiladelphia leases its building located at 803 East Germantown Pike in Norristown, Pennsylvania, which contains a retail branch as well as administrative offices. The lease is for an initial period of 10 years, with an option to renew or extend the lease for an additional 10 years. The annual lease payments total $37,400.
The Bank intends to renew the lease upon expiration.

         Pursuant to a lease dated July 27, 1998, BankPhiladelphia leases a building at 18 East Wynnewood Road, Wynnewood, Pennsylvania. USABancShares will open a retail branch at this location during the second quarter of 1999. The lease is for an initial period of 10 years with an option to renew for an additional 10 years. The annual lease payments total $48,000.

         The Bank also leases an additional "mini" branch, known as "eBank" in the office, restaurant and retail complex known as "The Bellevue" which is located in Center City Philadelphia. The annual lease payments total $8,200.

         Deposits are received at the Locust Street headquarters, the Norristown branch and the eBank, and BankPhiladelphia will receive deposits in the Wynnewood branch when the branch is opened. At December 31, 1998, BankPhiladelphia's branches had the following deposits: Locust Street, $53.0 million; Norristown, $54.8 million; and eBank, $6.3 million.

         The Bank may acquire or lease other real estate in the future for purposes of opening new branch locations. In addition, BankPhiladelphia may acquire or lease real estate parcels for purposes of establishing mini-branch locations, which would likely include state of the art automated teller facilities that would involve minimal staffing requirements.

Legal Proceedings

         USABancShares is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of BankPhiladelphia's business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to USABancShares' and BankPhiladelphia's financial condition and results of operation.

                           MANAGEMENT OF USABANCSHARES

Directors and Executive Officers

         Certain information concerning the present directors and executive officers of USABancShares is set forth below. The term of office for each director is one year or until the date of USABancShares' next meeting of shareholders, at which time elections are held for each seat on the Board of Directors.

Name                                 Position with USABancShares                       Age        Director Since
----                                 ---------------------------                       ---        --------------
George M. Laughlin ................. Chairman                                          78         1995
Zeev Shenkman ...................... Vice-Chairman                                     46         1998
Kenneth L. Tepper .................. President and Chief Executive Officer/Director    36         1995
Clarence L. Rader................... Director/Chairman of BankPhiladelphia             67         1995
Jeffrey A. D'Ambrosio .............. Director                                          43         1995
George C. Fogwell, III ............. Director                                          51         1995
John A. Gambone .................... Director                                          59         1995
Carol J. Kauffman .................. Director                                          51         1997
Wayne O'Leevy ...................... Director                                          54         1996
Brian M. Hartline .................. Chief Financial Officer                           34         N/A

         Following is a brief summary of each director's and executive officer's occupation over the last five years.

         George M. ("Dewey") Laughlin is a real estate investor and insurance broker, and is the founder/owner of Best Auto Tags and Abat's Auto Tags, one of the first companies to originate 24-hour licensed messenger service in Pennsylvania. Mr. Laughlin owns and manages a total of twenty-four branch locations throughout the Commonwealth of Pennsylvania. He is a veteran of the United States Navy, having served on the aircraft carrier U.S.S. Independence in every major South Pacific campaign of World War II.

         Zeev Shenkman has been the Chief Executive Officer of Shen Management Corporation since September 1995. From 1996 through 1997, Mr. Shenkman was Chief Financial Officer of Global Sports, Inc. Prior thereto, from May 1984 through March 1995, Mr. Shenkman was the Chief Financial Officer of Today's Man, Inc. In 1996, Today's Man filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, and emerged under a plan approved in 1998.

         Kenneth L. Tepper has been a Director and President and Chief Executive Officer of USABancShares and of BankPhiladelphia since 1995. Prior thereto, Mr. Tepper served as an agent of the Federal Deposit Insurance Corporation assigned to the RTC from 1990 through 1991. Thereafter, Mr. Tepper was Director of Merchant Banking at Tucker Federal SLA, and from 1994 through 1995 was Managing Director of Merchant*BancShares, Inc., an investment banking firm specializing in community bank mergers and loan portfolio acquisitions. He was Finance Chairman of the Pennsylvania Republican State Committee during the 1994 gubernatorial campaign, and a principal of the 1995 Congressional Medal of Honor Society Convention. He serves on the Board of Directors of TRM Corporation, a public company in the self-service photocopy business in which USABancShares maintains a $500,000 investment in debt securities.

         Clarence L. Rader has served as Chairman of BankPhiladelphia since November 1995. Prior thereto, he served as President and Chief Executive Officer of BankPhiladelphia from 1986 to 1995. Mr. Rader was President of the Norristown School Board, and Chairman of the Central Montgomery Chamber of Commerce from 1991-1992. He is a senior appraiser with the American Society of Appraisers.

         Jeffrey A. D'Ambrosio has been the owner and is Chief Executive Officer of D'Ambrosio Dodge in Downingtown, Pennsylvania since 1985. Mr. D'Ambrosio presently owns and manages 11 auto franchises in Chester County, Pennsylvania. Mr. D'Ambrosio is a member of the Dodge Dealers National Advertising Council and serves on the Pennsylvania Board of Vehicle Manufacturers, Dealers and Salespersons.

         George C. Fogwell, III is a Senior Captain with Delta Airlines, where he also serves as a flight instructor.

         John A. Gambone is the Chairman, President and Chief Executive Officer of Gambone Bros. Organization, Inc., a real estate development concern founded in 1958 and headquartered in Fairview Village, Pennsylvania. He is a member of the Pennsylvania Horse Breeders Association as well as numerous professional organizations related to the building industry.

         Carol J. Kauffman has served as the Director of Business Development for Lawyers' Travel Service Division of the World Travel Specialists Group since 1996. Prior to Lawyers' Travel, Ms. Kauffman was Senior Account Executive, Account Services for Reimel Carter Public Relations firm after successfully selling the firm she founded over ten years ago, Lawlor Jackson, Inc.

         Wayne O. Leevy is the Managing Partner of Mitchell & Titus, LLP, a public accounting firm. Prior to Mitchell & Titus, Mr. Leevy was Managing Officer of Leevy, Redcross and Co., which merged with Mitchell & Titus in 1990.

         Brian M. Hartline is currently Chief Financial Officer of USABancShares and Chief Operating Officer of BankPhiladelphia, where he has been employed since December 1998. Prior to joining USABancShares, Mr. Hartline served from 1994 through 1998 in a number of positions, including Executive Vice President and Chief Financial Officer, at ML Bancorp, Inc. in Villanova, Pennsylvania, and from 1990 to 1994 as Vice President and Controller of PNC Bank (Central Region), formerly United Federal Bank, in State College, Pennsylvania. Mr. Hartline is a licensed certified public accountant.

Compensation of the Board of Directors

         During 1998, members of the Boards of Directors of USABancShares and BankPhiladelphia were compensated at the following rates for their services:
$200 per meeting of the Board of Directors and $100 per meeting of any committee of the Board of Directors.

         During 1998, an aggregate of $58,880 was paid to directors for their services. No director received more than $14,200.

Executive Compensation

         The following table sets forth compensation paid in fiscal 1998 for services performed in all capacities for USABancShares and BankPhiladelphia with respect to the Chief Executive Officer. With the exception of Mr. Tepper, no executive officer of USABancShares earned over $100,000 in fiscal year 1998.

                                                                                        Long Term Compensation
                                                                                          No. of Securities
Name and Principal Position                      Fiscal Year       Annual Salary         Underlying Options
---------------------------                      -----------       -------------      -----------------------
Kenneth L. Tepper, President and CEO ........       1998            $245,000(1)                    --
                                                    1997            $132,000(1)                    --
                                                    1996            $132,000(1)                  100,000

---------------

(1) In addition to a base salary of $120,000, Mr. Tepper received $12,000 in additional compensation which was used to purchase a deferred compensation life insurance policy. Mr. Tepper's salary was increased to $245,000 effective March 1, 1998. In addition, Mr. Tepper has received from USABancShares payments of $150,000 per year for each of 1998 and 1999 and may receive a third payment in January 2000 in connection with his agreement to cap the non-dilutive feature of the Class B common stock. See "-Certain Relationships and Related Transactions."

Stock Options

         The following table sets forth certain information concerning options to purchase common stock of USABancShares made to the executive officer named in the Summary Compensation Table in the fiscal year ended December 31, 1998.

                        Option Grants in Last Fiscal Year

                                                                Individual Grants
                                    --------------------------------------------------------------------------------
                                        Number of              % of Total Options
                                   Securities Underlying      Granted to Employees       Exercise        Expiration
Name                                  Options Granted            in Fiscal Year            Price            Date
----                                --------------------      ---------------------      ---------       -----------
Kenneth L. Tepper...............        26,600(1)                    17.50%           $10.00/share         2/11/03
Kenneth L. Tepper...............        13,300(1)                     8.75%           $15.04/share         2/11/03


(1) All information set forth gives effect to the 33% stock dividend which USABancShares paid on July 18, 1997 and August 17, 1998.

         The following table sets forth certain information concerning the exercise in the fiscal year ended December 31, 1998 of options to purchase common stock of the USABancShares by the executive officer named in the Summary Compensation Table and the unexercised options to purchase common stock of USABancShares held by Mr. Tepper at December 31, 1998. Year-end values are based upon the closing market price of a share of USABancShares' common stock on December 31, 1998 of $9.00.

                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values

                                                            Number of Securities
                                                           Underlying Unexercised      Value of Unexercised
                                                                  Options at           In-the-Money Options
                                                                   FY-End(#)            at FY-End ($)(1)
                                                           ------------------------- --------------------------
                                  Shares
                                Acquired on     Value
         Name                     Exercise    Realized (1)   Exercisable Unexercisable Exercisable  Unexercisable
         ----                  ------------- ------------    ----------- ------------- -----------  -------------
Kenneth L. Tepper...........       8,800       $24,595        179,980      27,930      $562,834        --

-----------------


(1) All information set forth gives effect to the 33% stock dividend which USABancShares paid on July 18, 1997 and August 17, 1998. Values are calculated by subtracting the exercise price from the fair market value as of the exercise date or fiscal year end, as appropriate. Values are reported before any taxes associated with exercise or subsequent sale of the underlying stock.

Employment Agreements

         On November 30, 1995, USABancShares entered into a five-year employment agreement with Mr. Tepper pursuant to which Mr. Tepper received an annual base salary of $120,000 and may receive an annual cash bonus and grant of stock options as determined by the Board of Directors. Mr. Tepper has not received any cash bonuses. Pursuant to the agreement, Mr. Tepper was granted options to purchase 100,000 shares of common stock at an exercise price of $10.00 per share. All of the options are exercisable and expire in November 2005. Pursuant to the stock dividends declared and issued in July 1997 and August 1998, Mr. Tepper's options were adjusted to 176,890 and the exercise price was adjusted to $5.65 per share. The agreement provides that in the event USABancShares discharges Mr. Tepper other than for cause (as defined in the employment agreement), disability or incapacity, or Mr. Tepper terminates his employment with USABancShares upon the occurrence of certain specified events or occurrences, including a change of control (as defined in employment agreement) of USABancShares, Mr. Tepper will receive severance payments equal to his accrued but unpaid base compensation and incentive compensation plus a lump sum equal to no more than 2.99 times the average of his total annual compensation over the previous five years. Effective March 1, 1998, USABancShares extended Mr. Tepper's agreement through February 12, 2001, at an annual base salary of $245,000 and an annual cash bonus and grants of stock options as may be determined by the Board of Directors. Pursuant to the agreement, Mr. Tepper was granted options to purchase 26,600 shares of common stock at $10.00 per share, and options to purchase 13,300 shares of common stock at $15.04 per share. Of the 26,600 options, 11,970 vested on August 13, 1998, 11,970 vested on February 13, 1999, and 2,660 will vest on February 13, 2000. Of the 13,300 options granted, 5,187 will vest on February 13, 2000, 6,650 will vest on February 13, 2001 and 1,463 will vest on February 13, 2002.

         On November 30, 1998, USABancShares and BankPhiladelphia entered into a three-year employment agreement with Mr. Hartline pursuant to which Mr. Hartline serves as Chief Financial Officer of USABancShares and Chief Operating Officer of BankPhiladelphia. Mr. Hartline receives an annual base salary of $160,000 and will receive incentive compensation in the amount of $40,000 if USABancShares earns in excess of $1.00 per share (as adjusted for stock splits, stock dividends, etc.) in any fiscal year. Pursuant to the agreement, Mr. Hartline was granted or will be granted options to purchase 20,000 shares of common stock on November 30 of each of 1998, 1999 and 2000, for a total of 60,000 options. The options vest over a three year period using the following vesting schedule:
10,000 in year one, 5,000 in year two and 5,000 in year three. The exercise price of the options will be the last reported sale price on the Nasdaq SmallCap Market of USABancShares' common stock for the business day preceding the date of grant. If Mr. Hartline's employment is terminated by USABancShares without cause (as defined in the employment agreement), Mr. Hartline will receive, until the earlier of the remaining term of the employment agreement or obtaining employment elsewhere, his current salary, medical benefits, use of an automobile and any earned bonuses. In the event of a change in control, Mr. Hartline shall receive his current salary, medical benefits and the use of an automobile for twenty-four months, if he is not offered continued employment with the same job title, responsibilities and compensation following the change in control.

Indemnification of Directors and Officers

         USABancShares' charter and by-laws provide that USABancShares will indemnify every person who is or was a director or executive officer of USABancShares to the fullest extent permitted by law. This indemnification applies to all expenses and liabilities reasonably incurred in connection with any proceeding to which the director or executor officer may become involved by reason of being or having been a director or executive officer of USABancShares. Pennsylvania law, under which USABancShares is incorporated, allows USABancShares to indemnify its directors and officers if the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of USABancShares and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. USABancShares maintains a director and officer liability insurance policy covering each of USABancShares 's directors and executive officers.

         Under the Declaration of Trust, USABancShares has agreed to indemnify each of the Trustees of the Trust, and to hold each Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of, or in connection with, the acceptance or administration of the Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Declaration of Trust.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information concerning the beneficial ownership of USABancShares' shares of common stock as of March 31, 1999, by each director, the Chief Executive Officer, all directors and officers as a group, and each person known to USABancShares to beneficially own 5% or more of USABancShares' outstanding Class A common stock. The information in the table concerning persons known by USABancShares to own beneficially 5% or more of USABancShares' common stock is derived, without independent investigation on the part of USABancShares, from the most recent filings made by such persons with the Securities and Exchange Commission on Schedule 13D and Schedule 13G pursuant to Rule 13d-3 of the Exchange Act. Mr. Tepper, USABancShares' President and Chief Executive Officer, owns all 10,000 shares of the issued and outstanding Class B common stock. Except as otherwise noted, the address for each such person is 1535 Locust Street, Philadelphia, Pennsylvania 19102. All share information set forth gives effect to 33% stock dividends which USABancShares paid on July 18, 1997 and August 17, 1998.


                                                             Shares of Class A           Percentage of Shares of
                                                               Common Stock                Class A Common Stock
Name of Beneficial Owner                                  Beneficially Owned (1)          Beneficially Owned (1)
------------------------                                  ----------------------          ----------------------
George M. Laughlin .................................            62,043(2)(3)                       3.1
Zeev Shenkman ......................................            55,700(4)                          2.7
Clarence L. Rader ..................................            17,689(2)                           *
Kenneth L. Tepper ..................................           271,322(5)                         12.3
Jeffrey A. D'Ambrosio ..............................            53,067(2)                          2.6
George C. Fogwell, III .............................            44,753(2)(6)                       2.2
John A. Gambone ....................................            56,401(2)(7)                       2.8
Carol J. Kauffman ..................................            61,337(8)(9)                       3.0
Wayne O. Leevy .....................................            10,613(2)                           *
Sandler O'Neill Asset Management LLC (10)...........           143,060                             7.1
Investors of America Limited (11) ..................           115,949                             5.8
Financial Stocks LP (12)                                       127,525                             6.4
Rainbow Partners LP (13)                                       136,410                             6.8
                                                               -------                             ---
Directors and Executive Officers                               642,925                            27.5%
                                                               =======                            ====
(9 persons) ........................................

---------------
    * Less than one percent (1%)

(1) Based upon 2,007,392 shares of common stock outstanding as of March 24, 1999 (which does not include the shares of Class B common stock which are convertible into shares of Class A common stock). Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act. Also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Includes options to purchase 8,845 shares which are exercisable at $5.65 per share.

(3) Includes 17,689 shares held by Mr. Laughlin's wife and 884 shares held by his daughter.

(4) Includes options to purchase 33,250 shares of common stock which are exercisable at $11.28 per share.

(5) Includes 177 shares of common stock held by Mr. Tepper as custodian for his minor son. Also includes options to purchase 168,090 shares of common stock which are exercisable at $5.65 per share and options to purchase 23,940 shares of common stock which are exercisable at $7.85 per share. Does not include 10,000 shares of USABancShares' Class B common stock which are beneficially owned by Mr. Tepper and which are convertible in 2001 into 108,237 shares of Class A common stock.

(6)  Includes 531 shares of common stock held by Mr. Fogwell's children.

(7) Mr. Gambone's shares of common stock are held in the name of a trust, of which Mr. Gambone is trustee (26,533 shares), and in the name of a corporation (18,944 shares), of which Mr. Gambone is president. Includes 310 shares of common stock owned by family members who reside in Mr. Gambone's home, as to which Mr. Gambone disclaims beneficial ownership.

(8) Includes 1,620 shares of common stock owned by Mrs. Kauffman's husband, options to purchase 53,067 shares of common stock held by Mrs. Kauffman's husband, which are exercisable at $5.65 per share and options to purchase 1,330 shares of common stock presently exercisable at $7.52.

(9) Includes options to purchase 6,650 shares of common stock which are exercisable at $11.28 per share.

(10) The address for Sandler O'Neill Asset Management LLC is 712 Fifth Avenue, 22nd Floor, New York, New York 10019.

(11) The address for Investors of America Limited is 39 Glen Eagles, St Louis, Missouri 63124.

(12) The address for Financial Stocks LP is 441 Vine Street, Suite 507, Cincinnati, Ohio 45202.

(13) The address for Rainbow Partners LP is 375 Park Avenue, New York, New York 10152.

Certain Relationships and Related Transactions

         BankPhiladelphia has engaged in, and expects in the future to engage in, banking transactions in the ordinary course of business with its directors, executive officers and principal shareholders (or their affiliate organizations) on substantially the same terms as those prevailing for comparable transactions with others. All loans by BankPhiladelphia to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 1998, certain executive officers and directors of USABancShares or BankPhiladelphia had outstanding indebtedness in amounts exceeding $60,000 to BankPhiladelphia as follows: As of December 31, 1998, two companies in which Mr. Gambone owns a minority interest had outstanding indebtedness totaling $431,093. Of this amount, $278,523 is secured by real estate and $152,570 is secured by titles to motor vehicles, with all loans personally guaranteed by Mr. Gambone. Mr. Tepper had outstanding loan commitments totaling $695,770, of which $645,770 is secured by a residential mortgage and $50,000 is an unsecured line of credit. Mr. Shenkman has outstanding two loan commitments totaling $1.2 million. Both loans are secured by marketable securities and a second mortgage on residential real estate. Additionally, Mr. Laughlin had outstanding loan commitments totaling $190,000, of which $140,000 is secured by commercial real estate and $50,000 is an unsecured line of credit. The aggregate amount of loans outstanding to executive officers and directors of BankPhiladelphia as of December 31, 1998 equaled 21.7% of stockholder's equity.

         Mr. Tepper, USABancShares' President and Chief Executive Officer, is the sole holder of USABancShares' Class B common stock. The terms of the Class B common stock provide that on January 1, 2001, all of the authorized shares of Class B common stock will automatically convert into 10% of the then issued shares of Class A common stock, rounded up to the nearest whole share. In connection with a private placement of USABancShares' common stock in February 1998, USABancShares and Mr. Tepper entered into an agreement by which USABancShares has an option to pay Mr. Tepper $150,000 per year for each of the three years beginning in 1998 in exchange for Mr. Tepper agreeing to cap the non-dilutive feature of the Class B common stock to 10% of the Class A common stock outstanding prior to the February 1998 private placement of Class A common stock, or 81,381 shares, and waive any future exercise of the non-dilutive feature of the Class B common stock. The first payment was made upon the closing of the February 1998 private placement. The second payment was made in January 1999. The third optional payment is anticipated to be made in January 2000.

                    REGULATION OF USABANCSHARES AND THE BANK

         USABancShares and BankPhiladelphia are extensively regulated under both federal and state law. From time to time, various new types of federal and state legislation have been proposed that could result in additional or diminished regulation of and restrictions on, or altered forms of supervision of, banks or bank holding companies. It cannot be predicted whether any such legislation will be adopted or how such legislation, if adopted, would affect the business of BankPhiladelphia or USABancShares. As a consequence of the extensive regulation of commercial banking activities and financial institutions in the United States, the business and activities of BankPhiladelphia are susceptible to changes in federal and state legislation which may affect the scope, nature and costs of such business and activities. The following description of statutory and regulatory provisions, which is not intended to be a complete description of these provisions or their effects on USABancShares or BankPhiladelphia, is qualified in its entirety by reference to the particular statutory or regulatory provisions.

USABancShares

         General. USABancShares is a registered bank holding company pursuant to BankPhiladelphia Holding Company Act of 1956, and is subject to regulation and supervision by the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking. USABancShares is required to file annually a report of its operations with, and is subject to examination by, the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking.

         Bank Holding Company Act of 1956 Activities and Other Limitations. The Bank Holding Company Act prohibits a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, or increasing such ownership or control of any bank, without prior approval of the Board of Governors of the Federal Reserve System. The Bank Holding Company Act also generally prohibits a bank holding company from acquiring any bank located outside of the state in which the existing bank subsidiaries of the bank holding company are located unless specifically authorized by applicable state law. No approval under the Bank Holding Company Act is required, however, for a bank holding company already owning or controlling 50% of the voting shares of a bank to acquire additional shares of such bank.

         The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the Bank Holding Company Act, the Board of Governors of the Federal Reserve System is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the Board of Governors of the Federal Reserve System has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In making such determinations, the Board of Governors of the Federal Reserve System is required to weigh the expected benefit to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

         The Board of Governors of the Federal Reserve System has by regulation determined that certain activities are closely related to banking within the meaning of the Bank Holding Company Act. These activities include operating a mortgage company, finance company, credit card company, factoring company, trust company or savings association; performing certain data processing operations; providing limited securities brokerage services; acting as an investment or financial advisor; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; providing tax planning and preparation services; operating a collection agency; and providing certain courier services. The Board of Governors of the Federal Reserve System also has determined that certain other activities, including real estate brokerage and syndication, land development, property management and underwriting of life insurance not related to credit transactions, are not closely related to banking and a proper incident thereto.

         Limitations on Transactions with Affiliates. Transactions between banks and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity which controls, is controlled by or is under common control with the bank. In a holding company context, the parent holding company of a bank (such as USABancShares ) and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Sections 23A and 23B (i) limit the extent to which BankPhiladelphia or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to BankPhiladelphia or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions. In addition to the restrictions imposed by Sections 23A and 23B, no bank may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or
(ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of BankPhiladelphia.

         In addition, Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a bank, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, BankPhiladelphia's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus).
Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of BankPhiladelphia. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a bank to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers.

         Capital Requirements. The Board of Governors of the Federal Reserve System has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the Bank Holding Company Act. The Board of Governors of the Federal Reserve System capital adequacy guidelines generally require bank holding companies to maintain total capital equal to 8% of total risk-weighted assets, with at least one-half of that amount consisting of Tier 1 or core capital and up to one-half of that amount consisting of Tier 2 or supplementary capital. Tier 1 capital for bank holding companies generally consists of the sum of common stockholders' equity and perpetual preferred stock (subject in the case of the latter to limitations on the kind and amount of such stocks which may be included as Tier 1 capital), less goodwill and, with certain exceptions, intangibles. Tier 2 capital generally consists of hybrid capital


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

instruments; perpetual preferred stock which is not eligible to be included as Tier 1 capital; term subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses. Assets are adjusted under the risk-based capital guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets which are typically held by a bank holding company, including multi-family residential and commercial real estate loans, commercial business loans and consumer loans. Single-family residential first mortgage loans which are not past-due (90 days or more) or non-performing and which have been made in accordance with prudent underwriting standards are assigned a 50% level in the risk-weighing system, as are certain privately-issued mortgage-backed securities representing indirect ownership of such loans. Off-balance sheet items also are adjusted to take into account certain risk characteristics.

         In addition to the risk-based capital requirements, the Board of Governors of the Federal Reserve System requires bank holding companies to maintain a minimum leverage capital ratio of Tier 1 capital to average total assets of 3.0%. Total assets for this purpose does not include goodwill, certain mortgage and non-mortgage servicing assets, purchased credit card relationships and any other intangible assets and investments that the Board of Governors of the Federal Reserve System determines should be deducted from Tier 1 capital. The Board of Governors of the Federal Reserve System has announced that the 3.0% Tier 1 leverage capital ratio requirement is the minimum for the top-rated bank holding companies without any supervisory, financial or operational weaknesses or deficiencies or those which are not experiencing or anticipating significant growth. Other bank holding companies will be expected to maintain Tier 1 leverage capital ratios of at least 4.0% or more, depending on their overall condition.

         As of December 31, 1998, USABancShares was in compliance with the above-described Board of Governors of the Federal Reserve System regulatory capital requirements.

         Financial Support of Affiliated Institutions. Under Board of Governors of the Federal Reserve System policy, USABancShares will be expected to act as a source of financial strength to BankPhiladelphia and to commit resources to support BankPhiladelphia in circumstances when it might not do so absent such policy. The legality and precise scope of this policy is unclear, however, in light of recent judicial precedent.

The Bank

         General. The Bank is incorporated under the Pennsylvania Banking Code and is subject to extensive regulation and examination by the Pennsylvania Department of Banking and by the Federal Deposit Insurance Corporation. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. There are periodic examinations by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to test BankPhiladelphia's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation or the Congress could have a material adverse impact on USABancShares, BankPhiladelphia and their operations.

         Federal Deposit Insurance Corporation Assessments. The deposits of BankPhiladelphia are insured by Bank Insurance Fund of the Federal Deposit Insurance Corporation, up to applicable limits, and are subject to deposit premium assessments by the Bank Insurance Fund. Under the Federal Deposit Insurance Corporation's risk-based insurance system, Bank Insurance Fund-assessed deposits have been subject to premiums which have varied, depending upon the institution's capital position and other supervisory factors.

         The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including BankPhiladelphia, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation may also suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. Management is aware of no circumstances which would result in termination of BankPhiladelphia's deposit insurance.


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
         Capital Requirements. The Federal Deposit Insurance Corporation has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks which, like BankPhiladelphia, will not be members of the Federal Reserve System. These requirements are substantially similar to those adopted by the Board of Governors of the Federal Reserve System regarding bank holding companies, as described above.

         The Federal Deposit Insurance Corporation's capital regulations establish a minimum 3.0% Tier 1 leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier 1 leverage ratio for such other banks to 4.0% to 5.0% or more. Under the Federal Deposit Insurance Corporation's regulation, highest-rated banks are those that the Federal Deposit Insurance Corporation determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Leverage or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

         The Federal Deposit Insurance Corporation also requires that savings banks meet a risk-based capital standard. The risk-based capital standard for savings banks requires the maintenance of total capital (which is defined as Tier 1 capital and supplementary (Tier 2) capital) to risk-weighted assets of 8.0%, of which at least 4.0% shall be Tier 1 capital. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the Federal Deposit Insurance Corporation believes are inherent in the type of asset or item. The components of Tier 1 capital are equivalent to those discussed above under the 3.0% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. As of December 31, 1998, BankPhiladelphia met each of its capital requirements.

         In August 1995, the Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies also have issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy.

         The Bank is also subject to more stringent Department capital guidelines. Although not adopted in regulation form, the Pennsylvania Department of Banking utilizes capital standards requiring a minimum of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the Federal Deposit Insurance Corporation. As of December 31, 1998, BankPhiladelphia exceeded the Pennsylvania Department of Banking's capital guidelines.

         Activities and Investments of Insured State-chartered Banks. The activities and equity investments of Federal Deposit Insurance Corporation-insured, state-chartered banks are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that



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
such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met. In addition, an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the Federal Deposit Insurance Corporation has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. Any insured state-chartered bank directly or indirectly engaged in any activity that is not permitted for a national bank must cease the impermissible activity.

         Pennsylvania Banking Law. The Pennsylvania Banking Code contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees and members, as well as corporate powers, savings and investment operations and other aspects of BankPhiladelphia and its affairs. The Pennsylvania Banking Code delegates extensive rulemaking power and administrative discretion to the Pennsylvania Department of Banking so that the supervision and regulation of state-chartered savings banks may be flexible and readily responsive to changes in economic conditions and in savings and lending practices.

        One of the purposes of the Pennsylvania Banking Code is to provide banks with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws and other state, federal and foreign laws. A Pennsylvania bank may locate or change the location of its principal place of business and establish an office anywhere in the Commonwealth, with the prior approval of the Pennsylvania Department of Banking.

         The Department generally examines each savings bank not less frequently than once every two years. Although the Pennsylvania Department of Banking may accept the examinations and reports of the Federal Deposit Insurance Corporation in lieu of the Pennsylvania Department of Banking's examination, the present practice is for the Pennsylvania Department of Banking to conduct individual examinations. The Department may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney or employee of a savings bank engaged in an objectionable activity, after the Pennsylvania Department of Banking has ordered the activity to be terminated, to show cause at a hearing before the Pennsylvania Department of Banking why such person should not be removed.

         Restrictions on Payment of Dividends. Under the Federal Deposit Insurance Act, insured depository institutions such as BankPhiladelphia are prohibited from making capital distributions, including the payment of dividends, if, after making any such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Under the Federal Deposit Insurance Act, no dividends may be paid by an insured bank if the bank is in arrears in the payment of any insurance assessment due to the Federal Deposit Insurance Corporation. Dividend payments by BankPhiladelphia are subject to the Pennsylvania Banking Code. Under the Pennsylvania Banking Code, no dividends may be paid except from "accumulated net earnings" (generally, undivided profits). State and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of BankPhiladelphia to pay dividends. In addition, BankPhiladelphia's regulators have authority to prohibit BankPhiladelphia or USABancShares from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of BankPhiladelphia or USABancShares, could be deemed to constitute such an unsafe or unsound practice.

         Regulatory Enforcement Authority. Applicable banking laws include substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

                               USA CAPITAL TRUST I

         The USA Capital Trust I is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. The USA Capital Trust I exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures are the sole assets of USA Capital Trust I and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned directly by USABancShares. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default, the rights of USABancShares as holder of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of Exchange Securities-- Description of Capital Securities-- Subordination of Common Securities." USABancShares acquired the Common Securities in a liquidation amount equal to 3% of the total capital of the Trust. USA Capital Trust I has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees appointed by USABancShares as the direct holder of the Common Securities. The Issuer Trustees are Wilmington Trust Company as the Property Trustee, Wilmington Trust Company as the Delaware Trustee and the Administrative Trustees. Wilmington Trust Company also acts as indenture trustee under the Guarantee and the Indenture. See "Description of Exchange Securities-- Description of Guarantee" and "--Description of Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the Capital Securities, are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. USABancShares will pay directly all fees, expenses, debts and obligations (other than the Trust Securities) related to the exchange offer, except as provided herein, and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of USA Capital Trust I is c/o USABancShares, Inc., 1535 Locust Street, Philadelphia, Pennsylvania 19102.

                               THE EXCHANGE OFFER

                    Purpose and Effect of the Exchange Offer

         In connection with the sale of the Original Capital Securities, USABancShares and USA Capital Trust I entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which USABancShares and USA Capital Trust I agreed to file and to use their reasonable best efforts to cause to be declared effective by the Securities and Exchange Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The exchange offer is being made to satisfy the contractual obligations of USABancShares and USA Capital Trust I under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws and (ii) will not provide for any increase in the distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the exchange offer has not been filed by August 6, 1999 and declared effective by September 6, 1999, the distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of Original Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement. See "Risk Factors--Risks Related to the Capital Securities and the Junior Subordinated Debentures--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Capital Securities."

         The exchange offer is not being made to, nor will USA Capital Trust I accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the Original Capital Securities are registered on the books of USA Capital Trust I or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of such Original Capital Securities and who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

         Pursuant to the exchange offer, USABancShares will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

                           Terms of the Exchange Offer

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal, to exchange up to $10,000,000 aggregate liquidation amount of Exchange Capital Securities for a like aggregate liquidation amount of Original Capital Securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. The USA Capital Trust I will issue, promptly after the expiration date, an aggregate liquidation amount of up to $10,000,000 of Exchange Capital Securities in exchange for a like aggregate liquidation amount of outstanding Original Capital Securities tendered and accepted in connection with the exchange offer. Holders may tender their Original Capital Securities in whole or in part in a liquidation amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 liquidation amount (one Capital Security) in excess thereof, provided that if any Original Capital Securities are tendered in exchange for part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

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

         The exchange offer is not conditioned upon any minimum liquidation amount of Original Capital Securities being tendered. As of the date of this Prospectus, $10,000,000 aggregate liquidation amount of the Original Capital Securities is outstanding.

         Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement. See "Risk Factors--Risks Related to the Capital Securities and the Junior Subordinated Debentures--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

         Holders who tender Original Capital Securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the exchange offer. USABancShares will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

         Neither the Board of Directors of USABancShares nor any Trustee of USA Capital Trust I makes any recommendation to holders of Original Capital Securities as to whether to tender or refrain from tendering all or any portion of their Original Capital Securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Original Capital Securities must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Original Capital Securities to tender based on such holders own financial position and requirements.

                     Expiration Date; Extensions; Amendments

         The expiration date is 5:00 p.m., New York City time, on ___________, 1999, unless the exchange offer is extended by USABancShares or USA Capital Trust I (in which case the expiration date shall be the latest date and time to which the exchange offer is extended).

         USABancShares and USA Capital Trust I expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the exchange offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if USABancShares and USA Capital Trust I determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist, (iii) to extend the expiration date of the exchange offer and retain all Original Capital Securities tendered pursuant to the exchange offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the exchange offer in any respect. If the exchange offer is amended in a manner determined by USABancShares and USA Capital Trust I to constitute a material change, or if USABancShares and USA Capital Trust I waive a material condition of the exchange offer, USABancShares and USA Capital Trust I will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Original Capital Securities, and USABancShares and USA Capital Trust I will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the exchange agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which USABancShares and USA Capital Trust I may choose to make any public announcement and subject to applicable law, USABancShares and USA Capital Trust I shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

       Acceptance for Exchange and Issuance of Exchange Capital Securities

         Upon the terms and subject to the conditions of the exchange offer, USA Capital Trust I will exchange, and will issue to the exchange agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the expiration date.


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

         In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of
(i) Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the exchange agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a letter of transmittal, (ii) the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the letter of transmittal, and (iii) any other documents required by the letter of transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the exchange agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that USA Capital Trust I and USABancShares may enforce such letter of transmittal against such participant.

         Subject to the terms and conditions of the exchange offer, USABancShares and USA Capital Trust I will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when USA Capital Trust I gives oral or written notice to the exchange agent of USABancShares' and the Trust's acceptance of such Original Capital Securities for exchange pursuant to the exchange offer. The exchange agent will act as agent for USA Capital Trust I for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the exchange offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or USABancShares and USA Capital Trust I extend the exchange offer or are unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the exchange offer, then, without prejudice to USABancShares' and the Trust's rights set forth herein, the exchange agent may, nevertheless, on behalf of USABancShares and USA Capital Trust I and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the letter of transmittal or Agent's Message in lieu thereof, a holder of Original Capital Securities will warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that USA Capital Trust I will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by USABancShares, USA Capital Trust I or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Original Capital Securities tendered pursuant to the exchange offer.

              Procedures for Tendering Original Capital Securities

         Valid Tender. Except as set forth below, in order for Original Capital Securities to be validly tendered pursuant to the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of a letter of transmittal, and any other required documents, must be received by the exchange agent at one of its addresses set forth under "--Exchange Agent," and (i) tendered Original Capital Securities must be received by the exchange agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a letter of transmittal, must be received by the exchange agent, in each case on or prior to the expiration date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the letter of transmittal or so indicate in an Agent's Message in lieu of the letter of transmittal and the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Original Capital Securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return-receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure a timely delivery.

         Book-Entry Transfer. The exchange agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the exchange offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the letter of transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "--Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

         Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

         Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of
(i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the letter of transmittal.

         Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the exchange offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i)   such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or prior to the expiration date; and

         (iii) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), or Agent's Message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed letter of transmittal (or facsimile thereof), or Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the letter of transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the exchange agent.

         USABancShares' and the Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, USABancShares and USA Capital Trust I upon the terms and subject to the conditions of the exchange offer.

         Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by USABancShares and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. USABancShares and USA Capital Trust I reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to USABancShares and the Trust, be unlawful. USABancShares and USA Capital Trust I also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by USABancShares and USA Capital Trust I of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of USABancShares, the Trust, any affiliates or assigns of USABancShares or the Trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by USABancShares and the Trust, proper evidence satisfactory to USABancShares and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

                      Resale of Exchange Capital Securities

         The Trust is making the exchange offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither USABancShares nor USA Capital Trust I sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Securities and Exchange Commission, and subject to the two immediately following sentences, USABancShares and USA Capital Trust I believe that Exchange Capital Securities issued pursuant to this exchange offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an Affiliate of USABancShares or USA Capital Trust I or who intends to participate in the exchange offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from USA Capital Trust I to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Securities and Exchange Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities, unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the exchange offer will be required to represent that (i) it is not an Affiliate of USABancShares or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. The letter of transmittal contains the foregoing representations. In addition, USABancShares and USA Capital Trust I may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to USABancShares and USA Capital Trust I (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the exchange offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the letter of transmittal or delivery of an Agent's Message that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Securities and Exchange Commission in the interpretive letters referred to above, USABancShares and USA Capital Trust I believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the original sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, USABancShares and USA Capital Trust I have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90-days after the expiration date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the exchange offer must notify USABancShares or the Trust, or cause USABancShares or USA Capital Trust I to be notified, on or prior to the expiration date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "--Exchange Agent." Any person, including any Participating Broker-Dealer, who is an Affiliate of USABancShares or USA Capital Trust I may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from USABancShares or USA Capital Trust I of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until USABancShares or USA Capital Trust I has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or USABancShares or USA Capital Trust I has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If USABancShares or USA Capital Trust I gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which USABancShares or USA Capital Trust I has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

                                Withdrawal Rights

         Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the expiration date. In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of such Original Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by USABancShares and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. None of USABancShares, the Trust, any affiliates or assigns of USABancShares or the Trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.


                  Distributions on Exchange Capital Securities

         Holders of Original Capital Securities as of August 31, 1999, the record date for the initial Distribution on September 15, 1999, including such holders who tender their Original Capital Securities pursuant to the exchange offer, will be entitled to receive such Distribution. Distributions on the Exchange Capital Securities are payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1999, at the annual rate of 9.50% of the liquidation amount to the holders of the Exchange Capital Securities on the relevant record dates. Distributions on the Exchange Capital Securities will accumulate from September 15, 1999, the date of the initial Distribution on the Original Capital Securities.

                        Conditions to the Exchange Offer

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, USABancShares and USA Capital Trust I will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the exchange offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

         (a) there shall occur a change in the current interpretation by the staff of the Securities and Exchange Commission which permits the Exchange Capital Securities issued pursuant to the exchange offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate of USABancShares or the Trust) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

         (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of USABancShares or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

         (c) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in USABancShares' and the Trust's judgment, would reasonably be expected to impair the ability of USA Capital Trust I or USABancShares to proceed with the exchange offer;

         (d) a banking moratorium shall have been declared by United States federal or Pennsylvania or New York state authorities which, in USABancShares' and the Trust's judgment, would reasonably be expected to impair the ability of USA Capital Trust I or USABancShares to proceed with the exchange offer;

         (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Securities and Exchange Commission or any other governmental authority which, in USABancShares' and the Trust's judgment, would reasonably be expected to impair the ability of the Issuer or USABancShares to proceed with the exchange offer; or

         (f) a stop order shall have been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of USABancShares or the Trust, threatened for that purpose, or any governmental approval which either USABancShares or USA Capital Trust I shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby has not been obtained.

         If USABancShares and USA Capital Trust I determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, USABancShares and USA Capital Trust I may, subject to applicable law, terminate the exchange offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, USABancShares and USA Capital Trust I will promptly disclose such waiver or amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

                                 Exchange Agent

         Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the letter of transmittal should be directed to the exchange agent as follows:


     By Registered or                                 By Hand or
     Certified Mail                                   Overnight Delivery
     ----------------                                 ------------------
     Wilmington Trust Company                         Wilmington Trust Company
     Rodney Square North                              Rodney Square North
     1100 North Market Street                         1100 North Market Street
     Wilmington, DE 19890-0001                        Wilmington, DE 19890-0001
     Attn: Kristen Long,                              Attn: Kristen Long,
     Corporate Trust Operations                       Corporate Trust Operations

                           Confirm by telephone or for
                                information call:
                                 (302) 651-1562

                             Facsimile Transmission
                          (Eligible Institutions Only):
                                 (302) 651-1079

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

                                Fees and Expenses

         USABancShares has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. USABancShares will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither USABancShares nor USA Capital Trust I will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.


                       DESCRIPTION OF EXCHANGE SECURITIES

         The terms of the Exchange Securities are identical in all material respects to the terms of the Original Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the exchange offer), (ii) the Exchange Capital Securities will not provide for any increase in the distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. Except where otherwise indicated, the following description applies to both the Exchange Securities and the Original Securities.

                        Description of Capital Securities

         The Capital Securities represent beneficial interests in the Trust, and the holders thereof are entitled to a preference over the Common Securities in certain circumstances with respect to distributions and amounts payable on redemption of USA Capital Trust I Securities or liquidation of the Trust. See "--Subordination of Common Securities." Upon consummation of the exchange offer, the Trust Agreement will be subject to and governed by the Trust Indenture Act of 1939. This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

General

         The Capital Securities are limited to $10.0 million aggregate liquidation amount at any one time outstanding. The Capital Securities rank pari passu with the Common Securities, and payments will be made pro rata thereon, except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee does not guarantee payment of distributions or amounts payable on redemption of the Capital Securities or liquidation of USA Capital Trust I when USA Capital Trust I does not have funds on hand legally available for such payments. See "Description of Exchange Securities--Description of Guarantee."

Distributions

         Distributions on the Capital Securities will be cumulative, will accumulate from March 15, 1999 and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1999, at the annual rate of 9.50% of the liquidation amount to the holders of the Capital Securities on the relevant record dates. The record dates will be the last Business Day (as hereinafter defined) of the month immediately preceding the month in which the relevant payment occurs. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which distributions are payable on the Capital Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Philadelphia, Pennsylvania are authorized or required by law or executive order to remain closed.

         So long as no Debenture Event of Default shall have occurred and be continuing and no amounts remain in the reserve account, USABancShares has the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures, at any time or from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date (as defined under the heading "Description of Exchange Securities--Description of Junior Subordinated Debentures--General"), or extend beyond the Stated Maturity Date. Upon any such election, semi-annual distributions on the Capital Securities will be deferred by USA Capital Trust I during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional distributions thereon at the rate per annum of 9.50% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures.

         Prior to the termination of any such Extension Period, USABancShares may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, USABancShares may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. USABancShares must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (i) the date the distributions on the Capital Securities would have been payable except for the election to begin such Extension Period; and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of such Capital Securities on the record date or the date such distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that USABancShares may elect to begin an Extension Period. See "Description of Exchange Securities --Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Original Issue Discount and Interest Income."

         During any such Extension Period, USABancShares may not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USABancShares' capital stock; (ii) make any payment of principal of or premium, if any, on or repay, repurchase or redeem any debt securities of USABancShares (including any other junior subordinated debentures to be issued by USABancShares) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by USABancShares of the debt securities of any subsidiary of USABancShares (including all other guarantees to be issued by USABancShares) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of USABancShares, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of the exchange or conversion of one class or series of USABancShares' capital stock for another class or series of USABancShares' capital stock, (e) the purchase of fractional interests in shares of USABancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of USABancShares' benefit plans for its directors, officers or employees or any of USABancShares' dividend reinvestment plans). USABancShares has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

         The revenue of USA Capital Trust I available for distribution to holders of the Capital Securities is limited to payments under the Junior Subordinated Debentures in which USA Capital Trust I invested the proceeds from the issuance and sale of the Trust Securities. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--General." If USABancShares does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay distributions on the Capital Securities. The payment of distributions (if and to the extent USA Capital Trust I has funds on hand legally available for the payment of such distributions) is guaranteed by USABancShares on a limited basis as set forth herein under "Description of Guarantee."

         USABancShares has established the reserve account in which USABancShares deposited $1.9 million from the net proceeds of the sale of the Junior Subordinated Debentures (an amount equal to two years of interest payments on the Junior Subordinated Debentures) and is required to maintain the reserve account for two years from the date of issuance of the Junior Subordinated Debentures. Thereafter, interest payments on the Junior Subordinated Debentures will be made from the reserve account until the reserve account is exhausted. The holders of Junior Subordinated Debentures have a perfected security interest in the reserve account. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Reserve Account."

Redemption

         Upon the repayment on the Stated Maturity Date or prepayment, in whole or in part, prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee (subject to the Property Trustee having received written notice no later than 45 days prior to such repayment) to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable "Redemption Price", which shall be equal to: (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the "Maturity Redemption Price" (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures); (ii) in the case of the optional prepayment of the Junior Subordinated Debentures before March 15, 2009 (the "Initial Optional Redemption Date,") upon the occurrence and continuation of a Special Event, the "Special Event Redemption Price" equal to the corresponding Special Event Prepayment Price (as defined under "Description of Exchange Securities--Description of Junior subordinated Debentures--Special Event Prepayment"); and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after the Initial Optional Redemption Date, the "Optional Redemption Price" equal to the corresponding Optional Prepayment Price (as defined under "Description of Exchange Securities--Description of Junior Subordinated Debentures--Optional Prepayment"). See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Junior Subordinated Debentures are to be prepaid, the Junior Subordinated Debentures to be prepaid shall be selected by such method as the Debenture Trustee shall deem fair and appropriate.

         "Like Amount" means: (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms; and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         USABancShares has the option to prepay the Junior Subordinated
Debentures: (i) in whole or in part, on or after the Initial Optional Redemption Date, at the applicable Optional Prepayment Price; and (ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approval. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

Liquidation of USA Capital Trust I and Distribution of Junior Subordinated Debentures

         USABancShares has the right at any time to dissolve USA Capital Trust I and, after satisfaction of liabilities to creditors of USA Capital Trust I as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to: (i) USABancShares having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities; and (ii) receipt of any required regulatory approval.

         The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of USABancShares ; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if USABancShares, as Sponsor, has given written direction to the Property Trustee to dissolve USA Capital Trust I (which direction is optional and, except as described above, wholly within the discretion of USABancShares, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of USA Capital Trust I by a court of competent jurisdiction.

         If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, USA Capital Trust I shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of USA Capital Trust I as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of USA Capital Trust I legally available for distribution to holders, after satisfaction of liabilities to creditors of USA Capital Trust I as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because USA Capital Trust I has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by USA Capital Trust I on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

         If USABancShares elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate USA Capital Trust I and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

         After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities: (i) the Trust Securities will no longer be deemed to be outstanding; (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution; and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon USABancShares will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Capital Securities, or for the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of USA Capital Trust I were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

Redemption Procedures

         If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that USA Capital Trust I has funds legally available for the payment of such applicable Redemption Price. See "--Subordination of Common Securities."

         If USA Capital Trust I gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities called for redemption will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by USA Capital Trust I or by USABancShares pursuant to the Guarantee as described under "Description of Exchange Securities--Description of Guarantee":
(i) distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by USA Capital Trust I to the date such applicable Redemption Price is actually paid; and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless USA Capital Trust I defaults in payment of the applicable Redemption Price on the Trust Securities, or USABancShares defaults in the repayment of the Junior Subordinated Debentures, on and after the Redemption Date, distributions will cease to accrue on the Trust Securities called for redemption.

         Subject to applicable law (including, without limitation, United States federal securities laws), USABancShares or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

Subordination of Common Securities

         Payment of distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless a cash payment in full of all accumulated and unpaid distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default, USABancShares as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of USABancShares as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

         The occurrence of a Debenture Event of Default constitutes an "Event of Default" under the Trust Agreement. See "Description of Exchange
Securities--Description of Junior Subordinated Debentures--Debenture Events of Default."

         Within 10 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and USABancShares, as Sponsor, unless such Event of Default shall have been cured or waived. USABancShares, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of USA Capital Trust I and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

Removal of Trustees

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in USABancShares as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Trustees

         Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation of USA Capital Trust I and Distribution of Junior Subordinated Debentures." USA Capital Trust I may, at the request of USABancShares, as Sponsor, with the consent of the Administrative Trustees, but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that: (i) such successor entity either (a) expressly assumes all of the obligations of USA Capital Trust I with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) USABancShares expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures; (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any;
(iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization; (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect; (vi) such successor entity has a purpose substantially identical to that of the Trust; (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, USABancShares has received an opinion from independent counsel to USA Capital Trust I experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither USA Capital Trust I nor such successor entity will be required to register as an investment company under the Investment Company Act; and (viii) USABancShares or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee. Notwithstanding the foregoing, USA Capital Trust I shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause USA Capital Trust I or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. In addition, the Property Trustee is required pursuant to the Indenture to exchange, as part of the exchange offer, the Junior Subordinated Debentures for the Exchange Debentures, which will have terms substantially identical to the Junior Subordinated Debentures.

Voting Rights; Amendment of the Trust Agreement

         Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Exchange Securities--Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities have no voting rights.

         The Trust Agreement may be amended from time to time by USABancShares, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities: (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that USA Capital Trust I will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that USA Capital Trust I will not be required to register as an "investment company" under the Investment Company Act or (iii) to modify, eliminate or add any provisions of the Trust Agreement to such extent as shall be necessary to enable USA Capital Trust I or USABancShares to conduct an exchange offer in the manner contemplated by the Registration Rights Agreement; provided, however, that in the case of clause (i) such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and USABancShares : (i) with the consent of holders representing a majority (based upon liquidation amount) of the outstanding Trust Securities; and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to: (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not: (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures; (ii) waive certain past defaults under the Indenture; (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures; or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that USA Capital Trust I will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Capital Securities will be required for USA Capital Trust I to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by USABancShares, the Issuer Trustees or any affiliate of USABancShares or any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

         The Exchange Capital Securities may be issued in certificated form or as one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities").

         In the event that Capital Securities are issued in certificated form, the Capital Securities will be issued in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged only in such blocks in the manner and at the offices described below. The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form, except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         Other Capital Securities may be issued in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities, except in the limited circumstances described below. See "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

         DTC has advised USA Capital Trust I and USABancShares that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised USA Capital Trust I and USABancShares that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities representing Exchange Capital Securities, DTC will credit the accounts of Participants exchanging Original Capital Securities represented by Global Capital Securities with portions of the liquidation amount of the Global Capital Securities representing Exchange Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

         Payments in respect of the Global Capital Security registered in the name of DTC, or its nominee, will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for: (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities; or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised USA Capital Trust I and USABancShares that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, USA Capital Trust I or USABancShares. None of the Trust, USABancShares or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and USA Capital Trust I or USABancShares and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised USA Capital Trust I and USABancShares that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the liquidation amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that USA Capital Trust I and USABancShares believe to be reliable, but neither USA Capital Trust I nor USABancShares takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, USABancShares or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing its operations.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

         A Global Capital Security is exchangeable for Capital Securities in registered certificated form if: (i) DTC (x) notifies USA Capital Trust I that it is unwilling or unable to continue as Depositary for the Global Capital Security and USA Capital Trust I thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act and USA Capital Trust I thereupon fails to appoint a successor Depositary within 90 days; (ii) USABancShares in its sole discretion elects to cause the issuance of the Capital Securities in certificated form; or
(iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors," unless the Property Trustee determines otherwise in compliance with applicable law.

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Exchange of Certificated Capital Securities for Book-Entry Capital Securities

         Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security, unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

Payment and Paying Agency

         Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates, or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and USABancShares. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days notice to the Property Trustee, the Administrative Trustees and USABancShares. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and USABancShares) to act as Paying Agent.

Restrictions on Transfer

         The Capital Securities may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of distributions on such Capital Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Capital Securities.

Registrar and Transfer Agent

         The Property Trustee acts as registrar, transfer agent and exchange agent for the Capital Securities.

         Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. USA Capital Trust I will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, will undertake to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by USABancShares and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate USA Capital Trust I in such a way that: (i) USA Capital Trust I will not be deemed to be an "investment company" required to be registered under the Investment Company Act; (ii) USA Capital Trust I will be classified as a grantor trust for United States federal income tax purposes; and
(iii) the Junior Subordinated Debentures will be treated as indebtedness of USABancShares for United States federal income tax purposes. USABancShares and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of USA Capital Trust I or the Trust Agreement, that USABancShares and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

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         The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities and (ii) the issuance of Trust Securities is not subject to preemptive rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                  Description of Junior Subordinated Debentures

         The Original Junior Subordinated Debentures were, and the Exchange Junior Subordinated Debentures will be, issued under an Indenture, as supplemented from time to time, between USABancShares and the Debenture Trustee. Upon effectiveness of the exchange offer Registration Statement, the Indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and, where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

         Concurrently with the issuance of the Capital Securities, USA Capital Trust I invested the proceeds thereof, together with the consideration paid by USABancShares for the Common Securities, in Junior Subordinated Debentures issued by USABancShares. The Junior Subordinated Debentures bear interest from March 15, 1999 at the annual rate of 9.50% of the principal amount thereof, payable semi-annually in arrears on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 1999. The record dates will be the last Business Day of the month immediately preceding the month in which the relevant payment occurs. It is anticipated that, until the liquidation, if any, of the Trust, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.50% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined under "--Special Event Prepayment"), as applicable.

         The Junior Subordinated Debentures will mature on March 15, 2029 (the "Stated Maturity Date").

         The Junior Subordinated Debentures rank pari passu with all other junior subordinated debentures to be issued by USABancShares and are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See
"--Subordination."

         USABancShares is a bank holding company regulated by the Board of Governors of the Federal Reserve System, and almost all of the operating assets of USABancShares are owned by BankPhiladelphia. USABancShares is a legal entity separate and distinct from BankPhiladelphia and its other subsidiaries. Holders of Junior Subordinated Debentures should look only to USABancShares for payments on the Junior Subordinated Debentures. The principal sources of USABancShares' income are dividends, interest and fees from BankPhiladelphia and USACapital, as its operating subsidiaries. USABancShares relies primarily on dividends from BankPhiladelphia to meet its obligations for payment of obligations and corporate expenses. There are regulatory limitations, discussed in more detail above, on the payment of dividends directly or indirectly to USABancShares from BankPhiladelphia. In addition to restrictions on the payment of dividends, BankPhiladelphia is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, USABancShares and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent USABancShares and such other affiliates from borrowing from BankPhiladelphia unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by BankPhiladelphia are generally limited in amount as to USABancShares and as to each of such other affiliates to 10% of BankPhiladelphia's capital and surplus and as to USABancShares and all of such other affiliates to an aggregate of 20% of BankPhiladelphia's capital and surplus.

         Under Board of Governors of the Federal Reserve System policy, USABancShares is expected to act as a source of financial strength to BankPhiladelphia and to commit resources to support BankPhiladelphia. This support may be required at times when, absent such policy, USABancShares might not otherwise provide such support. Any capital loans

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

by USABancShares to BankPhiladelphia are subordinate in right of payment to deposits and to certain other indebtedness of BankPhiladelphia. In the event of USABancShares' bankruptcy, any commitment by USABancShares to a federal bank regulatory agency to maintain the capital of BankPhiladelphia will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         Under the Federal Deposit Insurance Act, insured depository institutions such as BankPhiladelphia are prohibited from making capital distributions, including the payment of dividends, if, after making any such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Under the Federal Deposit Insurance Act, no dividends may be paid by an insured bank if the bank is in arrears in the payment of any insurance assessment due to the Federal Deposit Insurance Corporation. Dividend payments by BankPhiladelphia are subject to the Pennsylvania Banking Code. Under the Pennsylvania Banking Code, no dividends may be paid except from "accumulated net earnings" (generally, undivided profits). State and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of BankPhiladelphia to pay dividends. In addition, Bank regulatory agencies have authority to prohibit BankPhiladelphia or USABancShares from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of BankPhiladelphia or USABancShares, could be deemed to constitute such an unsafe or unsound practice.

         USABancShares has established the reserve account in which USABancShares deposited $1.9 million (an amount equal to two years of interest payments on the Junior Subordinated Debentures). See "--Reserve Account."

         Because USABancShares is a holding company, the right of USABancShares to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of BankPhiladelphia), except to the extent USABancShares may itself be recognized as a creditor of that subsidiary. At December 31, 1998, the subsidiaries of USABancShares had total liabilities (excluding liabilities owed to USABancShares) of $146.3 million. Accordingly, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of USABancShares' subsidiaries (including BankPhiladelphia's deposit liabilities) and all liabilities of any future subsidiaries of USABancShares. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of USABancShares or any subsidiary, including Senior Indebtedness. See "--Subordination."

Reserve Account

         USABancShares has established the reserve account in which it deposited $1.9 million from the net proceeds of the sale of the Junior Subordinated Debentures (an amount equal to two years of interest payments on the Junior Subordinated Debentures). The amount so deposited in the reserve account is invested in marketable securities. USABancShares is required to maintain the reserve account for two years from the date of issuance of the Junior Subordinated Debentures. Thereafter, funds in the reserve account will be applied to make interest payments on the Junior Subordinated Debentures until the reserve account is exhausted. USABancShares may not defer payments of interest on the Junior Subordinated Debentures during any period where funds are maintained or required to be maintained in the reserve account. Holders of the Junior Subordinated Debentures have a perfected security interest in the reserve account.

Form, Registration Transfer

         If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities.

Payment and Paying Agents

         Payment of principal of (and premium, if any) and interest (including Additional Sums as defined under "--Special Event Prepayment") and compounded interest, if any) on the Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as USABancShares may designate from time to time, except that at the option of USABancShares payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form: (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures; or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. USABancShares may at any time designate additional Paying Agents or rescind the

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

designation of any Paying Agent; however, USABancShares will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by USABancShares in trust, for the payment of the principal of (and premium, if any) or interest (including Additional Sums and compounded interest, if any) on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of USABancShares, be repaid to USABancShares and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to USABancShares for payment thereof.

Option to Extend Interest Payment Date

         So long as no Debenture Event of Default has occurred and is continuing, USABancShares will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures, at any time and from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. USABancShares may not defer payments of interest on the Junior Subordinated Debentures during any period where funds are maintained or required to be maintained in the reserve account. At the end of such Extension Period, USABancShares must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.50%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Original Issue Discount and Interest Income."

         During any such Extension Period, USABancShares may not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USABancShares' capital stock; (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USABancShares (including any other junior subordinated debentures to be issued by USABancShares) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by USABancShares of the debt securities of any subsidiary of USABancShares (including any other guarantees to be issued by USABancShares) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of USABancShares, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of USABancShares' capital stock or the exchange or conversion of one class or series of USABancShares' capital stock for another class or series of USABancShares' capital stock, (e) the purchase of fractional interests in shares of USABancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of USABancShares related to the issuance of common stock or rights under any of USABancShares' benefit plans for its directors, officers or employees or any of USABancShares' dividend reinvestment plans). USABancShares has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

         Prior to the termination of any such Extension Period, USABancShares may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, USABancShares may elect to begin a new Extension Period, subject to the requirements set forth herein. No interest shall be due and payable during an Extension Period, except at the end thereof. USABancShares must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (i) the date the distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period; or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of USABancShares' election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that USABancShares may elect to begin an Extension Period.

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Optional Prepayment

         The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of USABancShares on or after the Initial Optional Redemption Date, subject to USABancShares having received any required regulatory approval, at a price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if prepaid during the 12-month period beginning March 15 of the years indicated below:

Year                                                                Percentage
-------                                                            ------------

 2009.............................................................   104.750%
 2010 ............................................................   104.275%
 2011 ............................................................   103.800%
 2012 ............................................................   103.325%
 2013 ............................................................   102.850%
 2014 ............................................................   102.375%
 2015 ............................................................   101.900%
 2016 ............................................................   101.425%
 2017 ............................................................   100.950%
 2018 ............................................................   100.475%
 2019 and thereafter .............................................   100.000%

Special Event Prepayment

         Prior to the Initial Optional Redemption Date, if a Special Event has occurred and is continuing, USABancShares may, at its option and subject to receipt of any required regulatory approval, prepay the Junior Subordinated Debentures, in whole but not in part, at any time within 60 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" shall be an amount equal to the greater of (x) 100% of the principal amount of the Junior Subordinated Debentures or (y) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures from the prepayment date to the Stated Maturity Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus, in the case of each of clauses
(x) and (y), accrued and unpaid interest thereon, if any, to the date of prepayment. If, following the occurrence of a Special Event, USABancShares exercises its option to prepay the Junior Subordinated Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of Trust Securities at the Special Event Redemption Price. See "Description of Exchange Securities--Description of Capital Securities--Redemption."

         A "Special Event" means an Investment Company Event, a Regulatory Capital Event or a Tax Event, as the case may be.

         An "Investment Company Event" means the receipt by USABancShares and USA Capital Trust I of an opinion of independent securities counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulation thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for USABancShares or (b) any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, USA Capital Trust I is, or within 90 days of the date of such opinion will be, considered an Investment Company that is required to be registered under the Investment Company Act.

         A "Regulatory Capital Event" means the receipt by USABancShares and USA Capital Trust I of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory agency for USABancShares or BankPhiladelphia or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, the Capital Securities do not constitute, or within 90 days of such opinion will not constitute, Tier 1 Capital (or its then equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to USABancShares; provided, however, that the distribution of the

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

Junior Subordinated Debentures in connection with the liquidation of USA Capital Trust I by USABancShares shall not in and of itself constitute a Regulatory Capital Event, unless such liquidation shall have occurred in connection with a Tax Event.

         A "Tax Event" means the receipt by USABancShares and USA Capital Trust I of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, there is more than an insubstantial risk that: (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures; (ii) the interest payable by USABancShares on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by USABancShares, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Adjusted Treasury Rate" means, with respect to a prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life, as defined below (if no maturity is within three months before or three months after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity to the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, plus 325 basis points.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities, as selected by the Quotation Agent, shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         "Comparable Treasury Price" means, with respect to a prepayment date:
(i) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Quotation Agent" means the Reference Treasury Dealer appointed by USABancShares. "Reference Treasury Dealer" means a nationally recognized U.S. Government securities dealer in New York, New York selected by USABancShares.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third Business Day preceding such prepayment date.

         "Remaining Life" means the term of the Junior Subordinated Debentures from the prepayment date to the Stated Maturity Date.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless USABancShares defaults in payment of the prepayment price, on the prepayment date interest shall cease to accrue on such Junior Subordinated Debentures called for prepayment.

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         If USA Capital Trust I is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, USABancShares will pay as additional amounts on the Junior Subordinated Debentures such amounts as may be necessary in order that the amount of distributions then due and payable by USA Capital Trust I on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which USA Capital Trust I has become subject as a result of a Tax Event ("Additional Sums").

Certain Covenants of USABancShares

         USABancShares has also covenanted that it will not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USABancShares' capital stock; (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USABancShares (including any other junior subordinated debentures to be issued by USABancShares) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by USABancShares of the debt securities of any subsidiary of USABancShares (including any other guarantees to be issued by USABancShares) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of USABancShares, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of USABancShares' capital stock or the exchange or conversion of one class or series of USABancShares' capital stock for another class or series of USABancShares' capital stock, (e) the purchase of fractional interests in shares of USABancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock of USABancShares related to the issuance of common stock or rights under any of USABancShares' benefit plans for its directors, officers or employees or any of USABancShares' dividend reinvestment plans), if at such time: (A) there shall have occurred any event of which USABancShares has actual knowledge that (1) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (2) in respect of which USABancShares shall not have taken reasonable steps to cure;
(B) USABancShares shall be in default with respect to its payment of any obligations under the Guarantee; or (C) USABancShares shall have given notice of its election to exercise its right to commence an Extension Period as provided in the Indenture and such Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, USABancShares has also covenanted: (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of USABancShares under the Indenture may succeed to USABancShares' ownership of such Common Securities; (ii) to use commercially reasonable efforts to cause USA Capital Trust I (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; (iii) to use commercially reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures; and (iv) to not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution, winding up or liquidation of the Trust, except as provided in the Trust Agreement.

Modification of Indenture

         From time to time USABancShares and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting USABancShares and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the amount payable on prepayment thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to USABancShares' right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or
(ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

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Debenture Events of Default

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) failure for 30 days to pay any interest (including compounded interest and Additional Sums, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures or all other junior subordinated debentures to be issued by USABancShares when due (subject to the deferral of any due date in the case of an Extension Period with respect to the Junior Subordinated Debentures or all other junior subordinated debentures to be issued by USABancShares as the case may
         be); or

                  (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or all other junior subordinated debentures to be issued by USABancShares when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

                  (iii) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to USABancShares from the Debenture Trustee or to USABancShares and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

                  (iv) certain events related to bankruptcy, insolvency or reorganization of USABancShares.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (including Additional Sums and compounded interest, if any) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

         The Indenture requires the annual filing by USABancShares with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

         The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

Enforcement of Certain Rights by Holders of Capital Securities

         If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of USABancShares to pay the principal of (or premium, if any), or interest (including Additional Sums and compounded interest, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures on the due date, a holder of Capital Securities may, to the extent permitted by applicable law, institute a direct action. USABancShares may not amend the Indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by USABancShares in connection with a direct action, USABancShares shall remain obligated to pay the principal of (or premium, if any) or interest (including Additional Sums and compounded interest, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures, and USABancShares shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by USABancShares to such holder in any direct action.

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         The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures, unless there shall have been an Event of Default under the Trust Agreement. See "Description of Exchange Securities--Description of Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

         The Indenture provides that USABancShares shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into USABancShares or convey, transfer or lease its properties as an entirety or substantially as an entirety to USABancShares, unless: (i) in case USABancShares consolidates with or merges into another Person or conveys or transfers its properties as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes USABancShares' obligations under the Indenture with respect to the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving USABancShares that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

         The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for prepayment within one year, and USABancShares deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including Additional Sums and compounded interest, if any) to the date of the prepayment or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to USABancShares' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and USABancShares will be deemed to have satisfied and discharged the Indenture.

Subordination

         In the Indenture, USABancShares has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of USABancShares, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof, including any payment from the reserve account.

         In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

         No payments on account of principal (or premium, if any) or interest (including Additional Sums and compounded interest, if any) in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness" shall mean: (i) every obligation of USABancShares for money borrowed; (ii) every obligation of USABancShares evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of USABancShares with respect to letters of credit, banker's acceptances or similar facilities issued for the account of USABancShares; (iv) every obligation of USABancShares issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of USABancShares; (vi) all indebtedness of USABancShares whether incurred on or prior to the date of the

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Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, USABancShares has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of USABancShares and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with USABancShares that is a financing vehicle of USABancShares (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by USABancShares pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

         "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of USABancShares. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         USABancShares is a bank holding company and almost all of the operating assets of USABancShares are owned by BankPhiladelphia and USACapital. USABancShares relies primarily on dividends from BankPhiladelphia to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. USABancShares is a legal entity separate and distinct from BankPhiladelphia. Holders of Junior Subordinated Debentures should look only to USABancShares for payments on the Junior Subordinated Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to USABancShares from its subsidiaries. See "--General." In addition, BankPhiladelphia is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, USABancShares and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent USABancShares and such other affiliates from borrowing from BankPhiladelphia unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by BankPhiladelphia are generally limited in amount as to USABancShares and as to each of such other affiliates to 10% of BankPhiladelphia's capital and surplus and as to USABancShares and all of such other affiliates to an aggregate of 20% of BankPhiladelphia's capital and surplus. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of USABancShares' subsidiaries.

         Because USABancShares is a bank holding company, the right of USABancShares to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of BankPhiladelphia), except to the extent USABancShares may itself be recognized as a creditor of that subsidiary. At December 31, 1998, BankPhiladelphia had total liabilities (excluding liabilities owed to USABancShares) of $203,000. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of USABancShares' subsidiary (including BankPhiladelphia's deposit liabilities) and all liabilities of any future subsidiaries of USABancShares. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of USABancShares or any subsidiary, including Senior Indebtedness.

Restrictions on Transfer

         The Junior Subordinated Debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (100 Junior Subordinated Debentures) and multiples of $1,000 in excess thereof. Any attempted transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments

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on such Junior Subordinated Debentures, and such purported transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

Governing Law

         The Indenture and the Junior Subordinated Debentures are governed by and will be construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

         Following the exchange offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the Indenture.

                            Description of Guarantee

         The Guarantee was executed and delivered by USABancShares concurrently with the issuance by USA Capital Trust I of the Capital Securities for the benefit of the holders from time to time of the Capital Securities. Wilmington Trust Company will act as Guarantee Trustee under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act upon effectiveness of the exchange offer Registration Statement. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Capital Securities.

General

         USABancShares has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that USA Capital Trust I may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of USA Capital Trust I (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid distributions required to be paid on the Capital Securities, to the extent that USA Capital Trust I has funds on hand legally available therefor at such time; (ii) the applicable Redemption Price with respect to the Capital Securities called for redemption, to the extent that USA Capital Trust I has funds on hand legally available therefor at such time; and
(iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of USA Capital Trust I (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Capital Securities or the redemption of all Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent USA Capital Trust I has funds legally available therefor at the time, and (b) the amount of assets of USA Capital Trust I remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of USA Capital Trust I as required by applicable law. USABancShares' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by USABancShares to the holders of the Capital Securities or by causing USA Capital Trust I to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that USA Capital Trust I has funds sufficient to make such payments. If USABancShares does not make interest payments on the Junior Subordinated Debentures held by the Trust, USA Capital Trust I will not be able to pay the distributions on the Capital Securities and will not have funds legally available therefor. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

         The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because USABancShares is a holding company, the right of USABancShares to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent USABancShares may itself be recognized as a creditor of that subsidiary. Accordingly, USABancShares' obligations under the Guarantee effectively are subordinated to all existing and future liabilities of USABancShares' subsidiaries, including BankPhiladelphia's deposit liabilities, and all liabilities of any future subsidiaries of USABancShares. Claimants should look only to the assets of USABancShares for payments under the Guarantee. See "Description of Exchange Securities--Description of the Junior Subordinated Debentures--General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of

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USABancShares, including Senior Indebtedness, whether under the Indenture, any other indenture that USABancShares may enter into in the future or otherwise.

         USABancShares has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

         The Guarantee constitutes an unsecured obligation of USABancShares and ranks subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--Subordination." In addition, because USABancShares is a holding company, the right of USABancShares to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary (including depositors of BankPhiladelphia), except to the extent USABancShares may itself be recognized as a creditor of such subsidiary. Accordingly, USABancShares' obligations under the Guarantee effectively are subordinated to all existing and future liabilities of USABancShares' present and future subsidiaries (including the depositors of BankPhiladelphia). As a result, claimants should look only to the assets of USABancShares for payments under the Guarantee. See "Description of Exchange Securities--Description of Junior Subordinated Debentures--General." The Guarantee ranks pari passu with all other Guarantees issued by USABancShares with respect to preferred beneficial interests (if any) issued by other trusts to be established by USABancShares similar to the Trust.

         The Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by USABancShares or any of its subsidiaries. USABancShares expects from time to time that it will incur additional indebtedness and that its subsidiaries will also incur additional liabilities.

         The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against USABancShares to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged, except by payment of the Guarantee Payments in full to the extent not paid by USA Capital Trust I or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.

Events of Default

         An event of default under the Guarantee will occur upon the failure of USABancShares to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, USABancShares shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any holder of the Capital Securities may institute a legal proceeding directly against USABancShares to enforce its rights to payment of principal and interest under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         USABancShares, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not USABancShares is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Amendments and Assignment

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Exchange Securities--Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of USABancShares and shall inure to the benefit of the holders of the Capital Securities then outstanding.

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Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of all outstanding Capital Securities, upon full payment of the liquidation amount payable upon liquidation of USA Capital Trust I or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Information Concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by USABancShares in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

         The Guarantee is governed by and will be construed in accordance with the laws of the State of New York.


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                       DESCRIPTION OF ORIGINAL SECURITIES

         The terms of the Original Securities are identical in all material respects to the terms of the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the exchange offer), (ii) the Exchange Capital Securities will not provide for any increase in the distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the exchange offer has not been filed by August 6, 1999 and declared effective by September 6, 1999, or, in certain limited circumstances, in the event a shelf registration statement with respect to the resale of the Original Capital Securities is not declared effective by September 6, 1999, then interest will accrue (in addition to the stated interest rate on the Original Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and distributions will accrue (in addition to the stated distribution rate on the Original Capital Securities) at the rate of 0.25% per annum on the liquidation amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such required exchange offer is consummated or any required shelf registration statement is effective. The Exchange Securities are not, and upon consummation of the exchange offer the Original Securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Risks Related to the Capital Securities and the Junior Subordinated Debentures--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

              RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR
                    SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of distributions and other amounts due on the Capital Securities (to the extent USA Capital Trust I has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by USABancShares as and to the extent set forth under "Description of Exchange Securities--Description of Guarantee." Taken together, USABancShares' obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that USABancShares does not make the required payments on the Junior Subordinated Debentures, USA Capital Trust I will not have sufficient funds to make the related payments, including distributions, on the Capital Securities. The Guarantee does not cover any such payment when USA Capital Trust I does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a direct action. The obligations of USABancShares under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures is equal to the sum of the liquidation amount or Redemption Price, as applicable, of the Trust Securities, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures match the distribution rate and Distribution and other payment dates for the Trust Securities; (iii) USABancShares, as Sponsor, shall pay for all and any costs, expenses and liabilities of USA Capital Trust I except USA Capital Trust I's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement provides that USA Capital Trust I is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Capital Securities

         A holder of any Capital Security may institute a legal proceeding directly against USABancShares to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, USA Capital Trust I or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or an Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived.

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Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited Purpose of the Trust

         The Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. The Capital Securities represent beneficial ownership interests in the Trust. A principal difference between the rights of a holder of Capital Securities and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from USABancShares the principal amount of (and premium, if any) and interest on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive distributions from USA Capital Trust I (or, in certain circumstances, from USABancShares under the Guarantee) if and to the extent USA Capital Trust I has funds on hand legally available for the payment of such distributions.

Rights Upon Termination

         Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of USA Capital Trust I as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Capital Securities--Liquidation of USA Capital Trust I and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of USABancShares, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of USABancShares, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of USABancShares receive payments or distributions. Since USABancShares is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of USA Capital Trust I (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of USABancShares in the event of liquidation or bankruptcy of USABancShares are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. The statements of law and legal conclusions set forth in the summary regarding the tax consequences to the beneficial owners of Capital Securities represent the opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, special federal income tax counsel to USABancShares and USA Capital Trust I ("Special Tax Counsel"). This summary and the tax opinion of Special Tax Counsel only address the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price. The summary does not address all tax consequences that may be applicable to beneficial owners of the Capital Securities and does address the tax consequences to special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, Non-U.S. Holders (as defined below) engaged in a U.S. trade or business or persons that hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986 (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Special Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings are expected to be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

Exchange of Capital Securities

         The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the exchange offer should not be treated as an "exchange" for United States federal income tax

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purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. If, however, the exchange of the Original Capital Securities for the Exchange Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange.

Classification of the Junior Subordinated Debentures

         USABancShares has taken the position that the Junior Subordinated Debentures should be classified for United States federal income tax purposes as indebtedness of USABancShares. USABancShares, USA Capital Trust I and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) have agreed to treat the Junior Subordinated Debentures as indebtedness of USABancShares for all United States federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of USABancShares for United States federal income tax purposes.

Classification of the Trust

                  In connection with the issuance of the Original Capital Securities, Special Tax Counsel rendered an opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, USA Capital Trust I will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided beneficial interest in the Junior Subordinated Debentures, and thus, each holder is required to include in its gross income its pro rata share of interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures.

Original Issue Discount and Interest Income

         Under the Indenture, so long as no Event of Default exists and no funds are on deposit in the reserve account, USABancShares has the right to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Under federal income tax regulations, all interest payable on the Junior Subordinated Debentures will be treated as original issue discount ("OID"), unless the Indenture or Junior Subordinated Debentures contain terms or conditions that make the exercise of the deferral option remote. Although in recent years, USABancShares has paid stock dividends on its common stock, it has not paid cash dividends and it does not have a policy of continuing to pay dividends on its common stock. Accordingly, the covenant in the Indenture prohibiting USABancShares from paying cash dividends during an Extension Period does not provide an effective deterrent to USABancShares' exercise of the deferral option. In addition, USABancShares is not prohibited from exercising its deferral option after the reserve account is exhausted. As a result, Special Tax Counsel is unable to conclude that the Indenture or the Junior Subordinated Debentures contain terms or conditions that make the exercise of the deferral option remote. Accordingly, a holder will recognize income (in the form of OID) on a daily basis under a constant yield method over the term of the Junior Subordinated Debentures (including during any Extension Period, during which USABancShares would not make actual cash payments), regardless of the receipt of cash with respect to the period to which such income is attributable. Actual distributions of stated interest would not be includable in income. (Subsequent use of the term "interest" shall include income in the form of OID). The amount of OID that accrues in any semi-annual period (other than an Extension Period) will equal approximately the amount of the interest that accrues on the Junior Subordinated Debentures in that semi-annual period at the stated interest rate. One of the potential consequences of including in income OID on the Junior Subordinated Debentures is that, if the interest payment period is extended, holders will include OID in gross income in advance of the receipt of cash, and any holders who dispose of the Capital Securities prior to the record date for the payment of distributions following such Extension Period will have included the OID in gross income, but will not have received any cash related thereto from USABancShares and the amount the holder received on such disposition may or may not appropriately reflect the amount of accrued OID. See "-- Sales of Capital Securities.".

         Because income on the Capital Securities will constitute OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

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Distribution of Junior Subordinated Debentures or Cash upon Liquidation of the
Trust

         USABancShares has the right at any time to liquidate USA Capital Trust I and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be nontaxable and would result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of USA Capital Trust I were to occur because USA Capital Trust I is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of the Junior Subordinated Debentures to holders by USA Capital Trust I would be a taxable event to USA Capital Trust I and each holder, and the holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon liquidation of the Trust. A holder will include interest in income in respect of the Junior Subordinated Debentures received from USA Capital Trust I in the manner described above under "--Original Issue Discount and Interest Income."

         Under certain circumstances described herein (see "Description of Exchange Securities--Description of Capital Securities"), the Junior Subordinated Debentures may be prepaid for cash and the proceeds of such prepayment distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

Sales of Capital Securities

         A holder that sells Capital Securities (including a redemption of the Capital Securities by USABancShares for cash) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss. Capital Securities constituting a capital asset which are acquired by an individual and held for more than 12 months are accorded a maximum United States federal capital gains tax rate of 20% (or rate of 10% if the individual taxpayer is in the 15% tax bracket). In tax years beginning after December 31, 2000, the 20% rate drops to 18% (and the 10% drops to 8%) for capital assets acquired after December 31, 2000 and held more than five years; however, the requirement that the capital asset be acquired after December 31, 2000 does not apply to the 8% rate.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid OID on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid OID) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Non-U.S. Holders

         For purposes of this discussion, a "Non-U.S. Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership (except in the case of a partnership to the extent provided in Regulations) created or organized in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source; or a trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

         Under present United States federal income tax laws: (i) payments by USA Capital Trust I or any of its paying agents to any holder of a Capital Security who or which is a Non-U.S. Holder will not be subject to United States federal withholding tax; provided that (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of USABancShares entitled to vote,
(b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to USABancShares through

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stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to USA Capital Trust I or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to USA Capital Trust I or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes USA Capital Trust I or its agent with a copy thereof; and (ii) a Non-U.S. Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security. Final Treasury Regulations (the "Withholding Regulations") would provide alternative methods for satisfying the certification requirements described in clause (i)(c) above. The Withholding Regulations are to be effective for certain payments made to Non-U.S. Holders after December 31, 1999.

Information Reporting to Holders

         Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

Backup Withholding

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Capital Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

                              ERISA CONSIDERATIONS

         Each of USABancShares (the obligor with respect to the Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans that are subject to ERISA and certain employee benefit-related provisions of the Code. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which USABancShares, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving banks' collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). Accordingly, each purchaser of Capital Securities, by its acceptance thereof, shall be deemed to have represented to USABancShares, Trust and the Initial Purchaser either (a) that it is not a Plan, a trustee or other person acting on behalf of a Plan or any other person or entity using the assets of any Plan to finance such purchase, or (b) that such purchase will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption. In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of USA Capital Trust I may be considered "plan assets" for ERISA purposes. In such event, any persons exercising discretion with respect to the Junior Subordinated Debentures may become fiduciaries parties in interest or disqualified persons with respect to investing Plans. Accordingly, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed USA Capital Trust I to invest in the Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, USABancShares may not remove the Property Trustee without the approval of a majority of the holders of the Capital Securities.

         A Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is consistent with the terms of the Plan's governing instrument or any investment management agreement with the Plan. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

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         The sale of investments to Plans is in no respect a representation by the Trust, USABancShares, the Property Trustee, the Initial Purchaser or any other person associated with the sale of the Capital Securities that such securities meet all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Capital Securities for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities if such Original Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. USABancShares and USA Capital Trust I have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the expiration date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the exchange offer must notify USABancShares or the Trust, or cause USABancShares or USA Capital Trust I to be notified, on or prior to the expiration date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of Exchange Capital Securities."

         USABancShares or USA Capital Trust I will not receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. Exchange Capital Securities received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities.

         Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                         VALIDITY OF EXCHANGE SECURITIES

         Certain matters of Delaware law relating to the validity of the Exchange Capital Securities and the creation of USA Capital Trust I will be passed upon on behalf of USA Capital Trust I by Richards, Layton & Finger, special Delaware counsel to USA Capital Trust I and USABancShares. The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for USABancShares by Klehr, Harrison, Harvey, Branzburg & Ellers LLP. Certain matters relating to United States federal income tax considerations will be passed upon for USABancShares by Klehr, Harrison, Harvey, Branzburg & Ellers LLP.

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                      USABANCSHARES, INC. and SUBSIDIARIES

                           December 31, 1998 and 1997

                                 C O N T E N T S
                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           F-3


FINANCIAL STATEMENTS

         CONSOLIDATED BALANCE SHEETS                                         F-4

         CONSOLIDATED STATEMENTS OF OPERATIONS                               F-5

         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                AND COMPREHENSIVE INCOME (LOSS)                              F-6

         CONSOLIDATED STATEMENTS OF CASH FLOWS                               F-7

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                          F-8

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Directors
USABancShares, Inc. and Subsidiaries

         We have audited the accompanying consolidated balance sheets of USABancShares, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USABancShares, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP


Philadelphia, Pennsylvania
March 22, 1999

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets


                                                                                               December 31,
                                                                                              (in thousands
                                                                                               except share
                                                                                                   data)
                                                                                        -------------------------
ASSETS                                                                                    1998               1997
                                                                                        --------         ---------
Cash and due from banks                                                                 $  1,335         $     833
Interest bearing deposit with banks                                                        7,706             3,975
Investment securities available for sale                                                  28,389             9,035
Investment securities held to maturity (fair market value of $15,951 and
    $15,644 in 1998 and 1997, respectively)                                               15,755            15,419
FHLB Stock                                                                                 3,523               900
Loans receivable, net                                                                    102,138            56,002
Premises and equipment, net                                                                2,023             1,153
Accrued interest receivable                                                                1,633               847
Other real estate                                                                             66               -
Goodwill, net                                                                                 69                80
Deferred income taxes                                                                        573               163
Other assets                                                                               1,896               919
                                                                                        --------         ---------
              Total assets                                                              $165,106         $  89,326
                                                                                        ========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
    Deposits
      Demand                                                                            $  1,439         $     257
      Now                                                                                    846               688
      Money Market                                                                         2,345             4,802
      Savings and Passbook                                                                 5,281             2,019
      Time                                                                               104,476            62,708
                                                                                        --------         ---------
              Total deposits                                                             114,387            70,474
Borrowings                                                                                35,305            12,638
Accrued interest payable                                                                     399                75
Accrued expenses and other liabilities                                                     1,418               773
                                                                                        --------         ---------
              Total liabilities                                                          151,509            83,960
                                                                                        --------         ---------

STOCKHOLDERS' EQUITY
Preferred stock $1.00 par value, 5,000,000 shares authorized, no shares issued and outstanding in 1998 and 1997
Common stock $1.00 par value, 10,000,000 shares authorized, 2,007,392 shares issued and outstanding in 1998; 813,807 shares issued and outstanding in
    1997, and 108,230 shares of converted and unissued Class B common stock in
    1998; 81,381 converted and unissued 1997                                               2,116               814
Additional paid-in capital                                                                10,683             4,828
Accumulated (deficit) earnings                                                             1,112              (378)
Accumulated other comprehensive income                                                      (314)              102
                                                                                        --------         ---------
              Total stockholders' equity                                                  13,597             5,366
                                                                                        --------           -------
              Total liabilities and stockholders' equity                                $165,106         $  89,326
                                                                                        ========         =========

The accompanying notes are an integral part of these statements.

                      USABANCSHARES, INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations

                                                                                          Year ended December 31,
                                                                                         -------------------------
                                                                                          1998              1997
                                                                                         -------           -------
                                                                                               (in thousands,
                                                                                           except per share data)
INTEREST INCOME
    Loans                                                                                $ 9,028           $ 3,090
    Investment securities                                                                  3,015             1,637
    Interest bearing deposits with banks and other                                           309               152
                                                                                         -------           -------
              Total interest income                                                       12,352             4,879
                                                                                         -------           -------
INTEREST EXPENSE
    Deposits                                                                               5,266             2,285
    Other borrowings                                                                       1,188               245
                                                                                          ------           -------
              Total interest expense                                                       6,454             2,530
                                                                                          ------            ------
              Net interest income                                                          5,898             2,349
PROVISION FOR POSSIBLE LOAN LOSSES                                                           510               415
                                                                                         -------           -------

              Net interest income after provision for
                   possible loan losses                                                    5,388             1,934
                                                                                         -------            ------
OTHER INCOME
    Service charges on deposit accounts                                                       94                26
    Gain on sale of securities                                                               378               127
    Brokerage operations                                                                     141               102
    Other income                                                                             146                59
                                                                                         -------            ------
              Total other income                                                             759               314
                                                                                         -------           -------
OTHER EXPENSES
    Salaries and employee benefits                                                         1,539             1,345
    Net occupancy expense                                                                    523               202
    Professional fees                                                                        275               175
    Office expenses                                                                          270               120
    Data processing fees                                                                     199               115
    Advertising expense                                                                      177                62
    Goodwill amortization                                                                     10                 8
    Other operating expenses                                                                 707               430
                                                                                         -------            ------
              Total other expense                                                          3,700             2,457
                                                                                          ------            ------
              Income (loss) before income tax expense                                      2,447              (209)
INCOME TAX EXPENSE                                                                           957                17
                                                                                         -------           -------
              Net income (loss)                                                          $ 1,490           $  (226)
                                                                                         =======            =======
NET INCOME (LOSS) PER SHARE - BASIC (1)                                                  $  0.75           $ (0.21)
                                                                                         =======           =======
NET INCOME (LOSS) PER SHARE - DILUTED (1)                                                $  0.70           $ (0.21)
                                                                                         =======           =======

(1) 1997 per share amounts have been restated to reflect a 33% stock dividend paid August 17, 1998.

The accompanying notes are an integral part of these statements.

                      USABANCSHARES, INC. AND SUBSIDIARIES

         Consolidated Statement of Changes in Stockholders' Equity and
                          Comprehensive Income (Loss)

                                                                              Unearned     Accumulated
                                                   Additional  Accumulated  compensation      other         Total
                                           Common    paid-in    (deficit)     Class B     comprehensive  stockholders' Comprehensive
                                           stock     capital     earnings   Common Stock      income       equity      income (loss)
                                           ------  ----------  -----------  ------------  -------------  ------------- -------------
                                                                               (in thousands)
Balance, January 1, 1997                   $  597    $ 4,878      $ (152)       $(425)        $  (2)      $ 4,896
    Net loss                                    -          -        (226)           -             -          (226)         $ (226)
    Other comprehensive income,
       net of reclassification adjustments
       and taxes                                -          -           -            -           104           104             104
                                                                                                                           ------
    Total comprehensive loss                                                                                               $ (122)
                                                                                                                           ======
    Stock issued to acquire Knox Financial      8         67           -            -             -            75
    33% common stock dividend                 200       (200)          -            -             -             -
    Conversion of Class B common stock          9         83           -            -             -            92
    Amortization of unearned compensation
       Class B common stock                     -          -           -          425             -           425
                                           ------    -------      ------        -----         -----       -------

Balance, December 31, 1997                    814      4,828        (378)           -           102         5,366
    Net income                                  -          -       1,490            -             -         1,490          $1,490
    Other comprehensive loss,
       net of reclassification adjustments
       and taxes                                -          -           -            -          (416)         (416)           (416)
                                                                                                                           ------
    Total comprehensive income                                                                                             $1,074
                                                                                                                           ======
    Private placement offering                769      6,341           -            -             -         7,110
    Exercise of stock options                   9         38           -            -             -            47
    33% stock dividend                        524       (524)          -            -             -             -
                                           ------    -------      ------        -----         -----       -------
Balance, December 31, 1998                 $2,116    $10,683      $1,112        $   -         $(314)      $13,597
                                           ======    =======      ======        =====         =====       =======

         The accompanying notes are an integral part of this statement.

                      USABANCSHARES, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                                                         Year ended December 31,
                                                                                        ------------------------
(In Thousands)                                                                            1998            1997
                                                                                          ----            ----
OPERATING ACTIVITIES
    Net income (loss)                                                                   $ 1,490         $   (226)
    Adjustments to reconcile net income (loss) to net cash provided by
       (used in) operating activities
    Provision for possible loan losses                                                      510              415
    Depreciation and amortization                                                           219               60
    Decrease in goodwill                                                                     11               49
    Accretion of discounts on purchased loan portfolio                                   (1,306)            (691)
    (Accretion) amortization of securities (discount) premium, net                           (9)              (5)
    Amortization of Class B common stock                                                      -              425
    Class B common stock conversion                                                           -               92
    Gain on sale of securities                                                             (378)            (127)
    Increase in accrued interest receivable                                                (786)            (540)
    Decrease (increase) in deferred tax asset                                              (166)            (216)
    Increase in other assets                                                               (977)            (621)
    Increase in accrued interest payable                                                    324               56
    Increase in accrued expenses and other liabilities                                      645              565
                                                                                       --------          -------
              Net cash used in operating activities                                        (423)            (764)
                                                                                       --------          -------
INVESTING ACTIVITIES
    Investment securities available for sale
       Purchases                                                                        (29,512)         (11,433)
       Sales                                                                              9,286            4,524
       Maturities and principal repayments                                                1,250            4,218
    Investment securities held to maturity
       Purchases                                                                         (8,012)          (9,131)
       Sales                                                                              1,444            2,001
       Maturities and principal repayments                                                5,580            1,959
    Purchases of FHLB Stock                                                              (2,622)            (650)
    (Increase) decrease in interest bearing deposits with banks                          (3,731)              41
    Net increase in loans                                                               (45,340)         (39,196)
    Increase in other real estate, net                                                      (66)             -
    Cash of entity acquired                                                                   -               45
    Purchase of premises and equipment                                                   (1,089)          (1,067)
                                                                                       --------          -------
              Net cash used in investing activities                                     (72,812)         (48,689)
                                                                                       --------           ------
FINANCING ACTIVITIES
    Net increase in deposits                                                             43,913           42,500
    Net increase in borrowings                                                           22,667            7,588
    Private placement proceeds                                                            7,110               --
    Exercise of stock options                                                                47               --
                                                                                         ------           ------
              Net cash provided by financing activities                                  73,737           50,088
                                                                                         ------           ------
              Net increase in cash and cash equivalents                                     502              635
Cash and cash equivalents, beginning of year                                                833              198
                                                                                        -------         --------
Cash and cash equivalents, end of year                                                  $ 1,335         $    833
                                                                                        =======         ========
Supplemental disclosure of cash flow information
    Cash paid during the year for
       Interest                                                                         $ 6,137          $ 2,231
                                                                                        =======          =======
       Income taxes                                                                     $   975          $   237
                                                                                        =======          =======

The accompanying notes are an integral part of these statements.

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


NOTE A - ORGANIZATION

    USABancShares, Inc. (the Corporation), through its subsidiaries, BankPhiladelphia (the "Bank"), USACapital, Inc. ("USACapital") and USACredit, Inc. ("USACredit"), provides a full range of banking and non-depository services to individual and corporate customers located in the greater Delaware Valley region.

    The Corporation was organized in November 1995 in order to facilitate the acquisition of People's Thrift Savings Bank, which changed its name to "BankPhiladelphia" in July 1998.

    The Bank is a Pennsylvania chartered stock savings institution which competes with other banking and financial institutions in its primary market communities, including financial institutions with resources substantially greater than its own. Commercial banks, savings banks, savings and loan associations, and credit unions actively compete for savings and time deposits and for types of loans. Such institutions, as well as consumer finance, insurance, and brokerage firms, may be considered competitors of the Bank with respect to one or more of the services it provides.

    The Bank is subject to regulations of certain state and federal agencies and, accordingly, is periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, the Bank's business is particularly susceptible to being affected by state and federal legislation and regulations.

    USACapital is a broker dealer registered with the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers (NASD). USACapital conducts business through its clearing brokers for its proprietary accounts. USACapital also introduces customer accounts on a fully disclosed basis to the clearing brokers and earns revenues and incurs expenses from activities on those accounts. The clearing and depository operations for USACapital's customer accounts and proprietary accounts are performed by its clearing brokers pursuant to clearance agreements.

    USACredit is a minority owner of a Delaware limited liability company in the business of purchasing judgements, deficiencies, and claims, and pursuing collections on such claims.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    1. Basis of Financial Statement Presentation

    The accounting and reporting policies of the Corporation and its subsidiaries conform with generally accepted accounting principles and predominant practices within the banking industry. All significant intercompany balances and transactions have been eliminated.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    The principal estimates particularly susceptible to significant change in the near term relates to the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market conditions, the capability of specific borrowers to pay specific loan obligations, and current loan collateral values. However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

    In 1998, the Corporation adopted Statement of Financial Accounting Standards
    (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 redefines how operating segments are determined and requires disclosures of certain financial and descriptive information about the Corporation and its subsidiaries operating segments. Management has determined the Corporation operates in one business segment, namely community banking.

    2. Investment Securities

    The Corporation accounts for its investment securities in accordance SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Corporation classifies its securities as held for investment purposes (held to maturity) and available for sale. Investment securities for which the Corporation has the ability and intent to hold until maturity are classified as held to maturity. These investment securities are carried at cost, adjusted for amortization of premiums and accretion of discounts on a straight-line basis, which is not materially different from the effective interest method.

    Investment securities which are held for indefinite periods of time, which management intends to use as part of its asset/liability strategy, or which may be sold in response to changes in interest rates, changes in prepayment risk, increases in capital requirements or other similar factors, are classified as available for sale and are carried at fair value. Differences between a security's amortized cost and fair value is charged/credited directly to shareholders' equity, net of income taxes. The cost of securities sold is determined on a specific identification basis. Gains and losses on sales of securities are recognized in the consolidated statements of income upon sale. The Corporation had no securities held for trading purposes at December 31, 1998 and 1997.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activity. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of a derivative (gains and losses) depends on the intended use of the derivative and resulting designation. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier application is permitted only as of the beginning of any fiscal quarter. The adoption of SFAS No. 133 is not anticipated to have a material impact on the Corporation's consolidated financial position or results of operations.

    3. Loans and Allowance for Possible Loan Losses

    Loans receivable, which management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal, adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. The Corporation's management maintains the allowance for possible loan losses at a level considered adequate to provide for potential loan losses. The allowance is increased by provisions charged to expense and reduced by net charge-offs. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The level of the allowance is based on management's evaluation of potential losses in the loan portfolio after consideration of appraised collateral values, financial condition of the borrowers, and prevailing and anticipated economic conditions. Credit reviews of the loan portfolio, designed to identify potential charges to the allowance, are made on a periodic basis during the year by senior management.

    Interest on loans is credited to operations primarily based upon the principal amount outstanding. When management believes there is sufficient doubt as to the ultimate collectibility of interest on any loan, the accrual of applicable interest is discontinued. Interest income is subsequently recognized only to the extent cash payments are received. Net loan origination fees and loan discounts on purchased loan pools are deferred and amortized over the life of the related loan using the level yield method. The net loan originations fees recognized as yield adjustments are reflected in total interest income in the consolidated statement of operations. The unamortized balance of loan origination net fees is reported in the consolidated balance sheet as part of unearned income; the unamortized portion of discounts on purchased loans reduces the carrying value of loans receivable on the consolidated balance sheet.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    The Corporation accounts for its impaired loans in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable.

    4. Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities

    The Corporation accounts for its transfers and servicing financial assets in accordance with SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, as amended by SFAS No. 127, Deferral of the Effective Date of Certain Provisions of SFAS No. 125. This standard provides accounting guidance on transfers of financial assets, servicing of financial assets, and extinguishments of liabilities.

    5. Premises and Equipment

    Premises and equipment are stated at cost less accumulated depreciation and amortization. Building and leasehold improvements are amortized over the term of the lease or estimated useful life, whichever is shorter. Depreciation and amortization is computed primarily on the straight-line method over the estimated useful lives of the assets.

    6. Goodwill

    Goodwill is stated at cost less accumulated amortization, and is being amortized on the straight-line method over 15 years. On an ongoing basis, management reviews the valuation and amortization of goodwill. As part of this review, the Corporation estimates the value of and the estimated undiscounted future net income expected to be generated by the related subsidiaries to determine that no impairment has occurred.

    The Corporation accounts for impairment under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. This standard provides accounting guidance on when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangibles and how to value long-lived assets to be disposed of.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    7. Other Real Estate

    Properties acquired by foreclosure are other real estate (ORE) and recorded at the lower of recorded investment in the related loan or fair value based on appraised value at the date actually or constructively received. Loan losses arising from the acquisition of such properties are charged against the allowance for possible loan losses. Subsequent adjustments to the carrying values of ORE properties are charged to operating expense. ORE is stated at the lower of cost or fair value less estimated cost to sell.

    8. Income Taxes

    The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Bank's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on their difference between the financial statement carrying amounts and the tax basis of assets and liabilities. The Corporation files a consolidated federal income tax return and the amount of income tax expense or benefit is computed and allocated on a separate return basis.

    9. Per Share Amounts

    On January 1, 1997, the Corporation adopted the provisions of SFAS No. 128, Earnings Per Share. SFAS No. 128 eliminated primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. All weighted average actual shares or per share information in the financial statements have been adjusted retroactively for the effect of a stock dividend.

    10. Comprehensive Income

    On January 1, 1998, the Bank adopted SFAS No. 130, Reporting Comprehensive Income. This standard establishes new standards for reporting comprehensive income which includes net income as well as certain other items which result in a change to equity during the period. These financial statements have been reclassified to reflect the provisions of SFAS No. 130.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    The income tax effects allocated to comprehensive income (loss) is as follows:

                                                     December 31, 1998                   December 31, 1997
                                        ------------------------------------    -----------------------------------
                                                           Tax       Net of                                 Net of
                                         Before tax      expense       tax      Before tax       Tax          tax
                                           amount       (benefit)     amount      amount       expense       amount
                                         ----------     ---------     ------    ----------     -------      -------
                                                                          (in thousands)
    Unrealized gains (losses)
          on securities
       Unrealized holding gains
       (losses) arising during period       $(282)        $ 100       $(182)        $296        $(113)        $183
       Less reclassification
          adjustment for gains
          realized in net income              378          (144)        234          127          (48)          79
                                            -----          -----       ----          ---        -----         ----
    Other comprehensive income
       (loss), net                          $(660)        $ 244       $(416)        $169       $  (65)        $104
                                             ====          ====        ====          ===        =====          ===

    11.  Cash and Cash Equivalents

    Cash and cash equivalents include cash on hand and amounts due from banks.

    12.  Advertising Costs

    The Corporation expenses advertising costs as incurred.

    13.  Restrictions on Cash and Due from Banks

    As of December 31, 1998, the Corporation did not maintain reserves (in the form of deposits with the Federal Home Loan Bank ("FHLB")) to satisfy federal regulatory requirements. As of December 31, 1998, USACapital has segregated $130,000 in special reserve bank accounts for the benefit of customers as required by the clearing organizations.

    14.  Reclassifications

    Certain reclassifications have been made to the 1997 financial statements to conform with the 1998 presentation.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997

NOTE C - PRIVATE PLACEMENT

    On February 18, 1998, the Company issued 769,231 shares of its Class A common stock in conjunction with a private placement offering (the "offering"). Total cash received was $7.1 million, net of offering cost of $390,000.

    In connection with the offering, the Company granted warrants convertible for a period of five years into 3.25% of the Corporation's common stock on the date of conversion. The number of warrants will be adjusted for stock splits, stock dividends and the issuance of additional shares so as to maintain the holder's ownership of the fully diluted common stock at 3.25% for a period of three years from the close of the offering.

NOTE D - ACQUISITION

    In 1997, the Corporation acquired Knox Financial Services Group, Inc. The Corporation distributed 14,000 (1) shares of common stock of its parent to effect the combination. The purchase method of accounting was used to account for this business combination. Subsequent to the acquisition, Knox Financial Services Group, Inc. was renamed USACapital, Inc. The results of operations of USACapital are included in the accompanying financial statements since the date of acquisition.

    (1) Adjusted for 33% stock dividends paid by the Corporation in July 18, 1997 and August 17, 1998.

NOTE E - INVESTMENT SECURITIES

    The amortized cost, gross unrealized gains and losses, and fair market value of the Corporation's investment securities available for sale and held to maturity are as follows:

                                                           1998
                                      --------------------------------------------------
                                                      (in thousands)
                                                    Gross          Gross
                                      Amortized   unrealized     unrealized       Fair
                                         cost       gains          losses         value
                                      ---------   ----------     ----------       -----
    Available for sale
       Mortgage-backed securities     $ 2,628        $ --          $  (8)        $ 2,620
       Corporate obligations            1,322          13            (89)          1,246
       Trust preferred securities
           and other securities        24,944         243           (664)         24,523
                                      -------        ----          -----         -------
                                      $28,894        $256          $(761)        $28,389
                                      =======        ====          =====         =======
    Held to maturity
       U.S. Government and agency
           securities                 $ 1,201        $  1          $  --         $ 1,202
       Mortgage-backed securities       5,650         104             (1)          5,753
       Municipal securities             3,166          69             --           3,235
       Trust preferred securities
           and other securities         5,738          79            (56)          5,761
                                      -------        ----          -----         -------
                                      $15,755        $253          $ (57)        $15,951
                                        =====        =====         =====         =======

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997

NOTE E - INVESTMENT SECURITIES - Continued

                                                                            1997
                                                  -------------------------------------------------------------
                                                                       (in thousands)
                                                                     Gross            Gross
                                                  Amortized        unrealized       unrealized           Fair
                                                     cost            gains            losses             value
                                                  ---------        ----------       ----------           -----
    Available for sale
       U.S. Government and agency
           securities                              $ 1,243             $ 16            $   -            $ 1,259
       Trust preferred securities                    7,637              150              (11)             7,776
                                                   -------             ----            -----            -------

                                                   $ 8,880             $166             $(11)           $ 9,035
                                                   =======             ====             ====            =======

    Held to maturity
       U.S. Government and agency
           securities                              $ 3,557             $  -             $(10)           $ 3,547
       Mortgage-backed securities of                 6,306               50                -              6,356
       Municipal securities                          3,163              101                -              3,264
       Trust preferred securities
           and other securities                      2,393               84                -              2,477
                                                   -------             ----             ----            -------

                                                   $15,419             $235             $(10)           $15,644
                                                    ======             ====             ====            =======

    The amortized cost and fair market value of investment securities, by contractual maturity, as of December 31, 1998, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or repayment penalties.


(Dollars in Thousands)                                    Available-for-Sale                      Held-to-Maturity
                                              -------------------------------------   -------------------------------------
                                                                           Weighted                                Weighted
                                               Amortized     Approximate    Average    Amortized     Approximate    Average
                                                 Cost         Fair Value     Yield       Cost         Fair Value     Yield
                                              ----------     -----------   --------   ----------     -----------   --------
Due after one year through five years......     $ 1,246        $ 1,170       11.92%    $ 2,001         $ 2,015       7.31%
Due after five years through ten years.....         816            770        9.88       2,635           2,581       7.90
Due after ten years........................      22,312         21,996        9.61       5,479           5,613       7.06
Mortgage-backed securities.................       2,628          2,620        7.00       5,640           5,742       6.59
Equity securities..........................       1,892          1,833          --          --              --         --
                                                -------        -------                 -------         -------
                                                $28,894        $28,389                 $15,755         $15,951
                                                =======        ========                =======         =======

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE E - INVESTMENT SECURITIES - Continued

    Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties. In 1998, the Corporation sold securities which were classified as held-to-maturity due to unforeseen circumstances that could not have been anticipated.

    Proceeds on the sale of investment securities classified as held-to-maturity were $1.4 million and $2.0 million in 1998 and 1997, respectively. Proceeds on the sale of investment securities classified as available-for-sale were $9.3 million and $4.5 million in 1998 and 1997, respectively. Gross gains of $393,000 and gross losses of $15,000 were realized on 1998 sales.

NOTE F - LOANS RECEIVABLE

    Loans outstanding by classification are as follows:
                                                        1998             1997
                                                        ----             ----
                                                          (in thousands)

    Real estate                                       $102,076          $54,262
    Commercial and industrial loans                        986            1,091
    Other                                                  243            1,694
                                                      --------          -------
                                                       103,305           57,047
    Loans in process                                       -               (260)
    Unearned income                                       (116)            (217)
    Allowance for possible loan losses                  (1,051)            (568)
                                                      --------          -------

                                                      $102,138          $56,002
                                                      ========          =======

    At December 31, 1998 and 1997, loans outstanding to certain officers and directors of the Bank and their affiliated interests amounted to $2.5 million and $233,000, respectively. An analysis of activity in loans to related parties at December 31, 1998 and 1997, resulted in new loans of $2.7 million and $122,000, respectively, and reductions of $483,000 and $504,000, respectively, representing payments.

    An analysis of the allowance for possible loan losses is as follows:

                                                         1998              1997
                                                         ----              ----
                                                            (in thousands)
    Balance, beginning of year                          $  568             $182
    Provision charged to expense                           510              415
    Charge-offs, net of recoveries                         (27)             (29)
                                                        ------             ----

    Balance, end of year                                $1,051             $568
                                                        ======             ====

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE F - LOANS RECEIVABLE - Continued

    Included in loans receivable are nonaccrual loans of $1.8 million and $287,000 at December 31, 1998 and 1997, respectively. Interest income that would have been recorded in the financial statements had the nonaccrual loans been performing in accordance with their terms would have been $140,000 in 1998.

    Also included in loans receivable are loans past due 90 days or more and accruing in the amount of $152,000 and $165,000 at December 31, 1998 and 1997, respectively, which have not been classified as nonaccrual due to management's belief that the loans are well-secured and in the process of collection.

NOTE G - PREMISES AND EQUIPMENT

    Premises and equipment consist of the following:

                                                                   Estimated
                                                                  useful lives            1998            1997
                                                                  ------------            ----            ----
                                                                                              (in thousands)
       Building                                                     31.5 years           $  754           $  754
       Premises and improvements                                 5 to 20 years              726              135
       Furniture and equipment                                   5 to  7 years              969              367
                                                                                         ------           ------
                                                                                          2,449            1,256
    Less accumulated depreciation and amortization                                         (426)            (103)
                                                                                         ------           ------

                                                                                         $2,023           $1,153
                                                                                         ======           ======

    Depreciation and amortization charged to operations was $219,000 and $60,000 for the years ended December 31, 1998 and 1997, respectively.

NOTE H - DEPOSITS

    The aggregate amount of jumbo certificates of deposit, each with a minimum denomination of $100,000, was approximately $34.7 million and $9.3 million at December 31, 1998 and 1997, respectively.

    At December 31, 1998, the schedule of maturities of certificates of deposit is as follows (in thousands):

    1999                                                            $ 47,067
    2000                                                              28,399
    2001                                                              14,769
    2002                                                               5,663
    2003                                                               7,670
    Thereafter                                                           908
                                                                    --------

                                                                    $104,476
                                                                    ========

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


NOTE I - BORROWINGS

    At December 31, 1998, the Bank had five callable fixed-rate advances outstanding with the FHLB. The callable advances mature within five to ten years with call options ranging from 18 months to five years. The interest rates on the callable advances range from 4.83% to 5.63% with a weighted average interest rate of 5.31% at December 31, 1998.

    The following table sets forth certain information regarding the Bank's FHLB advances, at or for the period ended December 31:

                                                                      1998             1997
                                                                      ----             ----
                                                                           (in thousands)
    Balance outstanding, December 31                                 $30,000          $ 9,000
    Average balance outstanding during year                          $22,482          $ 7,000
    Weighted average interest rate for the period                       5.29%            5.87%
    Maximum outstanding balance at any month end                     $31,000          $12,700

    The Bank also has $4.2 million in collateralized borrowings that represent participations by other banks in certain loans; such amounts are non-interest bearing.

    The Corporation has three line of credit facilities with local financial institutions totaling $2.0 million. The aggregate outstanding balance on the lines of credit at December 31, 1998 was $1.1 million. The interest rates paid on these advances are floating, prime based rates, ranging from prime to prime plus one percentage point, with the average interest rate at December 31, 1998 equaling 8.21%.

NOTE J - STOCKHOLDERS' EQUITY

    In connection with the formation of the Corporation , the President & CEO purchased 10,000 shares, par value $.01, of Class B Common Stock for $500. These shares mandatorily convert into ten percent of the then issued shares of Class A Common Stock on January 1, 2001. Unearned compensation of $543,000 was recorded at the close of the offering on November 30, 1995, based on the offering price of $10.00 per share. As a result of the mandatory conversion provision, the Class B Common Stock was deemed converted on November 30, 1995 for financial statement purposes.

    Unearned compensation, which is shown as a separate component of Stockholders' equity, was being amortized over five years. In connection with the offering (Note 2), the President & CEO agreed to cap the amount of Class A common stock into which the Class B common stock could be converted, into an amount equal to 10% of the Class A common stock outstanding at December 31, 1997, adjusted for any future stock dividends, or stock splits. In conjunction with this agreement, the Corporation fully recognized the remaining unearned compensation as compensation expense in 1997.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE J - STOCKHOLDERS' EQUITY - Continued

    On July 18, 1997, the Corporation paid a 33% stock dividend on its common stock to stockholders' of record as of July 1, 1997.

    On August 17, 1998, the Corporation paid a 33% stock dividend on its common stock to stockholders' of record as of August 3, 1998.

NOTE K - EMPLOYEE BENEFIT PLANS

    The Bank had a defined contribution plan, 401(k), covering eligible employees, as defined under the plan document. Employees could contribute upto 10% of compensation, as defined under the plan document. The Bank could make discretionary contributions. The Bank did not make any contributions into the plan during the period ended December 31, 1998 or 1997. The plan was terminated in 1998, and all funds were distributed to the employees.

NOTE L - INCOME TAXES

    The components of income taxes (benefit) are as follows:

                                                         1998             1997
                                                         ----             ----
    Federal                                                 (in thousands)
       Current                                           $ 935            $ 193
       Deferred                                           (165)            (216)
       Benefit applied to reduce goodwill                    -               22
                                                         -----            -----

                                                           770               (1)
    State
       Current                                             187                9
       Benefit applied to reduce goodwill                    -                9
                                                         -----            -----
                                                           187               18
                                                         -----            -----

    Income taxes                                         $ 957            $  17
                                                         =====            =====

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE L - INCOME TAXES - Continued

    The reconciliation of the tax computed at the statutory federal rate was as follows:

                                                                     1998           1997
                                                                     ----           ----
                                                                        (in thousands)
    Tax at statutory rate                                            $832           $ (71)
    Increase (decrease) in taxes resulting from
       Tax-exempt income                                              (76)              -
       Nondeductible compensation                                       -             144
       Nondeductible expenses, including goodwill and
           meals and entertainment                                     31              16
       Increase (decrease) in valuation allowance                       -            (103)
       State income taxes, net of federal income
           tax benefit                                                124              12
       Other, net                                                      46              19
                                                                     ----           -----

    Income tax expense                                               $957           $  17
                                                                     ====           =====

    Deferred income taxes are provided for the temporary difference between the financial reporting basis and the tax basis of the Corporation's assets and liabilities. Cumulative temporary differences are as follows:

                                                                     1998          1997
                                                                     ----          ----
                                                                      (in thousands)
       Deferred tax assets
          Allowance for possible loan losses                         $346          $184
          Deferred loan fees                                            7             9
          Deferred compensation                                        24            23
          Fixed asset                                                   5             -
          Unrealized losses on securities available for sale          191             -
                                                                     ----          ----
                                                                      573           216

       Deferred tax liabilities
          Fixed assets                                                  -            (1)
          Unrealized gains on securities available-for-sale             -           (52)
                                                                     ----          ----
                                                                        -           (53)
                                                                     ----          ----

       Net deferred tax asset                                        $573          $163
                                                                     ====          ====

    During 1997, the Corporation realized a tax benefit related to the net operating loss carryovers from the acquisition of the Bank that was treated as a reduction to goodwill in accordance with SFAS No. 109. The Corporation believes it is more likely than not to realize the net deferred tax asset, and accordingly, no valuation allowance has been provided at December 31, 1997.

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


NOTE M - EARNINGS PER SHARE

    The following table illustrates the reconciliation of the basic and diluted EPS computations, (in thousands, except per share data).

                                                                     For the year ended December 31, 1998
                                                               -----------------------------------------------
                                                                                     Weighted
                                                                                     average
                                                                  Income             shares          Per share
                                                               (numerator)        (denominator)        amount
                                                               -----------        -------------      ---------
    Basic earnings per share
       Net income available to common stockholders               $1,490               1,986            $0.75

    Effect of dilutive securities
       Options                                                        -                 133                -
                                                                 ------              ------            -----

    Diluted earnings per share
       Net income available to common stockholders
           plus assumed conversions                              $1,490               2,119            $0.70
                                                                 ======               =====            =====

    Options to purchase 62,000 shares of common stock at exercise prices ranging from $11.28 to $30.00 per share were outstanding during 1998 and are not included in the computation of diluted EPS because the options exercise price were greater than the average market price of the common shares.

                                                                   For the year ended December 31, 1997 (1)
                                                               --------------------------------------------
                                                                                   Weighted
                                                                                    average
                                                                  Income             shares       Per share
                                                               (numerator)        (denominator)     amount
                                                               -----------        -------------   ---------
    Basic earnings per share
       Net loss available to common stockholders                  $(226)              1,082        $(0.21)

    Effect of dilutive securities
       Options                                                        -                   -             -
                                                                  -----               -----        ------

    Diluted earnings per share
       Net loss available to common stockholders
           plus assumed conversions                               $(226)              1,082        $(0.21)
                                                                  ======              =====        ======

    Options to purchase 322,820 shares of common stock at $5.65 per share were outstanding during 1997 and are not included in the computation of diluted EPS because the options were anti-dilutive.

    (1) Adjusted for 33% stock dividends paid by the Corporation in August 1998.

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


NOTE N - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF
           CREDIT RISK

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risks in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk. The approximate contract amounts are as follows:

                                                                                      1998              1997
                                                                                      ----              ----
                                                                                          (in thousands)
    Financial instruments whose contract amounts represent credit risk
       Commitments to extend credit                                                   $1,070           $1,322
       Standby letters of credit and financial guarantees written                      1,098                -

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

    The Bank's originated loan portfolio primarily consists of loans secured by real estate in the greater Delaware Valley region. The Bank's acquired loan portfolio consist of individual loans and loan pools throughout the domestic United States purchased at sales conducted by governmental agencies. The Bank, as with any lending institution, is subject to the risk that residential real estate values in the primary lending area will deteriorate, thereby potentially impairing collateral values in the primary lending area. However, management believes that real estate values are presently stable in its primary lending area and that loan loss allowances have been provided in amounts commensurate with its current perception of the foregoing risks of the portfolio.

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


NOTE O - COMMITMENTS AND CONTINGENCIES

    1.  Leases

    The Bank and the Corporation have entered into operating lease arrangement for branch facilities. Both the Bank and the Corporation are responsible for pro-rate operating expense escalations.

    As of December 31, 1998, future approximate minimum rental payments are as follows, (in thousands):

    1999                                                            $ 91
    2000                                                              96
    2001                                                             104
    2002                                                             106
    2003                                                             108
    Thereafter                                                       386
                                                                    ----
                                                                    $891
                                                                    ====

    The above amount represents minimum rentals not adjusted for possible future increases due to escalation provisions and assumes that all option periods will be exercised by the Bank or the Corporation.

    Rent expense for the years ended December 31, 1998 and 1997, amounted to $147,000 and $125,000, respectively.

    2. Employee Agreements

    The Corporation has employment agreements with certain key executives that provide severance pay benefits if there is a change in control of the Corporation. The agreements will continue in effect on a year-to-year basis until terminated or not renewed by the Corporation or key executives. Upon a change in control, the Corporation shall continue to pay the key executives' salaries per the agreements and certain benefits for the agreed upon time periods. The maximum contingent liability under the agreements at December 31, 1998 was $1.2 million.

    In addition, in connection with the private placement offering (Note C), the Corporation and the President & CEO have entered into an agreement whereby the Corporation has the option to pay $150,000 per year for each of the three years beginning in 1998 in exchange for the President agreeing to waive any future exercise of the non-dilutive feature of the Class B common stock. If the Corporation does not make the optional payment on January 2nd of each year, the President will be entitled to implement the anti-dilutive feature for 10% of any shares of Class A common stock issued during the year of non-payment. The Corporation exercised its option for 1998 upon the close of the offering, and has also exercised its option for 1999.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE O - COMMITMENTS AND CONTINGENCIES

    3. Other

    The Corporation may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. In management's judgment, the financial position of the Corporation will not be materially affected by the final outcome of any present legal proceedings.

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107 requires disclosure of the estimated fair value of an entity's assets and liabilities considered to be financial instruments. For the Corporation, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments. However, many such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is the Corporation's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities, except for certain loans. Therefore, the Corporation had to use significant estimations and present value calculations to prepare this disclosure.

    Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

    Estimated fair values have been determined by the Corporation using the best available data and an estimation methodology suitable for each category of financial instruments. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 1998 and 1997, are outlined below.

    For cash and cash equivalents, including cash and due from banks and interest bearing deposits with banks, the recorded book values of $1.3 million and $7.7 million respectively, as of December 31, 1998 and $833,000 and $4.0 million, respectively, at December 31, 1997, approximate fair values. The estimated fair values of investment securities, including FHLB stock, are based on quoted market prices, if available. Estimated fair values are based on quoted market prices of comparable instruments if quoted market prices are not available.

    The net loan portfolio at December 31, 1998 and 1997, has been valued using a present value discounted cash flow where market prices were not available. The discount rate used in these calculations is the estimated current market rate adjusted for credit risk. The carrying value of accrued interest approximates fair value.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

    The estimated fair values of demand deposits (i.e., interest- and noninterest-bearing checking accounts, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities. The carrying amount of accrued interest payable approximates its fair value.

                                                 1998                            1997
                                       --------------------------      ------------------------
                                       Carrying        Estimated       Carrying      Estimated
                                       amount          fair value       amount       fair value
                                       --------        ----------      --------      ----------
                                                           (in thousands)
    Investment securities              $ 47,667         $ 47,862        $24,454        $24,678
    Loans receivable                    103,189          110,242         56,570         57,647
    Deposits                            114,387          114,777         70,474         70,645

    The fair values of borrowings totaling $35.3 million and $12.7 million are estimated to approximate their recorded book balances at December 31, 1998 and 1997, respectively.

    There was no material difference between the notional amount and the estimated fair value of off-balance-sheet items, which totalled approximately $2.2 million and $1.3 million at December 31, 1998 and 1997, respectively, and primarily comprise unfunded loan commitments, which are generally priced at market at the time of funding.

NOTE Q - STOCK OPTION PLAN

    The FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, the standard permits entities to continue accounting for employee stock options and similar equity instruments under APB Opinion No. 25, Accounting for Stock Issued to Employees. Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. The Corporation has determined it will follow APB Opinion No. 25.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE Q - STOCK OPTION PLAN - Continued

    The Corporation has a Stock Option Plan (the Plan) for the benefit of key officers and employees of the Corporation. The Plan was designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation, and reward key employees for outstanding performance and the attainment of targeted goals. The Plan was also designed to retain qualified directors for the Corporation, and will provide for the grant of non-qualified stock options and incentive options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

    The Plan is administered and interpreted by a Committee of the Board of Directors, and unless terminated earlier, will be in effect for a period of ten years from the Effective Date. A total of 531,000 shares have been reserved for issuance under the Plan. The options, which have a term of between 4 and 10 years when issued, vest either immediately or over a period specified by the Corporation's compensation committee. The exercise price of each option is equal to or above the market value on the date of grant. Accordingly, no compensation cost has been recognized for the Plan. Had compensation cost for the Plan been determined based on the fair value of options at the grant dates consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Corporation's results of operations and per share amounts would have been reduced to the pro forma amounts indicated below, (in thousands, except per share data).

                                                   1998            1997
                                                   ----            ----
    Net income (loss)
       As reported                                $1,490          $ (226)
       Pro forma                                   1,180            (226)

    Basic earnings (loss) per share
       As reported                                  0.75           (0.21)
       Pro forma                                    0.59           (0.21)

    Diluted earnings (loss) per share
       As reported                                  0.70           (0.21)
       Pro forma                                    0.56           (0.21)


    These pro forma amounts may not be representative of future disclosures because they do not take into effect the pro forma compensation expense related to grants before 1995.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1998: no dividend yield for all years; expected volatility of 20%, risk-free interest rate of 5.55%, and an expected lives of ten years for all options. No options were granted in 1997.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE Q - STOCK OPTION PLAN - Continued

    A summary of the status of the Corporation's fixed stock option plans as of December 31, 1998, and changes for each of the years in the two-year period then ended was as follows:

                                                              1998                          1997
                                                      ---------------------        -------------------------
                                                                  Weighted                         Weighted
                                                                   average                         average
                                                      Number      exercise         Number          exercise
                                                        of        price per          of            price per
                                                      shares        share          shares            share
                                                      ------      ---------        ------          ---------

    Outstanding at beginning of year                  323,000       $5.65          333,000           $5.65
    Options granted                                   152,000        9.78                -               -
    Options exercised                                  (9,000)       5.65                -               -
    Options forfeited                                 (28,000)       5.65          (10,000)           5.65
                                                      -------                      -------

    Outstanding at end of year                        438,000       $7.20          323,000           $5.65
                                                      =======                      =======

    Options exercisable at year-end                   343,000                      323,000
                                                      =======                      =======

    Weighted average fair value of
       options granted during year                                  $3.58                            $  -

    The following table summarizes information about stock options outstanding at December 31, 1998:

                                                     Options outstanding                   Options  exercisable
                                       ----------------------------------------------   --------------------------
                                                          Weighted
                                           Number          average           Weighted       Number        Weighted
                                       outstanding at     remaining          average    exercisable at     average
       Range of exercise                December 31,     contractual         exercise    December 31,     exercise
             prices                         1998         life (years)          price         1998          price
       -----------------               --------------    ------------        --------   --------------   ----------
       $ 5.65 to $ 8.48                   365,000         5.92 years           $ 6.05       340,000       $ 6.10
       $ 8.66 to $12.99                    60,000         9.42 years            10.80             -            -
       $15.04 to $22.56                    11,000         9.67 years            17.10         3,000        20.00
       $25.00 to $30.00                     2,000         9.67 years            27.50             -            -

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


NOTE R - REGULATORY CAPITAL REQUIREMENTS

    The Corporation and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation's and the Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Corporation and the Bank meet all capital adequacy requirements to which it is subject.

    As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Corporation as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Corporation must maintain minimum total risk-based, Tier I risk- based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    The Corporation's actual capital amounts and ratios are presented in the following table.

                                                                            For capital
                                                       Actual            adequacy purposes
                                                  ------------------     -------------------
                                                  Amount       Ratio     Amount        Ratio
                                                  ------       -----     ------        -----
                                                            (dollars in thousands)
     As of December 31, 1998
        Total capital (to risk-weighted assets)   $15,566      12.1%    $10,317        8.00%
        Tier I capital (to risk-weighted assets)   13,782      10.7       5,159        4.00
        Tier I capital (to average assets)         13,782       8.7       6,319        4.00

     As of December 31, 1997
        Total capital (to risk-weighted assets)     5,752       8.5       5,431        8.00
        Tier I capital (to risk-weighted assets)    5,184       7.6       2,715        4.00
        Tier I capital (to average assets)          5,184       5.8       3,570        4.00

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997




NOTE R - REGULATORY CAPITAL REQUIREMENTS - Continued

    The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                                    To be well
                                                                                                 capitalized under
                                                                              For capital        prompt corrective
                                                          Actual           adequacy purposes     action provisions
                                                     ----------------      -----------------    --------------------
                                                     Amount     Ratio       Amount     Ratio    Amount         Ratio
                                                     ------     -----       ------     -----    ------         -----
                                                                         (dollars in thousands)
     As of December 31, 1998
        Total capital (to risk-weighted assets)     $13,930      11.2%      $9,987     8.0%     $12,483        10.0%
        Tier I capital (to risk-weighted assets)     12,879      10.3        4,994     4.0        7,490         6.0
        Tier I capital (to average assets)           12,879       8.5        6,068     4.0        7,585         5.0

     As of December 31, 1997
        Total capital (to risk-weighted assets)       5,315       7.9        5,400     8.0        6,750        10.0
        Tier I capital (to risk-weighted assets)      4,747       7.0        2,700     4.0        4,050         6.0
        Tier I capital (to average assets)            4,747       5.4        3,548     4.0        4,435         5.0

    At December 31, 1997, the Bank's Total capital ratio of 7.90% did not meet the minimum requirement of 8.0% in order to consider the Bank adequately capitalized. However, upon completion of the offering (Note 2) the Corporation raised $7.1 million, of which $6.9 million was contributed to the Bank. As a result, the Bank's Total capital ratio increased to 17.8%.

    State Banking statutes restrict the amount of dividends paid on capital stock. Accordingly, no dividends shall be paid by the Bank on its capital stock unless, following the payment of such dividends, the capital stock of the Bank will be unimpaired, and (1) the Bank will have surplus of not less than 50% of its capital, or, if not (2) the payment of such dividend will not reduce the surplus of the Bank.

    Additionally, banking regulations limit the amount of investment, loans, extensions of credit and advances that one subsidiary bank can make to the Corporation at any time to 10% and in the aggregate 20% of the Bank's capital stock and surplus. These regulations also require that any such investment, loan, extension of credit or advance be secured by securities having a market value in excess of the amounts thereof. At December 31, 1998, loans from the Bank to the Corporation amounted, in aggregate, to $976,000, or 7.50%, of the Bank's capital stock and surplus. There were no investments, extensions of credits or advances at December 31, 1998. At December 31, 1997, there were no investments, loans, extensions of credit or advances from the Bank to the Corporation.

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


NOTE S - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

    Condensed financial information for USABancShares, Inc. (parent company only) follows:

                                  BALANCE SHEET

                                                                             December 31,
                                                                         ------------------
                                                                           1998        1997
             ASSETS                                                         (in thousands)
Cash and Due from banks                                                  $    23      $  254
Securities available-for sale                                              1,931         328
Investment in subsidiaries                                                13,281       5,088
Other assets                                                                 708         211
                                                                         -------      ------

             Total assets                                                $15,943      $5,881
                                                                         =======      ======

             LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
    Other borrowed money                                                 $ 1,957      $  340
    Other liabilities                                                        389         175
                                                                         -------      ------

             Total liabilities                                             2,346         515

Stockholders' equity                                                      13,597       5,366
                                                                         -------      ------

             Total liabilities and stockholders' equity                  $15,943      $5,881
                                                                         =======      ======

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE S - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY - Continued

                             STATEMENT OF OPERATIONS

                                                                         ar Ended December 31,
                                                                         ---------------------
                                                                          1998          1997
                                                                          ----          ----
                                                                             (in thousands)
        INCOME
           Interest income                                               $   49         $   -
           Other income                                                      19            77
                                                                         ------         -----

              Total income                                                   68            77
                                                                         ------         -----

        EXPENSES
           Compensation                                                     150           517
           Interest                                                          89            14
           Other                                                             10            29
                                                                         ------         -----

              Total expenses                                                249           560
                                                                         ------         -----

              Loss before undistributed earnings
                  of subsidiaries                                          (181)         (483)

                  Provision (benefit) for income taxes                        1           (16)
                                                                         -------        -----

              Loss before undistributed earnings
                  of subsidiaries                                          (182)         (467)

        Undistributed earnings of subsidiaries                            1,672           241
                                                                         ------         -----

              NET INCOME (LOSS)                                          $1,490         $(226)
                                                                         ======         =====

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997


NOTE S - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY - Continued

                             STATEMENT OF CASH FLOWS

                                                                                      Year Ended December 31,
                                                                                      -----------------------
                                                                                         1998         1997
                                                                                         ----         ----
                                                                                           (in thousands)
        Cash flows from operating activities
           Net income                                                                  $ 1,490        $(226)
           Adjustments to reconcile net income to net cash
               provided by (used in) operating activities
                  Undistributed earnings (loss) from subsidiaries                       (1,672)         241
                  (Gain) loss on sale of investments                                         5          (28)
                  Net change in assets and liabilities                                    (146)          99
                                                                                       -------        -----

              Net cash provided by (used in) operating activities                         (323)          86
                                                                                       -------        -----

        Cash flows from investing activities
           Capital distribution (to) from subsidiaries                                  (7,078)           -
           Purchase of investment securities available-for-sale                         (1,603)        (135)
                                                                                       -------        -----

              Net cash used in investing activities                                     (8,681)        (135)
                                                                                        ------        -----

        Cash flows from financing activities
           Net increase in borrowings                                                    1,616          290
           Proceeds from issuance of common stock                                        7,157            -
                                                                                       -------        -----

              Net cash provided by financing activities                                  8,773          290
                                                                                       -------        -----

              NET INCREASE (DECREASE) IN CASH                                             (231)         241

        Cash at beginning of year                                                          254           13
                                                                                       -------        -----

        Cash at end of year                                                            $    23        $ 254
                                                                                       =======        =====

        Supplemental disclosure of cash flow information
          Cash paid during the year for income taxes                                   $     1        $   -
                                                                                       =======        =====

                      USABANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


NOTE T - SUBSEQUENT EVENT

    In March 1999, the Corporation issued $10 million of 9.50% junior subordinated debentures ( the "trust preferred offering") to USA Capital Trust 1, a Delaware Business Trust, in which the Corporation owns all of the common equity. The trust issued $10 million of Preferred Securities to investors, secured by the junior subordinated debentures and the guarantee of the Corporation, The junior subordinated debentures mature in 2029. Had the trust preferred offering occurred as of December 31, 1998, the Corporation's condensed balance sheet would have been as follows:

ASSETS                                                                                Actual           Pro-Forma
                                                                                   -------------      ------------
                                                                                            (in thousands
                                                                                             except share
                                                                                                 data)
Cash and due from banks (1)                                                        $   1,335            $ 10,435
Interest bearing deposit with banks                                                    7,706               7,706
Investment securities                                                                 47,667              47,667
Loans receivable, net                                                                102,138             102,138
Premises and equipment, net                                                            2,023               2,023
Other assets (2)                                                                       4,237               5,137
                                                                                    --------            --------
              Total assets                                                          $165,106            $175,106
                                                                                    ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits                                                                           $ 114,387            $114,387
Borrowings                                                                            35,305              35,305
Guaranteed preferred beneficial interest in subordinated debt                              -              10,000
Accrued expenses and other liabilities                                                 1,817               1,817
                                                                                    --------            --------
              Total liabilities                                                      151,509             161,509
                                                                                    --------            --------

STOCKHOLDERS' EQUITY
Preferred stock $1.00 par value, 5,000,000 shares authorized, no shares issued and outstanding in 1998 and 1997
Common stock $1.00 par value, 10,000,000 shares authorized, 2,007,386 shares issued and outstanding in 1998; 813,807 shares issued and outstanding in
    1997, and 108,236 shares of converted and unissued Class B common stock in
    1998; 81,381 converted and unissued 1997                                           2,116               2,116
Additional paid-in capital                                                            10,683              10,683
Accumulated (deficit) earnings                                                         1,112               1,112
Accumulated other comprehensive income                                                  (314)               (314)
                                                                                    --------            --------
              Total stockholders' equity                                              13,597              13,597
                                                                                    --------            --------
              Total liabilities and stockholders' equity                            $165,106            $175,106
                                                                                    ========            ========

(1) Total cash received was $9.1 million, net of trust preferred offering cost of $900,000.
(2) $900,000 of trust preferred offering costs will be amortized over the life of the related junior subordinated debentures.

                                   (Continued)

                      USABANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 1998 and 1997



NOTE T - SUBSEQUENT EVENT - Continued


    Although the junior subordinated debentures will be treated as debt of the Corporation, they currently qualify for Tier I capital investments, subject to the 25% limitation under risk-based capital guidelines of the Federal Reserve. The portion of the Trust Preferred Securities that exceeds this limitation qualifies as Tier II capital of the Corporation. Had the trust preferred offering occurred as of December 31, 1998, the Corporation's Total Capital, Tier 1 Capital, and Tier 1 Leverage capital ratios would have been 19.82%, 13.36% and 10.91%, respectively.

================================================================================

You should rely only on the information contained in this Prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is different. The information in this Prospectus may to be accurate beyond the date indicated below, regardless of when this Prospectus is delivered or when the securities described in this Prospectus are sold. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            ------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information........................................  1
Forward-looking Statements.................................................  1
Summary....................................................................  2
Selected Financial and Other Data..........................................  9
Risk Factors...............................................................  11
Accounting Treatment.......................................................  21
Capitalization.............................................................  22
Pro Forma Regulatory Capital...............................................  23
Use of Proceeds............................................................  24
Management's Discussion and Analysis of
     Financial Condition and Results of Operations.........................  25
Business...................................................................  34
Management of USABancShares ...............................................  49
Regulation of USABancShares and BankPhiladelphia...........................  54
USA Capital Trust I........................................................  58
The Exchange Offer.........................................................  59
Description of Exchange Securities.........................................  67
Description of Original Securities.........................................  88
Relationship Among the Capital Securities, the
     Junior Subordinated Debentures and the
     Guarantee.............................................................  88
Certain Federal Income Tax Considerations..................................  89
ERISA Considerations.......................................................  92
Plan of Distribution.......................................................  93
Validity of Exchange Securities............................................  93
Financial Statements....................................................... F-1

================================================================================




================================================================================


                                   $10,000,000


                              USA CAPITAL TRUST I


                       9.50% Exchange Capital Securities
                       for any and all of its outstanding
                       9.50% Original Capital Securities

                           fully and unconditionally
                      guaranteed, as described herein, by

                              USA BancShares, Inc.


                            ------------------------

                                   PROSPECTUS

                            ------------------------

                                 May ___, 1999



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         USABancShares' charter and by-laws provide that USABancShares will indemnify every person who is or was a director or executive officer of USABancShares to the fullest extent permitted by law. This indemnification applies to all expenses and liabilities reasonably incurred in connection with any proceeding to which the director or executor officer may become involved by reason of being or having been a director or executive officer of USABancShares. Pennsylvania law, under which USABancShares is incorporated, allows USABancShares to indemnify its directors and officers if the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of USABancShares and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. USABancShares maintains a director and officer liability insurance policy covering each of USABancShares' directors and executive officers.

         Under the Declaration of Trust of USA Capital Trust I, USABancShares has agreed to indemnify each of the Trustees of USA Capital Trust I, and to hold each Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of, or in connection with, the acceptance or administration of the Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Declaration of Trust.

Item 21. Exhibits.

         The following exhibits are filed as part of this Registration Statement. Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-B.

Exhibit No.                         Description
-----------                         -----------
   3.1 Amended and Restated Articles of Incorporation of USABancShares, as amended*
   3.2          Bylaws of USABancShares *
   4.1          Indenture of USABancShares relating to the Junior Subordinated
                Debentures
   4.2          Form of Certificate of Exchange Junior Subordinated Debenture
   4.3          Form of Certificate of Original Junior Subordinated Debenture
   4.4          Certificate of Trust of USA Capital Trust I
   4.5          Amended and Restated Declaration of Trust of USA Capital Trust I
   4.6          Form of Common Security
   4.7          Form of Exchange Capital Security Certificate
   4.8          Form of Certificate of Original Capital Security
   4.9 Form of Exchange Guarantee of USABancShares relating to the Exchange Capital Securities
   4.10 Registration Rights Agreement among USABancShares, USA Capital Trust I and Sandler O'Neill & Partners, L.P.
   5.1 Opinion and consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee to be issued by USABancShares
   5.2 Opinion and consent of Richards, Layton & Finger as to the legality of the Exchange Capital Securities to be issued by USA Capital Trust I
   8 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to certain federal income tax matters
   10.1         Stock Option Plan*
   10.2         Employment agreement between USABancShares and Kenneth L.
                Tepper*
   10.3         Employment agreement between USABancShares and Brian M.
                Hartline***
   10.4 Agreement by and between Kenneth L. Tepper and USABancShares dated January 2, 1998**
   10.5 Warrant Agreement between USABancShares and Sandler O'Neill dated February 13, 1998**
   10.6 Registration Rights Agreement between USABancShares and certain shareholders dated February 13, 1998**

   11           Computation of Per Share Earnings (Included in Financial
                Statements on Pages F-12 and F-21)
   21           Subsidiaries of USABancShares
   23.1         Consent of Grant Thornton LLP
   23.2         Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                (included in Exhibit 5.1)
   23.3         Consent of Richards, Layton & Finger (included in Exhibit 5.2)
   24           Power of Attorney of certain officers and directors of
                USABancShares and the Administrative Trustees of USA Capital
                Trust I (included on the signature pages hereto)
   25.1         Form T-1 Statement of Eligibility of Wilmington Trust Company to
                act as trustee under the Indenture
   25.2         Form T-1 Statement of Eligibility of Wilmington Trust Company to
                act as trustee under the Declaration of Trust of USA Capital
                Trust I
   25.3         Form T-1 Statement of Eligibility of Wilmington Trust Company
                under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of USA Capital Trust I
   99.1         Form of Letter of Transmittal
   99.2         Form of Notice of Guaranteed Delivery

--------------------
* Incorporated by reference from the Registration Statement on Form SB-2 of USABancShares, as amended, Registration No. 33-92506.
** Incorporated by reference from USABancShares' Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.
*** Incorporated by reference from USABancShares' Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

Item 22. Undertakings

         Each of the undersigned Registrants hereby undertakes:

         (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

              (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) include any additional or changed material information on the plan of distribution;

         (2) that, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

         (4) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrants of expenses incurred or paid by a director, officer of controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, USABancShares, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on April 30, 1999.

                                            USABancShares, Inc.

                                            By: /s/ Kenneth L. Tepper
                                                --------------------------------
                                                Kenneth L. Tepper, President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of USABancShares, Inc. whose signature appears below hereby appoints Brian M. Hartline, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things on their behalf in their capacities as directors and/or officers to enable USABancShares, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

         April 30, 1999          /s/ Kenneth L. Tepper
                                 -----------------------------------------------
                                 Kenneth L. Tepper
                                 President, Chief Executive Officer and Director
                                 (Principal Executive Officer)

         April 30, 1999          /s/ Brian M. Hartline
                                 -----------------------------------------------
                                 Brian M. Hartline, Chief Financial Officer
                                 (Principal Accounting and Financial Officer)

         April 30, 1999          /s/ George M. Laughlin
                                 -----------------------------------------------
                                 George M. Laughlin
                                 Chairman of the Board


                                 -----------------------------------------------
                                 Zeev Shenkman
                                 Vice Chairman of the Board


                                 -----------------------------------------------
                                 Jeffrey A. D'Ambrosio
                                 Director

         April 30, 1999          /s/ George C. Fogwell, III
                                 -----------------------------------------------
                                 George C. Fogwell, III
                                 Director


                                 -----------------------------------------------
                                 John A. Gambone
                                 Director

         April 30, 1999          /s/ Carol J. Kauffman
                                 -----------------------------------------------
                                 Carol J. Kauffman
                                 Director

         April 30, 1999          /s/ Wayne O. Leevy
                                 -----------------------------------------------
                                 Wayne O. Leevy
                                 Director

         April 30, 1999          /s/ Clarence L. Rader
                                 -----------------------------------------------
                                 Clarence L. Rader
                                 Director

         Pursuant to the requirements of the Securities Act, USA Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 30, 1999. Each of the Administrative Trustees of USA Capital Trust I whose signature appears below hereby appoints Brian M. Hartline, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things on their behalf in their capacities as Administrative Trustees to enable USA Capital Trust I to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

                                 USA Capital Trust I

                                 By: /s/ Kenneth L. Tepper
                                     -------------------------------------------
                                     Kenneth L. Tepper
                                     Administrative Trustee


                                 By: /s/ Brian M. Hartline
                                     -------------------------------------------
                                     Brian M. Hartline
                                     Administrative Trustee


                                 By: /s/ Craig J. Scher
                                     -------------------------------------------
                                     Craig J. Scher
                                     Administrative Trustee

                                  EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------

   4.1          Indenture of the Corporation relating to the Junior Subordinated
                Debentures
   4.2          Form of Certificate of Exchange Junior Subordinated Debenture
   4.3          Form of Certificate of Original Junior Subordinated Debenture
   4.4          Certificate of Trust of USA Capital Trust I
   4.5          Amended and Restated Declaration of Trust of USA Capital Trust I
   4.6          Form of Common Security
   4.7          Form of Exchange Capital Security Certificate
   4.8          Form of Certificate of Original Capital Security
   4.9          Form of Exchange Guarantee of the Corporation relating to the
                Exchange Capital Securities
   4.10         Registration Rights Agreement among the Corporation, the Trust and Sandler O'Neill & Partners, L.P.
   5.1          Opinion and consent of Klehr, Harrison, Harvey, Branzburg &
                Ellers LLP as to legality of the Exchange Junior Subordinated
                Debentures and the Exchange Guarantee to be issued by the
                Corporation
   5.2          Opinion and consent of Richards, Layton & Finger as to the legality of the Exchange Capital Securities to be issued by USA
                Capital Trust I
   8            Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to
                certain federal income tax matters
   21           Subsidiaries of the Corporation
   23.1         Consent of Grant Thornton LLP
   25.1         Form T-1 Statement of Eligibility of Wilmington Trust Company to
                act as trustee under the Indenture
   25.2         Form T-1 Statement of Eligibility of Wilmington Trust Company to
                act as trustee under the Declaration of Trust of USA Capital
                Trust I
   25.3         Form T-1 Statement of Eligibility of Wilmington Trust Company
                under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of USA Capital Trust I
   99.1         Form of Letter of Transmittal
   99.2         Form of Notice of Guaranteed Delivery